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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 3)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
FTD, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
        Class A common stock, par value $0.01 per share, of FTD, Inc.
        Class B convertible common stock, par value $0.0005 per share, of FTD, Inc.

(2)	Aggregate number of securities to which transaction applies:
        15,260,870 shares of Class A common stock, 939,350 options to purchase shares of
        Class A common stock and 1,262,857 shares of Class B convertible common stock

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $24.85
	(4)	Proposed maximum aggregate value of transaction: $421,085,395.38*
* For purposes of calculating the filing fee only, the transaction valuation was based upon the sum of (i) the product of 15,260,870 shares of Class A common stock and 1,262,857 shares of Class B convertible common stock at a price of $24.85 per share and (ii) the cash-out or exchange of 939,350 shares of Class A common stock covered by options to purchase shares of Class A common stock, at an aggregate cost of $10,470,779.43. The amount of the filing fee, calculated in accordance with Section 14(g) of the Securities Exchange Act of 1934, equals $80.90 per million of the amount calculated pursuant to the preceding sentence.

	(5)	Total fee paid: $34,065.81
☒	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid: $34,065.00
	(2)	Form, Schedule or Registration Statement No.: Preliminary Schedule 14A File No. 000-21277
	(3)	Filing Party: FTD, Inc.
	(4)	Dates Filed: November 10, 2003, December 23, 2003 and December 31, 2003

3113 Woodcreek Drive
Downers Grove, Illinois 60515

Dear Fellow Stockholder:

        On behalf of the FTD board of directors, I cordially invite you to attend a special meeting of the stockholders of FTD, Inc. On October 5, 2003, we entered into a merger agreement with Mercury Man Holdings Corporation and its wholly owned subsidiary, Nectar Merger Corporation, each of which is an affiliate of Leonard Green & Partners, L.P. Pursuant to the merger, FTD will become a wholly owned subsidiary of Mercury Man Holdings Corporation. The special meeting will be held on February 23, 2004 at 9:00 a.m. local time, at our principal executive offices, located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, to consider a proposal to adopt the merger agreement so that the merger can occur. Notice of the special meeting is enclosed.

        In the merger, you will be entitled to receive $24.85 in cash for each share of common stock that you own. On January 20, 2004, the closing share price of our Class A common stock was $[            ]. The receipt of cash in exchange for your shares of common stock in the merger will constitute a taxable transaction for U.S. federal income tax purposes.

        This proxy statement gives you detailed information about the special meeting, the merger agreement and the merger and includes the merger agreement as Annex A. We encourage you to read the proxy statement and the merger agreement carefully.

        Our board of directors has determined that the merger is fair to, and in the best interests of, FTD and its stockholders, including our unaffiliated stockholders, and, by unanimous vote, recommends that you vote "FOR" adoption of the merger agreement. When you consider the recommendation of our board of directors to adopt the merger agreement, you should be aware that some of our board members and senior officers have interests in the merger that may be different than, or in addition to, the interests of FTD's stockholders generally.

        The vote of each holder of Class A common stock is important. The proposed merger cannot occur unless, among other things, the merger agreement is adopted by the affirmative vote of the holders of a majority of outstanding shares of Class A common stock. Holders of our Class B common stock are not entitled to vote at the special meeting. As of the record date for the special meeting, certain current directors and stockholders who have entered into voting agreements with Mercury Man Holdings Corporation owned or controlled a total of 10,701,593 shares of Class A common stock, which is approximately 70.1% of all outstanding shares entitled to vote on the merger.

        It is very important that your shares of Class A common stock be represented at the special meeting. Whether or not you plan to attend the special meeting, if you are a Class A common stockholder, please complete, sign and date the enclosed proxy card and promptly return it in the enclosed envelope, which needs no postage if mailed within the United States. You may also submit a proxy by telephone or Internet. Failure to submit a properly executed proxy either by mail, telephone or Internet or to vote at the special meeting will have the same effect as a vote against the merger agreement.

                      Sincerely,

                      Robert L. Norton
                       Chairman of the Board and Chief Executive Officer

        This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

        This proxy statement is dated January 22, 2004, and is first being mailed to FTD stockholders on or about January 22, 2004.

FTD, INC.
3113 Woodcreek Drive
Downers Grove, Illinois 60515
(630) 719-7800

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held: February 23, 2004

Time: 9:00 a.m., local time

Place: 3113 Woodcreek Drive, Downers Grove, Illinois 60515

To FTD Stockholders:

        We are pleased to notify you of, and invite you to attend, a special meeting of stockholders. At the meeting, the holders of FTD, Inc. Class A common stock will be asked:

  1.
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 5, 2003, by and among FTD, Inc., Nectar Merger Corporation and Mercury Man Holdings Corporation, as may be further amended from time to time.

  2.
  To consider any other matters that are properly brought before the special meeting or any adjournments or postponements of the special meeting.

        Only Class A common stockholders of record at the close of business on January 14, 2004 may vote at the special meeting.

        We urge you to read the accompanying proxy statement carefully as it sets forth details of the proposed merger and other important information related to the merger.

        Under Delaware law, if the merger is completed, holders of our common stock who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and they comply with the other Delaware law procedures and requirements explained in the accompanying proxy statement. Because holders of our Class B common stock have this right of appraisal, they are receiving the accompanying proxy statement even though they are not entitled to vote on the adoption of the merger agreement.

        The vote of each holder of Class A common stock is important. Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed envelope, which needs no postage if mailed within the United States. You may also submit a proxy by telephone or Internet by following the instructions on the enclosed proxy card. If you attend the special meeting, you may revoke your proxy and vote in person, if you wish to do so.

                      By Order of the Board of Directors,

                      Jon R. Burney
                       Secretary

Downers Grove, Illinois 60515
Dated January 22, 2004

QUESTIONS AND ANSWERS

Q.
When and where is the special meeting?

A.
The special meeting of FTD, Inc. stockholders will be held at our principal executive offices, located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, on February 23, 2004, at 9:00 a.m. local time.

Q.
Who is entitled to vote at the special meeting?

A.
Holders of our Class A common stock are entitled to vote at the special meeting. Holders of our Class B common stock are not entitled to vote at the special meeting.

Q.
If I hold only shares of Class B common stock, why did I receive this proxy statement and no proxy card or other voting instructions?

A.
Pursuant to the merger agreement, holders of shares of our Class A and Class B common stock are entitled to receive the same amount for their shares. If the merger is completed, holders of Class A or Class B common stock who do not wish to accept the $24.85 per share consideration may seek, under Delaware law, appraisal of the fair value of their shares by the Delaware Court of Chancery. As a result, if you hold only shares of Class B common stock, you are receiving this proxy statement even though you are not entitled to vote on the merger in order to provide you with the required disclosure concerning appraisal rights.

Q.
How do I vote my Class A common stock?

A.
After you have carefully read this document, please mail your signed proxy card in the enclosed postage-paid envelope to Computershare Investor Services LLC as soon as possible so that your stock may be represented and voted at the FTD special meeting. You may also grant your proxy by telephone or on the Internet, or vote in person at the FTD special meeting. For more information regarding how to vote your shares, please refer to "The Special Meeting—Voting and Revocation of Proxies."

Q.
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A.
No. If your shares of Class A common stock are held in "street name" by your broker and you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the adoption of the merger agreement. You should therefore be sure to provide your broker with instructions on how to vote these shares. Please check the voting form used by your broker to determine whether your broker will accept such instructions by telephone or over the Internet.

Q.
What if I fail to instruct my broker?

A.
If you fail to instruct your broker to vote your shares of Class A common stock and your broker submits an unvoted proxy, the resulting broker "non-vote" will have the same effect as a vote against the adoption of the merger agreement.

Q.
What does it mean if I receive more than one set of materials?

A.
This means you own shares of Class A common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations you will receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of

Q-1

  the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you received came with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope which accompanied that proxy card.

Q.
May I change my vote?

A.
Yes. You may withdraw your proxy or change your vote by delivering a later-dated, signed written notice of revocation or proxy card to the corporate secretary of FTD before the FTD special meeting or by voting in person at the FTD special meeting. You may also withdraw your proxy or change your vote by telephone or on the Internet, as described in this document. However, if your shares of Class A common stock are held in the name of your bank, broker, custodian or other recordholder, you must check with your bank, broker, custodian or other recordholder to determine how to revoke your proxy.

Q.
Should I send in my stock certificates now?

A.
No. After we complete the merger, instructions will be sent to FTD stockholders whose stock was converted into the right to receive $24.85 per share in cash in the merger.

Q.
If the merger is completed, how will I receive the cash for my shares?

A.
If the merger is completed, you will be contacted by Computershare Trust Company of New York, which will serve as the paying agent and will provide instructions that will explain how to surrender stock certificates (other than those for which appraisal rights are properly being sought). You will receive cash for your shares from the paying agent after you comply with those instructions. If your shares of common stock are held in "street name" by your broker, you will receive instructions from your broker as to how to effect the surrender of your "street name" shares and receive cash for those shares.

Q.
When is the merger expected to be completed?

A.
FTD and Mercury Man Holdings Corporation expect to complete the merger in February 2004. Because the merger is subject to certain conditions, the exact timing of the merger cannot be predicted.

Q.
Besides the vote of Class A common stockholders, what are the other conditions to the completion of the merger?

A.
There are a number of other conditions to the completion of the merger, which are described in this proxy statement under the heading "The Merger Agreement—Conditions to the Merger." These conditions include the absence of a material adverse change to FTD or Mercury Man Holdings Corporation, the receipt of required regulatory approvals, the receipt by Mercury Man Holdings Corporation of the financing necessary to complete the merger and the investment by certain of our senior officers, including Robert Norton, our chairman and chief executive officer, of at least $4.0 million in the aggregate in the equity of Mercury Man Holdings Corporation in connection with the merger. In addition, Robert Norton and two of our other senior officers, George Kanganis and Daniel Smith, must continue to be employed by us at the time of the merger and must be able and willing to provide services to FTD in accordance with the terms of their employment agreements following the merger.

Q.
Whom can I call with questions?

A.
If you have more questions about the merger, or would like additional copies of this document, you should contact: Investor Relations, FTD, Inc., 3113 Woodcreek Drive, Downers Grove, Illinois 60515, (630) 719-7800, investor_relations@ftdi.com.

Q-2

i

Covenants of Mercury Man Holdings Corporation and Nectar Merger Corporation	83
Covenants of FTD	84
Covenants of All of the Parties	84
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS	86
Exchange of Common Stock for Cash	86
Backup Withholding	87
OTHER MATTERS	87
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	89
CERTAIN TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES	92
FTD.COM Merger	92
Agreements Related to the FTD.COM Merger	92
Stockholders' Agreement	94
Management Consulting Services Agreement	94
Management Services Provided by Leonard Green & Partners	95
OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING	95
Stockholder Proposals	95
EXPERTS	96
WHERE YOU CAN FIND MORE INFORMATION	96
Annex A—Agreement and Plan of Merger	A-1
Annex B—Opinion of Goldman, Sachs & Co.	B-1
Annex C—Section 262 of the General Corporation Law of the State of Delaware	C-1
Annex D—Voting Agreement between Mercury Man Holdings Corporation and the Perry Group	D-1
Annex E—Voting Agreement between Mercury Man Holdings Corporation and the Bain Funds	E-1
Annex F—Voting Agreement between Mercury Man Holdings Corporation and the Fleet Funds	F-1

ii

SUMMARY TERM SHEET

        This summary term sheet highlights selected information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents to which we have referred you for a more complete understanding of the matters being considered at the special meeting. In addition, we incorporate by reference important business and financial information about us into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information."

        Unless we otherwise indicate or unless the context requires otherwise, all references in this proxy statement to "FTD," "we," "our," "us" or similar references mean FTD, Inc. and its subsidiaries, predecessors and acquired businesses. In addition, in this proxy statement we refer to our Class B convertible common stock as our "Class B common stock" and we sometimes refer to our Class A common stock and our Class B common stock collectively as our "common stock." When we refer to the "exchange agreements" in this proxy statement, we mean those agreements to be entered into by Robert Norton, our chairman and chief executive officer, and certain of our other senior officers pursuant to which those officers will exchange a portion of their equity interests in FTD for equity interests in Mercury Man Holdings Corporation immediately prior to the effective time of the merger. When we refer to the "subscription agreements" in this proxy statement, we mean those agreements to be entered into by certain of our senior officers pursuant to which those officers will make a cash investment in shares of stock of Mercury Man Holdings Corporation.

The Proposed Transaction

        In the merger, Nectar Merger Corporation, which is a wholly owned subsidiary of Mercury Man Holdings Corporation, will merge with and into FTD with FTD continuing as the surviving corporation. As a result of the merger, we will cease to be a publicly traded company and will become a wholly owned subsidiary of Mercury Man Holdings Corporation, an affiliate of Green Equity Investors IV, L.P., a private investment fund affiliated with Leonard Green & Partners, L.P. The fund's general partner is GEI Capital IV, LLC. We refer to Green Equity Investors IV, L.P., Leonard Green & Partners, L.P. and GEI Capital IV, LLC as "Green Equity Investors," "Leonard Green & Partners" and "GEI Capital," respectively, in this proxy statement.

        The merger agreement provides that, as a condition to the merger, certain senior officers of FTD, including Robert Norton, our chairman and chief executive officer, must invest at least $4.0 million in the aggregate in the equity of Mercury Man Holdings Corporation. We refer to these investing officers as the "management investors" in this proxy statement.

        Under a potential interpretation of the rules governing "going private transactions," Green Equity Investors and the management investors may be deemed to be our affiliates in respect of the merger. Therefore, each of them has been included as a filing person on the Schedule 13E-3 filed in connection with the merger. Schedule 13E-3 requires that the filing persons provide additional information to the information that would otherwise be required under the federal securities laws governing proxy solicitations, including information regarding fairness to our unaffiliated stockholders. References in this proxy statement to "our unaffiliated stockholders," the "unaffiliated FTD stockholders" or similar expressions mean those stockholders who are not the filing persons or affiliates of the filing persons.

What You Will Be Entitled to Receive in the Merger (see page 59)

        If we complete the merger, Mercury Man Holdings Corporation will be the sole stockholder of FTD, and holders of our Class A and Class B common stock will be entitled to receive $24.85 in cash, without interest, less required withholding taxes, for each share of common stock that they own (other than shares for which appraisal rights are properly being sought) at the time the merger is completed.

Background of the Merger (see page 20)

        During fiscal 2001, we initiated a review of strategic issues facing us and alternatives that might be available to enhance stockholder value. We hired Peter J. Solomon Company Limited, an investment banking firm, to provide advice regarding strategic alternatives to enhance our stockholder value that might be available to us. Based upon that advice, our board of directors determined to explore various strategic alternatives, including a potential change of control transaction. At the direction of our board, the Peter J. Solomon firm conducted a broad auction process that lasted several months to determine whether there was interest in pursuing a possible business combination or other strategic transaction with us. However, we did not receive any firm proposals as a result of this process. In November 2001, we terminated our engagement of the Peter J. Solomon firm.

        We subsequently began to consider whether we should seek to acquire the publicly held minority equity interest in FTD.COM Inc. In March 2002, after extensive negotiations with FTD.COM, we entered into a merger agreement with FTD.COM. That merger agreement provided that FTD.COM would become a wholly owned subsidiary of FTD and the former stockholders of FTD.COM would become stockholders of FTD. Our merger with FTD.COM was completed in June 2002.

        Although our total revenues during the first two quarters of fiscal 2003 continued to increase compared to the same period of our prior fiscal year, and we believed that there continued to be opportunities to grow our business, the market price of our Class A common stock remained at levels that our board of directors believed did not accurately reflect the value of our business. Because our board of directors believed that our stock price did not accurately reflect the value of our business, in February 2003, our board of directors, in consultation with our management and principal stockholders, concluded that it would be appropriate for us to explore other strategic alternatives to enhance stockholder value, including a potential change of control transaction. We then retained Goldman, Sachs & Co. as our financial advisor and conducted a broad auction process, which led to the proposed transaction.

        Our board of directors negotiated the terms of the proposed merger with the assistance of outside financial and legal advisors. The merger agreement has been approved by the unanimous vote of our board.

Recommendation of Our Board of Directors; Fairness of the Merger (see page 24)

        Our board of directors, by a unanimous vote, has determined that the merger is fair to, and in the best interests of, FTD and its stockholders, including our unaffiliated stockholders, and recommends that the holders of our Class A common stock vote "FOR" the adoption of the merger agreement.

        Our board of directors considered a number of factors in making this determination. Due to the variety of factors considered, our board of directors did not assign relative weights to these factors or determine that any factor was of particular importance. Our board of directors reached its conclusion based upon the totality of the information presented and considered during its evaluation of the merger.

        The members of our board of directors beneficially own a majority of our stock and, other than Robert Norton, our chairman and chief executive officer, and Michael Soenen, our president and chief operating officer, have no significant interest in the merger that is different than, or in addition to, the interests of FTD stockholders generally. The merger agreement does, however, include customary indemnity and liability insurance provisions for our officers and directors.

Opinion of Goldman, Sachs & Co. (see page 29)

        Goldman Sachs delivered its opinion to our board of directors that, as of the date of the written fairness opinion and based upon and subject to the factors and assumptions set forth therein, the

$24.85 per share of our Class A and Class B common stock in cash to be received by the holders of our Class A and Class B common stock pursuant to the merger agreement is fair from a financial point of view to such holders (other than holders who are parties to the exchange agreements).

        The full text of the written opinion of Goldman Sachs, dated October 5, 2003, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided its opinion for the information and assistance of our board of directors in connection with its consideration of the transaction contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of our common stock should vote with respect to the transaction contemplated by the merger agreement.

        We have agreed to pay Goldman Sachs a transaction fee of $5.5 million, the principal portion of which is payable upon consummation of the transaction contemplated by the merger agreement. In addition, we have agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

The Position of Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation as to the Fairness of the Merger (see page 39)

        Green Equity Investors, its general partner GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation did not participate in the deliberations of FTD's board of directors regarding, or receive advice from FTD's legal or financial advisors as to, the fairness of the merger to the unaffiliated FTD stockholders. However, based upon these entities' knowledge and analysis of available information regarding FTD, as well as discussions with members of FTD's senior management regarding the factors considered by, and findings of, FTD's board of directors discussed in this proxy statement in the section entitled "Special Factors—Recommendation of Our Board of Directors; Fairness of the Merger" and "Special Factors—Our Position as to the Procedural Fairness of the Merger," they believe that the merger is fair to the unaffiliated FTD stockholders. None of them makes any recommendation, however, as to how the unaffiliated FTD stockholders should vote their shares relating to the merger or any related transactions.

The Position of the Management Investors as to the Fairness of the Merger (see page 42)

        The management investors believe that the merger is fair to the unaffiliated FTD stockholders. Their belief is based upon their knowledge and analysis of FTD, as well as the factors considered by, and findings of, FTD's board of directors discussed under "Special Factors—Recommendation of Our Board of Directors; Fairness of the Merger" and "Special Factors—Our Position as to the Procedural Fairness of the Merger."

Interests of Our Directors and Officers in the Merger (see page 49)

        When considering the recommendation of our board of directors with respect to the merger, you should be aware that some members of our board of directors and certain of our senior officers have interests in the merger that are different than, or in addition to, your interests as our stockholder generally. These interests, which may create potential conflicts of interests, include:

  •
  From the outset, Leonard Green & Partners' proposal required that certain of our senior officers invest at least $4.0 million in the equity of Mercury Man Holdings Corporation. As a result, the merger agreement provides that, as a condition to the merger, certain senior officers of FTD, including Robert Norton, our chairman and chief executive officer, must invest at least $4.0 million in the aggregate in the equity of Mercury Man Holdings Corporation. We anticipate that certain of our senior officers will invest approximately $4.4 million, $4.0 million of which will be invested by Robert Norton, in the equity of Mercury Man Holdings Corporation. Such an investment in the equity of Mercury Man Holdings Corporation would satisfy the above-referenced condition in the merger agreement. To make that investment, Robert Norton and the other management investors will enter into exchange and/or subscription agreements pursuant to which Robert Norton and those officers will either exchange a portion of their equity interests in FTD for equity interests in Mercury Man Holdings Corporation, make a cash investment in equity interests in Mercury Man Holdings Corporation or engage in a combination of the foregoing. The management investors will also have the opportunity to purchase up to $800,000 of additional equity in Mercury Man Holdings Corporation after the end of the 2004 fiscal year.

  •
  Each of our current senior officers, other than Michael Soenen, our president and chief operating officer, will continue in their current positions with FTD following the merger. We have amended our employment agreements with each of Robert Norton, Jon Burney, Ann Hofferberth, Larry Johnson, George Kanganis, Daniel Smith, William Van Cleave and Carrie Wolfe to clarify a provision in their employment agreements relating to the circumstances under which such senior officers may be entitled to severance payments as a result of the contemplated merger.

  •
  We anticipate that, following completion of the merger, the positions of the chief executive officer and the president will be consolidated into a single position to be occupied by Robert Norton, our current chairman and chief executive officer, and the chief operating officer position will be eliminated. As a result of the consolidation of these positions, Michael Soenen, our current president and chief operating officer, would be entitled to receive severance payments of approximately $1.5 million pursuant to the terms of his employment agreement with us. Other than Michael Soenen, we do not anticipate that any other FTD officers or employees will be entitled to severance payments in connection with the consummation of the merger.

  •
  The merger agreement provides that, as a condition to Mercury Man Holdings Corporation's obligation to complete the merger, Robert Norton, our chairman and chief executive officer, and two of our other senior officers will continue to be employed by us at the time of the closing of the merger and each be able and willing to provide their services to FTD in accordance with the terms of their employment agreements following the merger. In order to provide an incentive for certain of our senior officers to remain employed with us through the closing of the merger, we adopted a stay and sale bonus plan providing for payments by us totaling $2.75 million in cash as incentive compensation for the roles played by our management team in connection with the process that led to the proposed merger transaction with Leonard Green & Partners. Certain of our senior officers are eligible to participate in the plan, with payments expected to be made by us immediately prior to the time of the closing of the merger, provided that such officers are employed with us at that time. Under the stay and sale bonus plan, Robert Norton, our chairman and chief executive officer, will receive $1.225 million, Carrie Wolfe, our chief financial officer, will receive $500,000, and Michael Soenen, our president and chief operating officer, will receive $250,000 if they are employed with us at the time of the closing of the merger. The remaining $775,000 will be allocated by Robert Norton and the compensation committee of our board of directors among other senior officers who are employed by us at the time of the closing of the merger.

  •
  In connection with the merger, we will cash out all options to purchase shares of Class A common stock at a price equal to the excess, or spread, of the $24.85 per share merger consideration over the per share exercise price of each option. As of the record date, our executive officers and directors held options with a positive spread to purchase a total of 774,750 shares of Class A common stock. The aggregate spread of the $24.85 per share merger consideration over the per share exercise price of these options is $9.1 million. Included in this amount are options held by Robert Norton, our chairman and chief executive officer, and Michael Soenen, our president and chief operating officer, who are members of our board of directors and hold options to purchase 440,000 and 121,000 shares of Class A common stock, respectively. The aggregate spread of the $24.85 per share merger consideration over the per share exercise price of these options held by Robert Norton and Michael Soenen is approximately $5.8 million and $1.2 million, respectively. With respect to the options to purchase 15,200 shares of Class A common stock granted under our equity incentive plans for which the exercise price is greater than $24.85, those options will be cancelled in the merger, and in exchange therefor, the holders will be entitled to receive a payment of $0.05 per share of Class A common stock issuable upon exercise of such stock options.

  •
  Three of our non-employee directors hold an aggregate of 1,218 shares of restricted stock that will vest in full at the effective time of the merger.

  •
  In connection with the merger agreement, each of our stockholders related to groups of investment funds affiliated with each of Perry Acquisition Partners, L.P., or the Perry Group, Bain Capital, or the Bain Funds, and Fleet Growth Resources, Inc., or the Fleet Funds, entered into separate voting agreements with Mercury Man Holdings Corporation. As of the record date for the special meeting, these principal stockholders own or control a total of 10,701,593 shares of Class A common stock, which is approximately 70.1% of all outstanding shares of Class A common stock, and are referred to collectively in this proxy statement as the "principal stockholders." Under these voting agreements, which Leonard Green & Partners required to be executed in connection with the execution of the merger agreement, our principal stockholders have agreed, among other things and subject to certain exceptions, to vote the shares of common stock of FTD that they own or control in favor of adoption of the merger agreement, the transactions contemplated by the merger agreement, and for any actions required in furtherance of the merger, and against any alternative transaction.

  •
  After the merger, FTD will continue indemnification arrangements and provide directors' and officers' liability insurance for our present and former directors and officers.

The Special Meeting (see page 57)

Date, Time, Place and Matters to be Considered (see page 57)

        The special meeting is scheduled to be held on February 23, 2004 at 9:00 a.m. local time at our principal executive offices, located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515. At the special meeting, holders of Class A common stock will be asked to vote on a proposal to adopt the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement.

Record Date For Voting (see page 57)

        You may vote at the special meeting if you owned shares of Class A common stock at the close of business on January 14, 2004. On that date, there were approximately 1,635 holders of record of

Class A common stock and 15,260,870 outstanding shares of Class A common stock entitled to vote at the special meeting.

Procedures Relating To Your Vote At The Special Meeting (see page 57)

Quorum Required

  •
  In order to have a quorum at the special meeting, a majority of the total number of all outstanding shares of Class A common stock entitled to vote as of the record date must be present in person or by proxy. Holders of our Class B common stock are not entitled to vote at the special meeting.

Vote Required

  •
  Under Delaware law, the merger agreement must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of our Class A common stock entitled to vote at the special meeting. Abstentions and broker non-votes will have the effect of a vote "AGAINST" the adoption of the merger agreement.

  •
  At the special meeting, you will be entitled to one vote for each share of Class A common stock you hold of record as of January 14, 2004. On the record date, there were approximately 1,635 holders of record of Class A common stock and 15,260,870 shares of Class A common stock entitled to vote at the special meeting.

  •
  As of the record date for the special meeting, certain of our principal stockholders, who have entered into voting agreements with Mercury Man Holdings Corporation, owned or controlled a total of 10,701,593 shares of Class A common stock, which is approximately 70.1% of all outstanding shares of Class A common stock. Under these voting agreements, our principal stockholders have agreed, among other things and subject to certain exceptions, to vote the shares of common stock of FTD that they own or control in favor of adoption of the merger agreement, the transactions contemplated by the merger agreement, and for any actions required in furtherance of the merger and against any alternative transaction.

  •
  As of the record date for the special meeting, our directors and executive officers as a group owned or controlled 11,116,365 shares of Class A common stock, which was approximately 72.8% of the total Class A common stock outstanding. Each of our directors and executive officers has indicated that he or she intends to vote in favor of adoption of the merger agreement at the special meeting but, except for those directors who have been designated by our principal stockholders that have executed the voting agreements described above, they have no obligation to do so.

Completing Your Proxy Card

  •
  After carefully reading and considering the information contained in this proxy statement, each holder of Class A common stock should complete, date and sign its proxy card and mail the proxy card in the enclosed return envelope as soon as possible so that those shares of Class A common stock are represented at the special meeting, even if holders plan to attend the special meeting in person. You can also submit your proxy by telephone by calling the number on your proxy card or over the Internet by visiting the Web site designated on your proxy card. You must have your control number and proxy card available if you intend to vote using the telephone or Internet. If voting by telephone, follow the instructions on your proxy card and use the telephone keypad to submit the required information and your vote after the appropriate voice prompts. If voting over the Internet, please follow the on-screen instructions and the instructions on your proxy card. If no specification is indicated, all of your shares of Class A common stock represented by valid proxies that have been submitted will be voted "FOR" the adoption of the merger agreement. You may also vote in person by ballot at the special meeting.

  •
  If your shares of Class A common stock are held in "street name" by your bank or broker, your bank or broker will vote your shares, but only if you provide written instructions to your bank or broker on how to vote. You should follow the procedures provided by your bank or broker regarding how to instruct it to vote these shares. Without instructions, your bank or broker will not vote these shares and the failure to vote will have the same effect as a vote "AGAINST" the adoption of the merger agreement. This is called a broker non-vote.

  •
  Do not send in your stock certificates with your proxy card.

Revoking Your Proxy

        Until your proxy is exercised at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

  •
  by delivering a written revocation to FTD, Inc., c/o Computershare Investor Services LLC, Shareholder Communication Department, 2 LaSalle Street, 3rd Floor, Chicago, Illinois 60602;

  •
  by delivering a proxy of a later date by mail, Internet or telephone;

  •
  by attending the special meeting and voting in person; your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting; or

  •
  if you have instructed a bank or broker to vote your shares, by following the directions received from your bank or broker to change those instructions.

Questions and Additional Information

  •
  For additional information regarding the procedure for delivering your proxy see "The Special Meeting—Voting and Revocation of Proxies" and "The Special Meeting—Solicitation of Proxies."

  •
  You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold shares of Class A common stock in more than one brokerage account, you will receive a separate voting instruction card for each account in which you hold our Class A common stock. If you are a holder of record of Class A common stock and your shares are registered in more than one name, you will also receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

  •
  If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement, the enclosed proxy card or voting instructions, you should contact Computershare Investor Services LLC, Shareholder Communication Department, 2 LaSalle Street, 3rd Floor, Chicago, Illinois 60602, or by telephone at (312) 588-4990, or our corporate secretary at our executive offices at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, or by telephone at (630) 719-7800.

Appraisal Rights (see page 67)

        If the merger is completed, holders of our Class A and Class B common stock who do not wish to accept the $24.85 per share cash consideration payable pursuant to the merger may seek, under Delaware law, appraisal of the fair value of their shares by the Delaware Court of Chancery. This proxy statement (including its annexes) constitutes notice to holders of Class A common stock and Class B common stock regarding appraisal rights under Delaware law with respect to the merger. The fair value, which would be exclusive of any value arising from the accomplishment or expectation of the merger, could be more or less than, or the same as, the merger consideration of $24.85 per share. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things, you:

  •
  must not vote your shares in favor of the adoption of the merger agreement;

  •
  must make and deliver to us a written demand for appraisal in compliance with Delaware law before the vote on the adoption of the merger agreement; and

  •
  must continuously hold your shares of record from the date of making the written demand for appraisal through the effectiveness of the merger and otherwise comply with the procedures under Delaware law for exercising appraisal rights.

        Because a signed proxy card not marked "AGAINST" or "ABSTAIN" will, unless revoked, be voted for the adoption of the merger agreement, the submission of a signed proxy card not marked "AGAINST" or "ABSTAIN" will result in the loss of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to exercise appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal.

        Annex C to this proxy statement sets forth the Delaware statute relating to your right of appraisal. This proxy statement constitutes the notice required by Delaware law concerning the appraisal rights of our Class A and Class B common stockholders.

        Under the merger agreement, Mercury Man Holdings Corporation and Nectar Merger Corporation are not required to complete the merger if holders of 10% or more of our outstanding common stock as of the record date for the special meeting demand appraisal of their shares in accordance with Delaware law.

The Merger Agreement (see page 71)

Conditions To The Merger (see page 71)

        We will complete the merger only if a number of conditions are satisfied or waived, including but not limited to the following:

  •
  the holders of a majority of the shares of our Class A common stock outstanding and entitled to vote at the special meeting must vote to adopt the merger agreement;

  •
  the financing necessary to complete the merger as contemplated by the financing commitment letters provided to us in connection with the execution of the merger agreement (or alternative financing on terms substantially similar to such contemplated financing), and the retirement of our and our subsidiaries' debt, and the release of any related liens must each be consummated on terms acceptable to Nectar Merger Corporation, provided that the terms set forth in such financing commitment letters are deemed to be acceptable;

  •
  the representations and warranties of FTD, Mercury Man Holdings Corporation and Nectar Merger Corporation must be true and correct, generally subject to qualifications as to materiality;

  •
  there must not have been any change, event, occurrence, development or circumstance that constitutes or could reasonably be expected to constitute a material adverse effect on us or on Mercury Man Holdings Corporation and Nectar Merger Corporation;

  •
  FTD, Mercury Man Holdings Corporation and Nectar Merger Corporation must have performed in all material respects, their respective obligations under the merger agreement;

  •
  certain of our senior officers, including Robert Norton, our chairman and chief executive officer, must invest at least $4.0 million in the aggregate in the equity of Mercury Man Holdings Corporation;

  •
  our employment agreements, as amended, with certain of our senior officers must be in full force and effect and such senior officers must be able and willing to provide their services to FTD in accordance with the terms of their employment agreements following the merger;

  •
  any applicable waiting period or required approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other similar applicable law must have expired, been terminated or received;

  •
  there must be no laws issued, or any other action taken, by any governmental entity of competent authority and jurisdiction then in effect, that restrains, enjoins or otherwise prohibits or makes illegal the completion of the merger; provided that the parties must have used their respective reasonable best efforts to have any such law or other legal restraint vacated;

  •
  FTD, Mercury Man Holdings Corporation and Nectar Merger Corporation must have obtained the required third party consents, approvals and orders necessary to consummate the merger;

  •
  there must be no pending action or proceeding, that has a reasonable likelihood of success, by any governmental entity or other person seeking to:

  •
  make illegal, materially delay, restrain or prohibit the completion of the merger or to obtain material damages;

  •
  restrain or prohibit the ownership or operation by Mercury Man Holdings Corporation or its affiliates of all or a material portion of our or our subsidiaries' or affiliates' businesses or assets;

  •
  compel Mercury Man Holdings Corporation or any of its affiliates to dispose of or hold separately all or a material portion of our or our subsidiaries' businesses or assets; or

  •
  impose material limitations on Mercury Man Holdings Corporation's or its affiliates' ability to effectively control our or any of our subsidiaries' businesses or operations or to exercise full rights of ownership over our common stock; and

  •
  holders of 10% or more of our common stock outstanding as of the record date of the special meeting must not have demanded appraisal of their shares in accordance with Delaware law.

        We hope to complete the merger shortly after receipt of the required stockholder vote to adopt the merger agreement. Some of these conditions are beyond our control, and we cannot assure you that any of these conditions, including the conditions within our control, will be met or waived.

Our Ability to Accept a Superior Proposal (see page 76)

        We may enter into an agreement with a third party relating to a superior acquisition proposal if our board of directors authorizes us to accept an unsolicited superior acquisition proposal from such third party. This right, however, is subject to the following requirements:

  •
  the acquisition proposal is to acquire all of FTD;

  •
  a majority of our board of directors must have determined in good faith, after consultation with outside legal counsel and financial advisors, that the proposal:

  •
  provides for consideration with a value per share of common stock that exceeds $24.85 per share;

    •
    would result in a transaction, if consummated, that would be more favorable to our stockholders than the merger;

    •
    is reasonably likely to be consummated in a timely manner; and

    •
    is made by a party who has provided us with reasonable evidence that it has or will have sufficient funds to complete the proposed transaction;

  •
  a majority of our board of directors must have reasonably determined, after consultation with outside counsel which frequently provides advice with respect to Delaware law, that the failure to take such action would result in a failure of our board of directors to comply with its fiduciary duties under Delaware law;

  •
  we have given Mercury Man Holdings Corporation and Nectar Merger Corporation three business days' prior written notice of our intention to enter into an agreement relating to a superior proposal with a third party;

  •
  we have otherwise complied with our obligations under the provisions of the merger agreement relating to acquisition proposals and the board of directors' recommendation that stockholders vote for the adoption of the merger agreement, and our board of directors must not have otherwise withdrawn or modified its resolution recommending that our stockholders adopt the merger agreement; and

  •
  simultaneously with entering into any such agreement relating to a superior proposal and the termination of the merger agreement, we must pay to Mercury Man Holdings Corporation a $12.5 million termination fee and reimburse it for up to $2.0 million of its actual and reasonably documented out-of-pocket fees and expenses.

Termination of The Merger Agreement (see page 77)

        The merger agreement may be terminated at any time prior to the effective time of the merger upon mutual agreement between us and Mercury Man Holdings Corporation, whether before or after the adoption of the merger agreement by our stockholders.

        In addition, we or Mercury Man Holdings Corporation may terminate the merger agreement by written notice to the other party, whether before or after the adoption of the merger agreement by the stockholders, if:

  •
  the merger is not consummated on or before April 15, 2004, except that such right to terminate is not available to a party whose breach of the merger agreement caused the failure to complete the merger on or before April 15, 2004;

  •
  a law prohibits or otherwise makes completion of the merger illegal or prohibited, or any final and nonappealable ruling, judgment, injunction, order or decree enjoining the merger is entered into by any governmental entity of competent jurisdiction;

  •
  at the special meeting, the merger agreement is not adopted by a majority of the shares of Class A common stock entitled to vote at the special meeting; or

  •
  the other party breaches or fails to perform its representations, warranties or covenants set forth in the merger agreement and the breach is incapable of being cured by April 15, 2004, or is not cured within ten business days after notice by the non-breaching party to the other party.

        Mercury Man Holdings Corporation may terminate the merger agreement by written notice to us, whether before or after the adoption of the merger agreement by our stockholders, if:

  •
  we breach our covenants under the merger agreement relating to acquisition proposals or the board of directors' recommendation that stockholders vote for the adoption of the merger agreement, or relating to our obligation to hold a special stockholders' meeting and make the required filings with the Securities and Exchange Commission in respect of the special meeting and the merger; or

  •
  our board of directors changes or withdraws its recommendation for the adoption of the merger agreement in a manner adverse to Nectar Merger Corporation, approves or recommends to our stockholders an acquisition proposal from a third party, approves or recommends that our stockholders tender their shares of common stock in a tender or exchange offer that is an acquisition proposal from a third party or approves a resolution, or agrees to do, any of the foregoing.

        We may terminate the merger agreement by written notice to Mercury Man Holdings Corporation, whether before or after the adoption of the merger agreement by our stockholders, if Mercury Man Holdings Corporation's and Nectar Merger Corporation's ability to obtain financing to consummate the merger becomes forever incapable of fulfillment, provided that we are not in material breach of the merger agreement, or if we enter into an agreement relating to a superior proposal in compliance with the merger agreement and, simultaneously with the termination of the merger agreement, we pay Mercury Man Holdings Corporation a $12.5 million termination fee and reimburse it for up to $2.0 million of its actual and reasonably documented out-of-pocket fees and expenses.

Termination Fee and Expenses (see page 78)

        The merger agreement provides that upon termination in specified circumstances, we must pay a $12.5 million termination fee to Mercury Man Holdings Corporation and reimburse Mercury Man Holdings Corporation for up to $2.0 million of its actual and reasonably documented out-of-pocket fees and expenses. In addition, under some circumstances, Mercury Man Holdings Corporation must reimburse us for up to $2.0 million of our actual and reasonably documented out-of-pocket fees and expenses.

Regulatory Matters (see page 67)

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, requires FTD and Green Equity Investors to provide certain information to the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission. Subsequent to such submission, a waiting period must expire or be terminated before the merger can be completed. On December 2, 2003, FTD and Green Equity Investors each filed a Notification and Report Form with the Antitrust Division of the Department of Justice and the Federal Trade Commission. On December 15, 2003, FTD and Green Equity Investors were each granted early termination of the waiting period by the Department of Justice and the Federal Trade Commission.

Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders (see page 86)

        The receipt of $24.85 in cash for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, each of our U.S. stockholders who receives this consideration generally will recognize taxable gain or loss as a result of the merger measured by the difference, if any, between $24.85 per share and the adjusted tax basis in that share owned by the stockholder.

Information About the Filing Persons (see page 87)

FTD, Inc.

        We are a Delaware corporation. We are a leading provider of floral services and products supported by our worldwide FTD brand which utilizes the FTD Mercury Man logo. Through our florist business, we provide products and services, such as clearinghouse services, technology products and services and floral shop supplies, to approximately 20,000 member florists and other retail locations offering floral products in the U.S. and Canada, and connect approximately 29,000 additional florists through affiliated or related organizations in 150 countries outside of North America. Our consumer business segment is comprised of FTD.COM Inc., a leading Internet and telephone marketer of flowers and specialty gifts. FTD.COM sells directly to consumers, primarily through its www.ftd.com Web site and its 1-800-SEND-FTD toll-free telephone number. Our principal address is 3113 Woodcreek Drive, Downers Grove, Illinois 60515, and our telephone number is (630) 719-7800.

Nectar Merger Corporation

        Nectar Merger Corporation, a Delaware corporation, was formed by Mercury Man Holdings Corporation solely for the purpose of completing the merger. Nectar Merger Corporation is wholly owned by Mercury Man Holdings Corporation and has not engaged in any business except in anticipation of the merger. Nectar Merger Corporation's principal address is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025 and its telephone number is (310) 954-0444.

Mercury Man Holdings Corporation

        Mercury Man Holdings Corporation, a Delaware corporation, was formed by Green Equity Investors solely for the purpose of acquiring majority ownership of FTD. Mercury Man Holdings Corporation is a subsidiary of Green Equity Investors and has not engaged in any business except in anticipation of the merger. Mercury Man Holdings Corporation's principal address is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025, and its telephone number is (310) 954-0444.

Green Equity Investors IV

        Green Equity Investors IV, a Delaware limited partnership, is a private investment fund formed by Leonard Green & Partners, a Delaware limited partnership. Leonard Green & Partners is a Los Angeles-based private equity firm. The principal address of Green Equity Investors IV and Leonard Green & Partners is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025, and its telephone number is (310) 954-0444.

GEI Capital IV, LLC

        GEI Capital IV, LLC, a Delaware limited liability company, is the sole general partner of Green Equity Investors. The principal business of GEI Capital IV, LLC is being the sole general partner of Green Equity Investors. The managers of GEI Capital IV, LLC are partners in Leonard Green & Partners. The principal address of GEI Capital IV, LLC is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025, and its telephone number is (310) 954-0444.

The Management Investors

        The management investors intend to make, in connection with the consummation of the merger, an equity investment in Mercury Man Holdings Corporation, which will be the sole owner of FTD following the merger. The management investors consist of Robert Norton, our chairman and chief executive officer, Jon Burney, our vice president, general counsel and secretary, Ann Hofferberth, our executive vice president of specialty wholesaling, Larry Johnson, our executive vice president, Mercury Technology, George Kanganis, our executive vice president of sales, Timothy Meline, our vice president of human resources, William Van Cleave, our executive vice president of member services, Dan Smith, our executive vice president of FTD.COM, and Carrie Wolfe, our chief financial officer and treasurer. Each of the management investors will continue to be employed by us following the merger in the positions that they currently occupy. The principal address of the management investors is c/o FTD, Inc., 3113 Woodcreek Drive, Downers Grove, Illinois 60515, and their telephone number is (630) 719-7800.

Recent Developments

        On January 20, 2004, we publicly announced our unaudited financial results for the three- and six-month periods ended December 31, 2003. For the three-month period ended December 31, 2003, our revenues were $96.8 million, an increase of $8.0 million, or 9.0%, over the same period last year. The florist segment experienced an 8.7% increase in revenues as a result of increased membership, improved penetration of our major product and service lines sold to our FTD membership base and a solid Christmas holiday season. Our consumer segment experienced a 9.3% increase in revenues as a result of a 8.0% increase in orders and a 1.2% increase in average order value.

        Our unaudited results for the six-month periods ended December 31, 2003 and December 31, 2002 are set forth in the table below. The results for the six-month period ended December 31, 2003 are not necessarily indicative of the results to be expected for the full year.

	Six Months Ended December 31,
	2003	2002
	(In thousands)
Statement of Operations Data:
Total revenues	$170,371	$162,377
Costs of goods sold and services provided	93,406	88,744

Gross profit	76,965	73,633
Selling, general and administrative expenses	60,967	57,164

Income from operations	15,998	16,469
Interest expense, net	432	950
Other income, net	(1,469)	(45)
Income tax expense	6,686	6,408

Net income	$10,349	$9,156

Other Data:
Cash flows provided by operating activities	$19,163	$13,613
Capital expenditures	3,389	2,513
Depreciation and amortization	4,021	3,776
Balance Sheet Data (at period end):
Cash and cash equivalents	$11,275
Working capital (deficit)(1)	(26,216)
Total debt, including current maturities	—

(1)
Working capital represents total current assets (excluding cash and cash equivalents) less current liabilities (excluding the current portion of long-term debt).

Selected Consolidated Financial Data of FTD, Inc.

        The following table sets forth our selected historical consolidated financial information as of and for each of our fiscal years in the five-year period ended June 30, 2003, derived from our audited historical consolidated financial statements. The following table also presents interim, unaudited consolidated financial information as of and for the three-month periods ended September 30, 2003 and 2002, which reflects, in the opinion of our management, all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of that information and is derived from our unaudited interim consolidated financial statements. Results for the three-month period ended September 30, 2003 do not necessarily indicate results that may be obtained for any other interim period or for the year as a whole. The following selected consolidated financial information is qualified by reference to, and should be read in conjunction with, our consolidated financial statements, the notes to those statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in our most recent annual report on Form 10-K, as amended, and our most recent quarterly report on Form 10-Q, which are incorporated by reference into this proxy statement (see the section entitled "Where You Can Find More Information"). Certain amounts in our financial statements covering fiscal years 1999 through 2002 have been reclassified to conform to the current year presentation.

	As of and for the Three Months Ended September 30,		As of and for the Year Ended June 30,
	2003	2002	2003	2002	2001	2000	1999
	(Unaudited)
	(In Thousands, Except Per Share Amounts)
Statement of Operations Data:
Total revenues	$73,576	$73,586	$363,343	$325,266	$305,995	$264,834	$209,385
Costs of goods sold and services provided	39,201	38,120	203,905	177,328	159,879	135,069	95,894

Gross profit	34,375	35,466	159,438	147,938	146,116	129,765	113,491
Advertising, selling, general and administrative expenses	26,044	25,100	122,639	127,280 (1)	120,826 (2)	152,871 (3)	102,747

Income (loss) from operations	8,331	10,366	36,799	20,658	25,290	(23,106)	10,744
Other expense, net	300	435	12,137 (4)	3,400 (5)	18,660 (6)	4,006	13,799 (5)
Income tax expense (benefit)	3,223	4,121	15,373	6,718	3,401	(7,586)	(194)
Minority interest(7)	—	—	—	2,525	1,908	(4,389)	—

Net income (loss)	$4,808	$5,810	$9,289	$8,015	$1,321	$(15,137)	$(2,861)

Income (loss) per share:
Basic	$0.29	$0.35	$0.57	$0.55	$0.09	$(0.99)	$(0.19)

Diluted	$0.29	$0.35	$0.56	$0.54	$0.09	$(0.99)	$(0.19)

Weighted average common shares outstanding:
Basic	16,359	16,403	16,329	14,530	14,655	15,328	15,355
Diluted	16,638	16,629	16,581	14,747	14,903	15,328	15,355
Other Data:
Cash flows provided by (used in) operating activities	$(7,097)	$(11,390)	$30,400	$25,784	$16,017	$(4,298)	$(2,504)
Cash flows used in investing activities	(1,179)	(4,795)	(19,210)	(12,741)	(5,880)	(15,804)	(9,184)
Cash flows provided by (used in) financing activities	9,017	(10,396)	(45,940)	(7,475)	(43)	38,469	538
Capital expenditures	1,179	53	4,528	4,453	3,952	15,655	8,970
Depreciation and amortization	2,008	1,829	7,898	9,421	9,487	8,628	7,307
Ratio of earnings to fixed charges(8)	34.3x	17.6x	16.6x	6.2x	2.3x	—	0.6x
Balance Sheet Data:
Working capital (deficit)(9)	$(10,655)	$6,441	$(24,113)	$(16,727)	$(17,154)	$(20,047)	$(10,753)
Total assets	211,838	224,945	204,371	231,901	175,351	171,466	144,697
Total debt, including current maturities	15,500	39,350	6,500	47,000	54,875	54,750	51,750
Stockholders' equity	127,187	119,789	122,323	114,217	51,139	47,849	23,778

(1)
During fiscal year 2002, we recorded the following as a component of general and administrative expenses, which we do not consider representative of our ongoing operations after consummation of the merger and related financing transactions:

•
Compensation expense of $8.7 million related to bonus payments paid to executive officers, in addition to related employer payroll taxes, in connection with our 2002 merger with FTD.COM;

•
A gain of $2.6 million attributable to the settlement of a claim against the developer of an unlaunched version of our www.ftd.com Web site;

•
Severance costs of $2.2 million for certain former employees in connection with the 2002 merger with FTD.COM and with the termination of a clearinghouse service offering;

•
Merger-related expenses of $1.6 million incurred by FTD.COM related to our 2002 merger with FTD.COM;

•
A $1.4 million gain attributable to the termination of certain future post-retirement health care benefits. We provide post-retirement health care benefits to qualifying retirees under the terms of our qualified retirement plan. The termination of certain benefits caused a decrease in our post-retirement health care obligation attributed to prior services rendered;

•
A gain of $1.1 million attributable to a single business tax refund related to prior years' filings; and

•
An impairment loss for internal use software in the amount of $0.4 million that had been used to process clearinghouse and related transactions for member services.

(2)
During fiscal year 2001, we recorded a $0.5 million gain, reflected in advertising, selling, general and administrative expenses, attributable to the settlement of a third party vendor cancellation fee for less than the amount originally accrued as part of the $4.4 million charge that was incurred by FTD.COM in fiscal year 2000.

(3)
During fiscal year 2000, we recorded a $4.4 million charge, reflected in advertising, selling, general and administrative expenses, associated with the write-off of development work related to an unlaunched version of our www.ftd.com Web site. Additionally, during fiscal year 2000, FTD.COM terminated one of its Internet portal distribution agreements. In connection with this termination, we recorded a $2.3 million charge, reflected in selling, general and administrative expenses.

(4)
During fiscal year 2003, we recorded as a component of other expense, net, a charge of $11.0 million related to the recording of a liability associated with the proposed settlement relating to the consolidated shareholder class actions pending in the Court of Chancery for New Castle County in Wilmington, Delaware, titled "In Re FTD.COM, Inc. Shareholders Litigation," including administrative costs. This action is sometimes referred to in this proxy as the "FTD.COM securities litigation."

(5)
In December 1998, we repurchased the $60.0 million aggregate principal amount of our 14% senior subordinated notes due December 15, 2001. The aggregate repurchase price totaled $64.2 million and consisted of the $60.0 million principal amount of such notes and a $4.2 million pre-payment penalty. As a result of the repurchase of such notes, $1.7 million of unamortized discount and $1.2 million of deferred financing costs associated with such notes were expensed in December 1998. Accordingly, the loss on the repurchase of such notes totaled $7.1 million. During fiscal year 2002, we entered into a new credit agreement. As a result of entering into the new credit agreement and repaying an existing credit facility with the proceeds, unamortized deferred financing costs associated with the existing credit facility were expensed, resulting in a net loss on extinguishment of debt of $0.6 million. These expense items are reflected in other expense, net, in accordance with Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections."

(6)
During fiscal year 2001, we recorded a termination charge of $14.5 million, reflected in other expense, net, which was related to the dissolution of a contractual relationship between us and a member-owned trade association.

(7)
In fiscal years 2000 through 2002, minority interest expense represents the public stockholders' interest in FTD.COM, which was eliminated as a result of the 2002 merger with FTD.COM.

(8)
For the purposes of calculating the ratio of earnings to fixed charges, we define earnings as income from continuing operations before income taxes and fixed charges (excluding capitalized interest). We define fixed charges as interest expense plus amortized expenses related to indebtedness. For the year ended June 30, 2000, we had earnings of $(21.4) million. As a result, earnings were insufficient to cover fixed charges by $27.1 million.

(9)
Working capital represents total current assets (excluding cash and cash equivalents) less current liabilities (excluding the current portion of long-term debt).

Trading Market And Price

        Our Class A common stock is traded on the Nasdaq National Market under the symbol "FTDI." We have set forth below the high and low sales prices reported on the Nasdaq National Market for our Class A common stock for the periods indicated:

	High	Low
	(Per Share)
Fiscal 2004
Third Quarter (through January 20, 2004)	[—]	[—]
Second quarter (ended December 31, 2003)	$25.15	$23.05
First quarter (ended September 30, 2003)	25.70	20.00
Fiscal 2003
Fourth quarter (ended June 30, 2003)	25.20	19.22
Third quarter (ended March 31, 2003)	22.80	15.15
Second quarter (ended December 31, 2002)	17.60	11.75
First quarter (ended September 30, 2002)	14.39	10.39
Fiscal 2002
Fourth quarter (ended June 30, 2002) *	12.87	12.00

*
The Class A common stock was initially reported on the Nasdaq National Market on June 28, 2002. As a result, trading activity in the Class A common stock was limited and did not, as of that date, constitute an "established public trading market."

        On October 3, 2003, the last full trading day prior to the announcement of the signing of the merger agreement, the last reported sales price per share of Class A common stock was $24.31. On January 20, 2004, the most recent practicable trading day prior to the date of this proxy statement, the last reported sales price per share was $[            ]. Stockholders should obtain current market price quotations for Class A common stock in connection with voting their shares.

Dividends

        We have not paid any cash dividends on our common stock since our inception. Any future determination as to the payment of dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, compliance with charter and contractual restrictions and other factors as our board of directors deems relevant.

        We agreed in the merger agreement not to, and to cause our subsidiaries not to, declare, set aside or pay any dividend in respect of our capital stock until the closing of the merger without the prior written consent of Mercury Man Holdings Corporation.

        Under the terms of our bank credit agreement with Harris Trust and Savings Bank, which we refer to as our credit agreement, we may not declare or pay any dividend or make any distribution on shares of common stock if at the time of such proposed dividend, or immediately after giving effect thereto, certain financial conditions are not satisfied.

Prior Stock Purchases

        During the past two years, we have purchased Class A common stock in the open market through a board-approved stock repurchase program. The last such purchase was made on December 6, 2002. All other stock repurchases have been repurchases by us of Class A common stock from terminated employees or in connection with the lapse of restrictions associated with restricted stock awards to pay related taxes. Robert Norton, our chairman and chief executive officer, also purchased 1,000 shares of Class A common stock in the quarter ended September 30, 2002 and Carrie Wolfe, our chief financial officer, purchased 1,000 shares of Class A common stock in the quarter ended September 30, 2002. Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation have not purchased any of our common stock during the past two years.

        The following table sets forth certain information concerning our purchases of Class A common stock and purchases of Class A common stock made by Robert Norton and Carrie Wolfe during each quarterly period during the past two years, including, the name of the purchaser, number of shares purchased, the ranges of prices paid per share and the average purchase price per share paid during the quarter.

Purchaser	Period	Shares Purchased	Range of Prices Paid Per Share	Average Purchase Price Per Share Paid During Quarter
FTD	Fourth Quarter (ended June 30, 2002)	231,568	$7.75-15.89	$12.31
Robert Norton	First Quarter (ended September 30, 2002)	1,000	$10.94-11.20	$11.13
Carrie Wolfe	First Quarter (ended September 30, 2002)	1,000	$10.79-10.94	$10.87
FTD	First Quarter (ended September 30, 2002)	54,000	$11.05-13.70	$12.65
FTD	Second Quarter (ended December 31, 2002)	106,144	$11.80-16.05	$13.80
FTD	Third Quarter (ended March 31, 2003)	9,400	$21.45	$21.45
FTD	Fourth Quarter (ended June 30, 2003)	49,387	$22.35-24.00	$23.55

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. These statements may be made directly in this proxy statement, and they may also be made a part of this proxy statement by reference to other documents filed by us with the Securities and Exchange Commission, which is known as "incorporation by reference."

        Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "objective," "goal" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the merger, identify forward-looking statements. You should not place undue reliance on forward-looking statements. Our forward-looking statements are based on management's current views about future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, the following risks related to the merger and our business, among others, could cause or contribute to actual results differing materially from those described in the forward-looking statements:

  •
  risks associated with the satisfaction of the conditions to complete the merger, including the availability of financing to complete the merger;

  •
  conflicts of interest that may influence our officers and directors to support or recommend the merger;

  •
  our ability to protect the intellectual property that we use in our business and risks associated with intellectual property litigation;

  •
  restrictions on our business operations imposed by a modified consent order that prohibits certain restrictions relating to FTD membership;

  •
  the potential loss of FTD member florists or decrease in average monthly membership fees;

  •
  the financial performance of the U.S. floriculture industry;

  •
  the supply of flowers and other perishable products we offer may become limited resulting in an increase in their price or limiting their availability;

  •
  concerns related to privacy and the collection of personal information about Internet users;

  •
  government regulation and legal uncertainties relating to the Internet and online commerce;

  •
  the impact of current or pending litigation, legislation and regulations;

  •
  the impact of seasonal variations in the revenues and operating results of our florist and consumer business segments;

  •
  online security breaches;

  •
  our ability to protect against credit card fraud;

  •
  our dependence on strategic relationships to help promote our Web site;

  •
  the continuing contribution of our key personnel and our ability to attract and retain new personnel;

  •
  failures of computer systems and telephone services on which our operations are dependent or the failure to maintain such systems and services;

  •
  changing technology that adversely affects the operation of the www.ftd.com Web site;

  •
  our ability to increase capacity or introduce enhancements to the www.ftd.com Web site in a timely manner;

  •
  our dependence, through FTD.COM, on third parties who fulfill orders and deliver goods and services to its customers;

  •
  our ability to effectively market our international fulfillment capabilities to U.S. consumers, including adverse effects on our business if the quality of orders sent abroad suffers;

  •
  market competition among our existing and potential competitors;

  •
  restrictions on our ability to operate the FTD business imposed by the terms of our outstanding indebtedness; and

  •
  a reduction in discretionary purchases of flowers and specialty gifts by consumers.

        We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this proxy statement or the date of the document incorporated by reference in this proxy statement. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

        For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the periodic reports that FTD has filed with the Securities and Exchange Commission as described under "Where You Can Find More Information."

        All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

SPECIAL FACTORS

Background of the Merger

        During fiscal 2001, we initiated a review of strategic issues facing us and alternatives that might be available to enhance stockholder value. We hired Peter J. Solomon Company Limited, an investment banking firm, to provide financial advice in this regard. Among the transactions considered in this process were public offerings of our common stock or other capital markets transactions, spin-offs or split-offs of our ownership interest in FTD.COM, our then majority-owned, publicly traded direct to consumer business, and sale or business combination transactions involving us. The Peter J. Solomon firm contacted over 120 strategic and financial buyers to determine whether they would be interested in pursuing a possible business combination or other strategic transaction with us. Over 25 of these parties signed confidentiality agreements with us and performed preliminary due diligence. In this process, we received preliminary indications of interest to acquire FTD in transactions with indicated potential values within a range of approximately $200 million to $240 million on the low end to $420 million to $445 million on the high end. Although certain of these parties conducted additional due diligence, we did not receive any firm proposals as a result of this process. Leonard Green & Partners was one of the parties contacted by the Peter J. Solomon firm as part of this process but informed us that it was not interested in pursuing a possible business combination or other transaction with us at that time. In November 2001, we terminated our engagement of the Peter J. Solomon firm.

        We subsequently began to consider whether we should seek to acquire the publicly held minority equity interest in FTD.COM. In March 2002, after extensive negotiations with FTD.COM, we entered into a merger agreement with FTD.COM. That merger agreement provided that FTD.COM would become a wholly owned subsidiary of FTD and the former stockholders of FTD.COM would become stockholders of FTD. Our merger with FTD.COM was completed in June 2002.

        Although our total revenues during the first two quarters of fiscal 2003 continued to increase compared to the same period of our prior fiscal year, and we believed that there continued to be opportunities to grow our business, the market price of our Class A common stock remained at levels that our board of directors believed did not accurately reflect the value of our business. During those two quarters, the prices of our Class A common stock ranged from a low of $10.39 per share to a high of $17.60 per share. Because the ownership of our common stock was so concentrated, the trading volume of our Class A common stock was significantly less than that of other companies with similar size market capitalizations, and it was difficult to attract analyst coverage or interest from institutional investors.

        As a consequence, our board of directors considered the possibility of offerings of our common stock with a view towards increasing our public float and attracting greater interest from the investment community. Our board was advised that an offering would be difficult to market without a primary offering component. Our board determined, however, that a primary offering would not be favorably received by the market because we did not have any clear needs to raise additional equity capital as our cash flows from operations were sufficient to fund our business plan. Our board also considered pursuing an offering that would be comprised of secondary shares only. Although a secondary offering would increase the amount of stock held by investors other than our principal stockholders, and thus would increase the public float of our Class A common stock, our principal stockholders would continue to hold significant portions of our outstanding stock. As a result, an overhang would have remained, which our board believed would continue to exert downward pressure on our stock price because investors would be concerned that significant additional sales by our principal stockholders could occur. In addition, our board believed that attempting a secondary offering of this type could be perceived as an indication that other strategic alternatives, such as a sale of the company, were not available and that such a perception could also exert downward pressure on our stock price. Accordingly, our board determined that such an offering would not be the best course of action for enhancing stockholder value.

        In February 2003, our board of directors, in consultation with our management and principal stockholders, determined that it would be appropriate for us to explore other strategic alternatives to enhance stockholder value, including a potential change of control transaction. At a February 19, 2003 board meeting, management reviewed our current financial position and prospects. At the same meeting, Jones Day, our outside counsel, reviewed our directors' fiduciary duties as applied generally and as applied in the event our board decided to engage in a possible sale or change of control transaction. In addition, representatives of Goldman Sachs, who had been invited by us to attend the meeting to provide their firm's views, discussed with our board of directors the strategic alternatives that they believed may be available to us. Following this meeting, we retained Goldman Sachs as our financial advisor, and authorized the firm to solicit preliminary indications of interest from potential parties that might be interested in a possible business combination with, investment in or acquisition of us.

        At our direction, Goldman Sachs contacted over 50 strategic and financial buyers (including Leonard Green & Partners) from April 2003 through July 2003 regarding the possibility of a strategic transaction with FTD. These parties were identified by us based on a determination of which parties might realistically be a candidate to conclude a possible strategic transaction with us. Twenty-eight of these parties entered into confidentiality agreements and received nonpublic information from us. In August and September 2003 and at our direction, Goldman Sachs and our other advisors arranged for various meetings between members of FTD management and potential buyers, arranged for potential buyers to visit data rooms and review documents relating to our business and provided additional information in response to follow-up inquiries from potential buyers.

        On May 27, 2003, a news story appeared in The New York Post reporting that we had hired Goldman Sachs to conduct an auction for the possible sale of our business.

        Five potential buyers that had entered into confidentiality agreements and received nonpublic information from us submitted preliminary indications of interest in July 2003. After consultation with Goldman Sachs, our board of directors determined to proceed with four of these parties, with our board of directors determining that the fifth was unlikely to complete a significant transaction with us at an acceptable price. These four preliminary indications of interest reflected potential valuations of the company within a range of approximately $22.00 to $24.00 per share of common stock on the low end and $24.00 to $27.00 per share of common stock on the high end.

        Between July and September of 2003, the four parties were furnished additional information. At a meeting held on July 31, 2003, at which representatives of Goldman Sachs and Jones Day were present, our board of directors authorized our representatives to continue to pursue a possible transaction. In September 2003, one of the parties that had submitted a preliminary indication of interest advised Goldman Sachs that it was not interested in pursuing a transaction with us. Later in September 2003, Goldman Sachs and Jones Day circulated to the remaining three of these parties a form of definitive agreement contemplating a tender offer for our common stock.

        On September 25, 2003, three parties submitted formal proposals, two of which (including Leonard Green & Partners' proposal) included proposed definitive transaction documentation. All three of these proposals provided for the acquisition of FTD in an all-cash transaction at prices ranging from $19.00 to $24.25 per share of common stock. The $24.25 per share proposal was submitted by Leonard Green & Partners.

        Members of senior management, Goldman Sachs and Jones Day consulted with members of our board of directors on September 26, 2003 regarding the results of the auction process. No decision as to a particular course of action was made at that time. However, based in part on the advice of Goldman Sachs and Jones Day, our board determined that, while the bid from Leonard Green & Partners was within a range that may be attractive, all bidders ought to have the opportunity to enhance their bids and clarify any conditions to them. It was the consensus of our board that the key issues at that time were price and certainty of closing.

        Through a series of conversations between representatives of Goldman Sachs and Leonard Green & Partners on September 26 and 27, 2003, Leonard Green & Partners indicated that it was willing to increase its bid from $24.25 to $24.75 per share if we would exclusively negotiate with them for a limited period of time. In addition, Leonard Green & Partners clarified and modified the terms of its original proposal. The other two bidders informed us that they did not intend to increase their proposed prices.

        Our board of directors met on September 27, 2003 to consider the proposals. At this meeting, Jones Day reviewed again with our board of directors its fiduciary duties under applicable law, including those duties in connection with a possible sale transaction. Goldman Sachs then summarized the process that had been conducted to date, including the potential acquirors from which bids were received, the information that had been provided and the opportunities made available to these potential acquirors to receive additional information concerning us, including data room visits and meetings with management. Goldman Sachs then reviewed with our board of directors the proposed financial terms of the three formal proposals, including proposed purchase prices and the status of proposed financings (all three bids contained financing conditions). Goldman Sachs also reviewed the exclusivity requirements and conditions of the three proposals.

        Representatives of Jones Day then reviewed the conditions to Leonard Green & Partners' proposal at the September 27 meeting. Among the conditions were requirements that certain of our senior officers, including Robert Norton, our chairman and chief executive officer, clarify the terms of their existing employment agreements, that Robert Norton and certain other unnamed senior officers continue to be actively employed as of the closing date and that certain of our senior officers purchase or otherwise invest at least $4.0 million in the equity of the surviving company in the merger. The

Leonard Green & Partners proposal also contemplated that, following the closing, an equity incentive plan would be put in place involving up to an additional 10% of the surviving company's equity and that existing employment agreements would be modified. At the conclusion of the September 27 meeting, our board of directors directed Goldman Sachs and Jones Day to continue discussions with representatives of Leonard Green & Partners, but our board determined not to take any final position as to these or other terms until Leonard Green & Partners had made their best and final offer.

        Following the September 27 meeting, Leonard Green & Partners increased the offer price in its proposal from $24.75 per share to $24.85 per share and submitted a revised proposal, conditioned upon our agreement to negotiate exclusively with it. In addition, representatives of Jones Day had separate conversations with Latham & Watkins LLP, counsel to Leonard Green & Partners, regarding other terms of the Leonard Green & Partners bid.

        Our board of directors met again on September 28, 2003 to consider the process. Representatives of Goldman Sachs and Jones Day were present at this meeting. No decision to pursue a particular course was made at such meeting. However, after extensive discussions in which our board of directors, its advisors and management considered, among other things, the process undertaken to date, the terms of Leonard Green & Partners' revised proposal and the other proposals, and the potential risk of losing the Leonard Green & Partners proposal, our board of directors authorized us to inform Leonard Green & Partners that we would negotiate with it exclusively for 48 hours.

        Between September 29, 2003 and October 3, 2003, representatives of FTD, Leonard Green & Partners and their respective legal counsel negotiated definitive documentation relating to Leonard Green & Partners' proposal. In addition, senior members of our management had discussions with representatives of Leonard Green & Partners relating to follow-up due diligence. As a result of these discussions, Leonard Green & Partners agreed, among other things, to use its reasonable best efforts to obtain alternative or replacement financing in the event that the financing contemplated by the commitment letters previously delivered to us was unavailable, including an agreement to commit to invest up to an additional $20.0 million of equity to the transaction as part of these efforts to obtain alternative or replacement financing. Other terms that were extensively negotiated included closing conditions, termination rights, limitations on our ability to solicit or negotiate alternative transactions and the nature and scope of representations, warranties and covenants. In addition, representatives of our principal stockholders simultaneously negotiated the terms of voting agreements required by Leonard Green & Partners, including refining provisions designed to assure that they did not obstruct our ability to negotiate alternative bids as provided in the final merger agreement and that the voting agreements terminated if the merger agreement was terminated by us.

        During this period, our board of directors met on nine separate occasions to discuss the matter (September 30 (one meeting), October 1 (three meetings), October 2 (two meetings) and October 3 (three meetings)). In addition to senior management, representatives of Goldman Sachs and Jones Day participated in each of the meetings. Each member of our board of directors was provided with copies of the draft transaction documents on October 3.

        From the outset, Leonard Green & Partners had included as a closing condition that certain of our senior officers, including Robert Norton, our chairman and chief executive officer, continue to be employed as of the closing date. Following the third board of directors meeting on October 1, 2003, senior officers who had been present were excused from the meeting, and the compensation committee and remaining board members discussed the possibility of implementing a stay and sale bonus plan intended to provide an incentive for certain senior officers to stay with us through the closing of the merger. It was also the consensus of our board of directors that senior management had performed effectively during the strategic assessment process. Following extensive discussions, our compensation committee recommended, and our board approved, the award of stay and sale bonuses to certain senior officers in the aggregate amount of $2.75 million, subject to confirmation of the potential tax and accounting consequences. These matters were confirmed and the stay and sale bonuses were finally approved by our compensation committee of our board of directors. Our board of directors did not compare the terms or scope of these bonuses to bonuses granted in any other particular transaction. These bonuses were provided in recognition of the contributions of various senior officers and to assure that these individuals would continue to be employed by FTD through the closing of the transaction.

        On October 3, 2003, a representative of Leonard Green & Partners asked Robert Norton to travel to Los Angeles to meet with various of the principals of the Leonard Green firm. These meetings occurred over the course of the ensuing two days. While it was implicit in the discussions that Robert Norton was expected to have a continuing role with the surviving company as its chief executive officer, the principal topic of the meetings was our business and prospects generally.

        On October 5, 2003, each member of our board of directors was provided with updated copies of the draft transaction documents that showed changes from the drafts previously provided to our board. Later that day, our board of directors met. Representatives of senior management, Goldman Sachs and Jones Day also participated in the meeting. At this meeting, representatives of Goldman Sachs again summarized the third party solicitation process that had been conducted and the principal financial terms of the Leonard Green & Partners proposal. They then presented their financial analysis of the proposed transaction with Leonard Green & Partners and delivered Goldman Sachs' opinion to our board of directors that, as of October 5, 2003 and based upon and subject to the factors and assumptions set forth therein, the $24.85 per share of our Class A and Class B common stock in cash to be received by the holders of our Class A and Class B common stock pursuant to the merger agreement is fair from a financial point of view to such holders (other than holders who are parties to the exchange agreements). Jones Day again reviewed the directors' fiduciary duties, including those duties in connection with a sale of the company. Jones Day then reviewed with our board of directors the key issues that had been negotiated in connection with the merger agreement, as well as interests of our directors and senior officers that could reasonably be said to be different than, or in addition to, those of our stockholders generally. (These interests are discussed in "—Interests of Our Directors and Officers in the Merger" in this proxy statement.)

        Following extensive discussion and consideration, our board, by unanimous vote, determined that the merger was fair to, and in the best interests of, FTD and its stockholders, including our unaffiliated stockholders, declared the merger advisable, approved the merger agreement and resolved to recommend that the holders of our Class A common stock adopt the merger agreement.

        The merger agreement was then signed on October 5, 2003 and publicly announced before the opening of trading the following morning.

Recommendation of Our Board of Directors; Fairness of the Merger

        The members of our board of directors beneficially own a majority of our stock and, other than Robert Norton, our chairman and chief executive officer, and Michael Soenen, our president and chief operating officer, have no significant interest in the merger that is different than, or in addition to, the interests of FTD stockholders generally. The merger agreement does, however, include customary indemnity and liability insurance provisions for our officers and directors.

        At the October 5, 2003 board meeting, our board of directors, by unanimous vote:

  •
  determined that the merger is fair to, and in the best interests of, FTD and its stockholders, including our unaffiliated stockholders;

  •
  determined that the merger agreement is advisable and approved the merger agreement and the transactions contemplated thereby; and

  •
  recommended that our stockholders vote to adopt the merger agreement and the transactions contemplated thereby.

        In making the determinations and recommendation set forth above, the members of our board of directors considered the following material positive factors:

  •
  our board of directors' view that there had been an exhaustive solicitation of third party bids and each bidder had been provided with several opportunities to increase or otherwise improve its bid; our board of directors concluded that the final proposal made by Leonard Green & Partners was the best offer received taking into account both price and certainty of closure (see the section entitled "—Background of the Merger" for additional information regarding the negotiations);

  •
  our board of directors' analysis of the alternatives available to us to increase our public float, attract analyst coverage or interest from institutional investors or to otherwise enhance stockholder value supported its view that the certainty of the $24.85 cash consideration to be received by our stockholders in the merger was preferable to alternatives reasonably available to us;

  •
  the terms of the merger agreement, including the ability of our board of directors, in the exercise of its fiduciary duties, to consider competing proposals. The merger agreement permits our board of directors, following consultation with outside counsel that frequently provides advice with respect to Delaware law, in the exercise of its fiduciary obligations, to:

  •
  subject to compliance with certain specific requirements, participate or engage in substantive discussions or negotiations with, or disclose or provide non-public information relating to us, or afford access to our properties, books or records to any person that makes a superior proposal under the terms of the merger agreement; and

  •
  terminate the merger agreement and accept a superior proposal under specified conditions, subject to payment to Mercury Man Holdings Corporation of a $12.5 million termination fee and reimbursement of up to $2.0 million of its actual and reasonably documented out-of-pocket fees and expenses (see the sections entitled "The Merger Agreement—Covenant to Recommend," "The Merger Agreement—No Solicitation of Other Offers," "The Merger Agreement—Acquisition Proposals," "The Merger Agreement—Our Ability to Accept a Superior Proposal" and "The Merger Agreement—Termination Fees and Expenses" for additional information regarding the ability of our board of directors to consider competing proposals);

  •
  the voting agreements terminate automatically upon termination of the merger agreement, thereby eliminating the obligations of our principal stockholders to vote in favor of the adoption of the merger agreement and allowing them to vote in favor of a superior proposal;

  •
  the merger consideration represents a premium to the current (that is, at the time of announcement of the merger agreement) and historical market prices for Class A common stock; in particular, while the merger consideration of $24.85 per share represents a 2.2% premium to the closing price of Class A common stock on October 3, 2003 (the last trading day prior to the public announcement of the merger agreement), the merger consideration represents an 11.0% premium over the weighted average trading price of our Class A common stock for the six-month period prior to the execution of the merger agreement, a 13.3% premium over the closing price of Class A common stock on May 23, 2003, the last trading day prior to the day on which a news story appeared in The New York Post reporting a potential sale of FTD, a 24.3% premium over the closing price of Class A common stock on February 26, 2003, the date of the letter agreement pursuant to which we engaged Goldman Sachs as our financial advisor, and a 109.7% premium over the 52-week low trading price of Class A common stock of $11.85;

  •
  the likelihood that the merger would be consummated, particularly given the reputation of Leonard Green & Partners, its fund size and back-up financing commitments, which supported the expectation that Nectar Merger Corporation and Mercury Man Holdings Corporation would have the financial ability to complete the merger and the other transactions contemplated in the merger agreement;

  •
  the financial presentation of Goldman Sachs, presented to our board of directors on October 5, 2003, and the opinion of Goldman Sachs, dated October 5, 2003, delivered to our board of directors that, as of the date of the written fairness opinion and based upon and subject to the factors and assumptions set forth therein, the $24.85 per share of our Class A and Class B common stock in cash to be received by the holders of our Class A and Class B common stock pursuant to the merger agreement is fair from a financial point of view to such holders (other than holders who are parties to the exchange agreements), as more fully described below under "—Opinion of Goldman, Sachs & Co.," which our board of directors found reasonable;

  •
  the fact that the merger consideration is all cash, which provides liquidity and certainty of value to our stockholders; and

  •
  the fact that appraisal rights will be available under Delaware law with respect to the merger (see the section entitled "The Merger—Appraisal Rights" for information on how to exercise your appraisal rights).

        Our board of directors also considered potentially negative factors in its deliberations concerning the merger, including:

  •
  the belief of our board that there continue to be opportunities to grow our business and, as a result of the merger, our stockholders will no longer participate in any growth of FTD;

  •
  under the terms of the merger agreement, we are unable to solicit other acquisition proposals;

  •
  we would be required to pay Mercury Man Holdings Corporation a $12.5 million termination fee and reimburse it for up to $2.0 million of its actual and reasonably documented out-of-pocket expenses and fees if the merger agreement were terminated under some circumstances, including if we were to terminate the merger agreement to accept a superior proposal; our obligation to pay the termination fee and reimburse expenses might discourage competing acquisition proposals (see the sections entitled "The Merger Agreement—Our Ability to Accept a Superior Proposal" and "The Merger Agreement—Termination Fees and Expenses");

  •
  the possibility of disruption to our operations following announcement of the merger; and

  •
  while we expect to complete the merger, there can be no assurance that all conditions to the parties' obligations to complete the merger, including the receipt of the necessary financing to complete the merger and other conditions outside of our control, will be satisfied and, as a result, it is possible that the merger may not be completed even if approved by our stockholders (see "The Merger Agreement—Conditions to the Merger").

        Our board of directors concluded, however, that, overall, the potentially negative factors associated with the merger were outweighed by the potential benefits of the merger.

        Our board of directors was aware of and considered the interests of various parties described in "—Background of the Merger" and "—Interests of Our Directors and Officers in the Merger" that could be said to be different than, or in addition to, the interests of our stockholders generally, and determined that these interests did not change its conclusions as to the desirability of pursuing the merger. Our board consists of members that beneficially own a majority of FTD stock and, other than

Robert Norton and Michael Soenen, have no significant interest in the merger that is different than, or in addition to, the interests of FTD stockholders generally (although the merger agreement does include customary indemnity and liability insurance provisions for our officers and directors). Accordingly, and in the light of all the other factors described above, as well as the auction process undertaken by Goldman Sachs at our direction, our board determined that it was not appropriate to retain another party to represent the interests of unaffiliated stockholders.

        While our board of directors did not independently consider the going concern value of FTD, it considered a discounted cash flow analysis performed by Goldman Sachs. With respect to liquidation value, our board of directors considered that, as a participant in the floriculture industry, with significant value in its employees and goodwill, liquidation value would likely be significantly lower than the valuation of FTD as a going concern and, as such, would not provide a useful comparison for assessing the fairness of the $24.85 per share consideration. In addition, our board of directors considered that book value ($7.49 per share as of June 30, 2003), which is based on the historical cost value of our assets (but does not take into account any shares of common stock issuable upon the exercise of options), also would not provide a fair value for the business as compared to current period measurements of our operational performance, such as EBITDA and earnings per share.

        The above discussion of the material factors considered by our board of directors is not intended to be exhaustive, but sets forth the principal factors considered by our board of directors. Our board of directors collectively reached its conclusion to approve the merger agreement and the merger in the light of the various factors described above and other factors that each member of our board of directors believed were appropriate. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors found it impracticable, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered or determine that any factor was of paramount importance in reaching its determination that the merger agreement and the transactions contemplated thereby are fair to, and in the best interests of, FTD and its stockholders, including our unaffiliated stockholders. Rather, our board of directors viewed its recommendations as being based upon its judgment, in the light of the totality of the information presented and considered, of the overall effect of the merger on our stockholders compared to any alternative transaction or remaining a publicly traded company. In considering the factors discussed above, individual directors may have given different weights to different factors. Our board of directors did not analyze the fairness of the $24.85 per share consideration to be received by the holders of our Class A and Class B common stock in isolation from the other considerations referred to above. Our board of directors did not attempt to distinguish between factors that support a determination that the merger is "fair" and factors that support a determination that the merger is in the "best interests" of our stockholders.

        Our board of directors believes that the merger is advisable and is fair to, and in the best interests of, FTD and its stockholders, including our unaffiliated stockholders. By a unanimous vote, our board of directors recommends that you vote "FOR" the adoption of the merger agreement.

Our Position as to the Procedural Fairness of the Merger

        Our board of directors also determined that the merger is procedurally fair because of, among other things, the manner in which the transaction process was conducted, including that:

  •
  the members of our board of directors, other than Robert Norton and Michael Soenen, have no significant interest in the merger that is different than, or in addition to, the interests of FTD stockholders generally, although the merger agreement does include customary indemnity and liability insurance provisions for our directors and officers;

  •
  during 2001, our board of directors initiated a review of strategic alternatives that might be available to us to enhance stockholder value; also in 2001, with the assistance of Peter J.

    Solomon Company Limited as our financial advisor, we engaged in an extensive auction process in which over 120 potential purchasers were contacted, and no firm proposals were received as a result of this process;

  •
  starting in February 2003, our board of directors engaged, with the assistance of Goldman Sachs as our financial advisor, in another extensive process to seek potential buyers to pursue a possible business combination or other strategic transaction with us; our board of directors believes this process afforded any potential buyer interested in acquiring us with an opportunity to submit its best proposal, as over 50 potential purchasers were contacted, 28 of which signed confidentiality agreements and three of which submitted formal proposals to acquire us; and the $24.85 per share merger consideration offered by Leonard Green & Partners was the highest final bid received by us as a result of such process;

  •
  the terms of the merger agreement were determined through what we believed were extensive arms-length negotiations between us and our legal and financial advisors, on the one hand, and Leonard Green & Partners and its advisors, on the other; and

  •
  holders of common stock who do not vote in favor of the merger will have the right to demand appraisal of their shares under Delaware law if they take the actions necessary to perfect their rights.

        Given the foregoing factors, our board of directors determined that the merger is procedurally fair despite the fact that the terms of the merger agreement do not require the approval of at least a majority of the unaffiliated FTD stockholders and that our board of directors did not retain an unaffiliated representative to act solely on behalf of the unaffiliated FTD stockholders for purposes of negotiating the terms of the merger agreement.

        The members of our board of directors evaluated the merger based on their knowledge of our business, financial condition and prospects, and with the assistance of legal and financial advisors. In view of the variety of factors that our board of directors considered in connection with their evaluation of the merger, our board of directors did not quantify, rank or otherwise assign relative weights to any of the foregoing factors.

Opinion of Goldman, Sachs & Co.

        Goldman Sachs rendered its opinion to FTD's board of directors that, as of the date of the written fairness opinion and based upon and subject to the factors and assumptions set forth therein, the $24.85 per share of our Class A and Class B common stock in cash to be received by the holders of our Class A and Class B common stock pursuant to the merger agreement is fair from a financial point of view to such holders (other than holders who are parties to the exchange agreements).

        The full text of the written opinion of Goldman Sachs, dated October 5, 2003, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided its opinion for the information and assistance of the board of directors of FTD in connection with its consideration of the transaction contemplated by the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of our common stock should vote with respect to the transaction contemplated by the merger agreement.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports to stockholders and Annual Reports on Form 10-K of FTD for the two fiscal years ended June 30, 2003;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of FTD;

  •
  certain other communications from FTD to its stockholders; and

  •
  certain internal financial analyses and forecasts for FTD prepared by its management.

        Goldman Sachs also held discussions with members of the senior management of FTD regarding their assessment of the past and current business operations, financial condition and future prospects of FTD. In addition, Goldman Sachs reviewed the reported price and trading activity for our Class A common stock, compared certain financial and stock market information for FTD with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the direct marketing and merchant processing industries specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

        Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of FTD or any of its subsidiaries. No evaluation or appraisal of the assets or liabilities of FTD or any of its subsidiaries was furnished to Goldman Sachs. The opinion of Goldman Sachs did not address the relative merits of the transaction contemplated by the merger agreement as compared to any alternative business transaction that might have been available to FTD, nor did it address the underlying business decision of FTD to engage in the transaction contemplated by the merger agreement.

        The following is a summary of the material financial analyses used by Goldman Sachs in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 5, 2003 and is not necessarily indicative of current market conditions.

        Goldman Sachs' analysis of management's projections was based, in part, on EBITDA (as defined under "—Our Projections") as adjusted by management to include fees paid to our principal stockholders pursuant to a management services agreement and deferred compensation expenses.

        Historical Stock Trading Analysis.    Goldman Sachs reviewed the historical trading prices and volumes for our Class A common stock for the period commencing on June 28, 2002, the date of the FTD.COM merger, and ending on October 3, 2003. Goldman Sachs also calculated, based on information obtained from Factset, the weighted average market price per share of our Class A common stock and the number of shares of our Class A common stock traded on NASDAQ as a percentage of the number of the outstanding shares of our Class A common stock for each of the one-month, three-month, six-month and one-year calendar periods ended on October 3, 2003. The result of this analysis is summarized as follows:

	One Month	Three Months	Six Months	One Year
Weighted Average Market Price	$23.96	$23.50	$22.39	$20.61
Shares Traded as Percentage of Shares Outstanding	1.81%	8.21%	22.14%	35.27%

Source: Factset as of October 3, 2003

        In addition, Goldman Sachs compared the consideration to be received by holders of our Class A and Class B common stock pursuant to the merger agreement to:

  •
  the closing market price per share of our Class A common stock on October 3, 2003;

  •
  the latest 52-week high and low market prices per share of our Class A common stock;

  •
  the average market prices per share of our Class A common stock in the latest 5-trading-day and 10-trading-day periods;

  •
  the latest one-month, three-month, six-month and one-year calendar periods' weighted average market prices per share of our Class A common stock;

  •
  the closing market price per share of our Class A common stock on September 26, 2003 (the last day before the beginning of the period during which FTD agreed to negotiate exclusively with Leonard Green & Partners);

  •
  the closing market price per share of our Class A common stock on May 27, 2003 (the day that a potential sale of FTD was reported in The New York Post); and

  •
  the closing market price per share of our Class A common stock on February 26, 2003 (the date of the letter agreement pursuant to which FTD engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction).

        This analysis indicated that the price per share to be paid to holders of our Class A and Class B common stock pursuant to the merger agreement represented:

  •
  a premium of 2.2% based on the closing market price of $24.31 per share of our Class A common stock on October 3, 2003;

  •
  a discount of 2.9% based on the latest 52-week high market price of $25.60 per share of our Class A common stock;

  •
  a premium of 109.7% based on the latest 52-week low market price of $11.85 per share of our Class A common stock;

  •
  a premium of 5.7% based on the latest 5-trading-day average market price of $23.52 per share of our Class A common stock;

  •
  a premium of 7.3% based on the latest 10-trading-day average market price of $23.17 per share of our Class A common stock;

  •
  a premium of 3.7% based on the latest one-month weighted average market price of $23.96 per share of our Class A common stock;

  •
  a premium of 5.7% based on the latest three-month weighted average market price of $23.50 per share of our Class A common stock;

  •
  a premium of 11.0% based on the latest six-month weighted average market price of $22.39 per share of our Class A common stock;

  •
  a premium of 20.6% based on the latest one-year calendar weighted average market price of $20.61 per share of our Class A common stock;

  •
  a premium of 16.1% based on the closing market price of $21.41 per share of our Class A common stock on September 26, 2003;

  •
  a premium of 13.2% based on the closing market price of $21.95 per share of our Class A common stock on May 27, 2003; and

  •
  a premium of 24.3% based on the closing market price of $20.00 per share of our Class A common stock on February 26, 2003.

        Goldman Sachs also reviewed, for the one-month, three-month, six-month and one-year calendar periods ended October 3, 2003, the price return of:

  •
  our Class A common stock;

  •
  the common stock of 1-800-FLOWERS.com, Inc.;

  •
  the S&P 500 index; and

  •
  the NASDAQ index.

        Goldman Sachs observed that over such periods, the closing market prices for the specified companies and indices appreciated or depreciated as set forth below:

Company/Index	One Month Price Return	Three Months Price Return	Six Months Price Return	One Year Price Return
FTD, Inc.*	1.3%	(2.3)%	23.1%	71.8%
1-800-FLOWERS.com, Inc.	(3.3)	2.7	22.9	26.5
S&P 500 Index	2.7	4.4	17.7	21.5
NASDAQ Index	6.8	8.7	35.2	54.9

*
Class A common stock.

Source: Factset as of October 3, 2003

        Selected Companies Analysis.    Goldman Sachs reviewed and compared certain financial information for FTD to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the following industries:

  •
  Direct marketing industry:

  •
  1-800-FLOWERS.com, Inc.

  •
  Social expression industry:

  •
  American Greetings Corp.; and

  •
  Blyth, Inc.

  •
  Merchant and transaction processing industry:

  •
  Alliance Data Systems Corp.;

  •
  National Processing, Inc.; and

  •
  Pegasus Solutions, Inc.

        Although none of the selected companies is directly comparable to FTD, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of FTD.

        The multiples and ratios for FTD were based on the closing price per share of our Class A common stock on October 3, 2003, Institutional Broker Estimate System, or IBES, consensus and McDonald Research estimates and information provided to Goldman Sachs by FTD's management. The multiples and ratios for each of the selected companies were calculated using their respective closing prices on October 3, 2003, information Goldman Sachs obtained from the Securities and Exchange Commission filings and IBES estimates. With respect to FTD and the selected companies, Goldman Sachs calculated and compared:

  •
  the price per share as a percentage of the 52-week high market price;

  •
  the equity market capitalization based on a diluted number of shares outstanding;

  •
  the enterprise value;

  •
  the enterprise value as a multiple of latest twelve months sales;

  •
  the enterprise value as a multiple of latest twelve months EBITDA;

  •
  the enterprise value as a multiple of estimated 2003 EBITDA; and

  •
  the enterprise value as a multiple of estimated 2004 EBITDA.

        The results of these analyses are summarized as follows:

					Enterprise Value Multiples(1)
					Sales				EBITDA
Company	Closing Price 10/03/03	% of 52 Week High	Equity Market Cap	Value Enterprise
					LTM		LTM		2003E		2004E
			(millions)	(millions)
FTD, Inc. Research Analyst Estimate at market price(2)	$24.31	95%	$409	$424	1.2	x	9.5	x	9.6	x	NA
FTD, Inc. Management Estimate at market price(3)	—	—	—	—	—		—		9.1		7.6
FTD, Inc. Research Analyst Estimate at $24.85(2)	24.85	97	418	433	1.2		9.7		9.8		NA
FTD, Inc. Management Estimate at $24.85(3)	—	—	—	—	—		—		9.3		7.8
1-800-FLOWERS.com, Inc.(4)	8.54	79	561	513	0.9		21.2		16.0		12.3
American Greetings Corp.(5)	20.11	98	1,591	2,035	1.0		7.0		6.7		6.4
Blyth, Inc.	27.84	92	1,285	1,370	1.0		7.1		NA		7.2
Alliance Data Systems Corp.	28.01	95	2,318	2,434	2.6		13.9		12.9		11.5
National Processing, Inc.	20.62	95	1,081	870	1.9		9.2		8.9		7.9
Pegasus Solutions, Inc.(6)	12.90	76	322	302	1.7		9.0		8.6		6.9

(1)
LTM numbers are based upon the latest publicly available financial statements. All projected sales, EBITDA, EBIT and EPS estimates have been calendarized. Projected sales, EBITDA, EBIT and EPS source: IBES median estimates.

(2)
EPS estimates based on IBES median. EBITDA estimates based on McDonald Research as of January 31, 2003. All classes of stock treated equally for the calculation of market capitalization.

(3)
Estimate source: FTD management budget and forecast. All classes of stock treated equally for the calculation of market capitalization.

(4)
Pro forma for $12.6 million acquisition of The Popcorn Factory, Inc. All classes of stock treated equally for the calculation of market capitalization.

(5)
Assumes conversion of $175 million convertible debentures (with strike price of $13.90) into Class A shares.

(6)
Pro forma for convertible debt issued on July 21, 2003.

        Goldman Sachs also calculated and compared:

  •
  the ratio of the price per share to the calendarized estimated 2003 earnings per share;

  •
  the ratio of the price per share to the calendarized estimated 2004 earnings per share;

  •
  the five-year estimated compound annual growth rate of earnings per share;

  •
  the ratio of the estimated 2004 earnings per share to the five-year estimated compound annual growth rate of earnings per share;

  •
  the latest twelve months EBITDA margin;

  •
  the latest twelve months EBIT margin; and

  •
  the dividend yield for FTD and the selected companies.

        The following table presents the results of this analysis:

	Calendarized P/E Multiples(1)
								LTM Margins
Company					5-Year EPS CAGR(1)	2004E PE/5-Year EPS CAGR				Dividend Yield
	2003E		2004E					EBITDA	EBIT
FTD, Inc. Research Analyst Estimate at market price(2)	18.7	x	15.8	x	18.0%	0.9	x	12.3%	10.1%	0.0%
FTD, Inc. Management Estimate at market price(3)	18.5		14.3		—	—		—	—	—
FTD, Inc. Research Analyst Estimate at $24.85(2)	19.1		16.1		18.0	0.9		12.3	10.1	0.0
FTD, Inc. Management Estimate at $24.85(3)	18.9		14.6		—	—		—	—	—
1-800-FLOWERS.com, Inc.(4)	33.5		21.0		30.0	0.7		4.4	1.5	0.0
American Greetings Corp.(5)	12.3		11.0		9.5	1.2		14.8	11.6	0.0
Blyth, Inc.	13.3		12.0		10.5	1.1		14.5	12.2	1.1
Alliance Data Systems Corp.	33.0		28.0		15.0	1.9		18.5	11.1	0.0
National Processing, Inc.	22.8		20.3		12.0	1.7		20.9	16.5	0.0
Pegasus Solutions, Inc.(6)	29.7		21.5		20.0	1.1		18.9	(4.2)	0.0

(1)
LTM numbers are based upon the latest publicly available financial statements. All projected sales, EBITDA, EBIT and EPS estimates have been calendarized. Projected sales, EBITDA, EBIT and EPS source: IBES median estimates.

(2)
EPS estimates based on IBES median. EBITDA estimates based on McDonald Research as of January 31, 2003. All classes of stock treated equally for the calculation of market capitalization.

(3)
Estimate source: FTD management budget and forecast. All classes of stock treated equally for the calculation of market capitalization.

(4)
Pro forma for $12.6 million acquisition of The Popcorn Factory, Inc. All classes of stock treated equally for the calculation of market capitalization.

(5)
Assumes conversion of $175 million convertible debentures (with strike price of $13.90) into Class A shares.

(6)
Pro forma for convertible debt issued on July 21, 2003.

        Discounted Cash Flow Analyses.    Goldman Sachs performed a 10-year illustrative discounted cash flow analysis with respect to FTD. Goldman Sachs calculated implied net present value indications of free cash flows for FTD for the fiscal years 2004 through 2013 (with the free cash flow for the first quarter of the fiscal year 2004 excluded) based on revenue growth rates ranging from 6.0% to 15.0% and EBITDA margins ranging from 11.0% to 14.0% and assuming a discount rate of 14.0%. Goldman Sachs then calculated illustrative per share equity value indications for FTD using the implied net present value indications of free cash flows for FTD for the fiscal years 2004 through 2013 and implied terminal value indications as of the end of the fiscal year 2013 based on an 8.0 × multiple of terminal EBITDA and discounting these terminal value indications to implied present value indications using a discount rate of 14.0%. The following table presents the results of this analysis:

Illustrative Per Share Equity Values
FTD, Inc.*	$14.94 - $36.67

*
Free cash flows discounted to end of September 2003 with first quarter cash flows excluded from fiscal year 2004 estimate. Terminal value indications calculated as of end of our fiscal year 2013. Assumes working capital and capital expenditures are -3.4% and 1.1% of sales, respectively.

  Assumes depreciation is 110% of capital expenditures and a 41% tax rate. Assumes net debt of $14.8 million and 16.4 million basic shares outstanding. Assumes 1.0 million options outstanding with a weighted average strike price of $13.81 per share.

        Goldman Sachs also performed discounted cash flow analyses with respect to FTD using FTD's management projections. Goldman Sachs calculated implied net present value indications of free cash flows for FTD for the fiscal years 2004 through 2006 (with the free cash flow for the first quarter of the fiscal year 2004 excluded) using discount rates ranging from 12.0% to 18.0%. Goldman Sachs then calculated illustrative per share ranges of our equity value using the implied net present value indications of free cash flows for FTD for the fiscal years 2004 through 2006 and implied terminal value indications as of the end of the fiscal year 2006 based on terminal multiples ranging from 6.0x EBITDA to 10.0x EBITDA and discounting these terminal value indications to implied present value indications using discount rates ranging from 12.0% to 18.0%. The following table presents the results of this analysis:

Illustrative Per Share Equity Values
FTD, Inc.*	$21.38 - $37.08

*
Assumes net debt of $14.8 million and 16.4 million basic shares outstanding. Assumes 1.0 million options outstanding with a weighted average strike price of $13.81 per share. Based on FTD management budget and forecast. Free cash flows discounted to end of September 2003 with first quarter cash flows excluded from fiscal year 2004 estimate. Terminal values calculated as of end of our fiscal year 2006.

        Selected Transactions Analysis.    Goldman Sachs analyzed certain information relating to the following selected transactions in the direct marketing industry:

Date Announced	Acquiror	Target
August 1999	Softbank Corporation	1-800-FLOWERS.com, Inc. (6.2% of target)
February 1999	Federated Department Stores, Inc.	Fingerhut Companies, Inc.
December 1998	Pinault-Printemps-Redoute SA	Brylane, Inc. (50.1% of target)
April 1998	1-800-FLOWERS.com, Inc.	The Plow & Hearth, Inc.
February 1998	Pinault-Printemps-Redoute SA	Brylane, Inc. (43.7% of target)
October 1996	Brylane, L.P.	Chadwick's of Boston (a division of The TJX Companies, Inc.)

        Goldman Sachs also analyzed certain information relating to the following selected transactions in the merchant processing industry:

Date Announced	Acquiror	Target
April 2003	First Data Corp.	Concord EFS, Inc.
July 2002	eBay Inc.	PayPal, Inc.
May 2001	US Bancorp	NOVA Corp.
March 2001	GTCR Golder Rauner, LLC	PSINet Transaction Solutions (a subsidiary of PSINet Inc.)
November 2000	National Data Corp.	Merchant Card Services business of Canadian Imperial Bank of Commerce
March 1999	First Data Corp.	Paymentech Inc.

        For each of the selected transactions, Goldman Sachs calculated and compared the enterprise value as a multiple of (1) the latest 12 months sales and (2) the latest 12 months EBITDA. The following table presents the results of this analysis:

	Selected Transactions in Direct Marketing Industry		Selected Transactions in Merchant Processing Industry
Enterprise Value as a Multiple of:					Proposed Transaction
	Range	Median	Range	Median
LTM Sales	0.6x - 2.0x	0.8x	1.5x - 8.6x	3.2x	1.2x
LTM EBITDA	6.6x - 9.8x	8.8x	5.1x - 13.6x	11.2x	9.7x

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to FTD or the contemplated transaction.

        Goldman Sachs prepared these analyses for purposes of providing its opinion to FTD's board of directors as to the fairness from a financial point of view of the transaction contemplated by the merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of FTD, its board of directors, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        FTD's board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction contemplated by the merger agreement. As described above, Goldman Sachs' opinion to FTD's board of directors was one of many factors taken into consideration by FTD's board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

        Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to FTD in connection with, and has participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. Goldman Sachs also has provided and is currently providing certain investment banking services to FTD and its affiliates, including having acted as:

  •
  financial advisor to Stream International Inc., an affiliate of Bain Capital, LLC (which owns approximately 16.3% of our common stock), in connection with the sale of Stream International Inc. in October 2001;

  •
  joint bookrunner with respect to a Senior Credit Facility (aggregate principal amount $725,000,000) of Houghton Mifflin Company, an affiliate of Bain Capital, LLC, in December 2002;

  •
  joint lead manager with respect to a public offering of 8 1/4% Senior Subordinated Notes due February 2011 (aggregate principal amount $600,000,000) and 9 7/8% Senior Subordinated Notes due February 2013 (aggregate principal amount $400,000,000) of Houghton Mifflin Company in January 2003; and

  •
  joint lead manager with respect to a public offering of 9 7/8% Senior Subordinated Notes due December 2007 (aggregate principal amount $125,000,000) of Sealy Corporation, an affiliate of Bain Capital, LLC, in January 2003.

        In connection with the above-described transactions, over the prior three years, Goldman Sachs has received aggregate compensation of approximately $15 million.

        Goldman Sachs also has acted as financial advisor to affiliates of Mercury Man Holdings Corporation from time to time, including having acted as:

  •
  sole manager with respect to a public offering of 10 3/4% Senior Subordinated Notes due November 2011 (aggregate principal amount $200,000,000) of Petco Animal Supplies Inc., an affiliate of Mercury Man Holdings Corporation, in October 2001;

  •
  joint lead manager with respect to a public offering of 16,000,000 shares of Common Stock of VCA Antech Inc., an affiliate of Mercury Man Holdings Corporation, in November 2001;

  •
  sole manager with respect to a public offering of 9 7/8% Senior Subordinated Notes due December 2009 (aggregate principal amount $170,000,000) of VCA Antech Inc. in November 2001; and

  •
  co-manager with respect to a public offering of 14,500,000 shares of Common Stock of Petco Animal Supplies Inc. in February 2002.

        In addition, affiliates of Goldman Sachs hold other equity and debt securities positions in affiliates of Mercury Man Holdings Corporation, including Dollar Financial, Inc., Intercontinental Art, Inc., and Phoenix Scientific, Inc. Goldman Sachs also may provide investment banking services to affiliates of FTD and Mercury Man Holdings Corporation in the future.

        Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, financing and brokerage activities for both companies and individuals. In the ordinary course of their trading, investment management, financing and brokerage activities, Goldman Sachs and its affiliates may actively trade the debt and equity securities of FTD and affiliates of Mercury Man Holdings Corporation (or related derivative securities) for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

        Pursuant to a letter agreement dated February 26, 2003, FTD engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, FTD has agreed to pay Goldman Sachs a transaction fee of $5.5 million, the principal portion of which is payable upon consummation of the transaction contemplated by the merger agreement. In addition, FTD has agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Our Projections

        We do not as a matter of policy make public forecasts or projections of future performance or earnings. However, in connection with exploring our strategic alternatives to enhance stockholder value, we prepared various projections. Certain potential buyers who entered into confidentiality agreements with us, including Leonard Green & Partners, were provided with projections of our anticipated future operating performance for the three fiscal years ending June 30, 2004 through 2006. The projections were not prepared with a view towards public disclosure or compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information or generally accepted accounting principles. Our certified public accountants have not examined or compiled any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assume no responsibility for them. A summary of the projections provided to such potential buyers is included below to give our stockholders access to information that was not publicly available and that we provided to those potential buyers, including Leonard Green & Partners.

        The projections included below are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared by us in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by our management with respect to, among other things, industry performance, general economic, market, interest rate and financial conditions, operating and other revenues and expenses, capital expenditures and working capital and other matters. None of the assumptions may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may materially differ. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger and related financing, which may also cause actual results to materially differ.

        For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the projections in this proxy statement should not be regarded as an indication that the projections will be an accurate prediction of future events, and they should not be relied on as such. Neither we nor our board of directors assumes any responsibility for the reasonableness, completeness, accuracy or reliability of the projections. No one has made, or makes, any representation regarding the information contained in the projections and, except as required by applicable securities laws, we do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

FTD, Inc.
Financial Projections Summary

	Fiscal year ending June 30,
	2004	2005	2006
	(in millions)
Total revenues	$420.7	$479.2	$538.2
Cost of goods sold and services provided	242.2	275.7	310.9

Gross profit	178.5	203.5	227.3
Selling, general and administrative expenses	137.6	148.9	158.8

Income from operations	40.9	54.6	68.5
Other expense (income)	0.5	(1.2)	(2.0)

Profit before taxes	40.4	55.8	70.5
Income taxes	16.5	22.9	29.0

Net income	$23.9	$32.9	$41.5

EBITDA(1)	$51.3	$65.0	$76.6

(1)
We define EBITDA as net income before extraordinary items, minority interest, income tax expense, interest expense (income), depreciation and amortization, stock-based compensation expense and management fees paid to our principal stockholders pursuant to a management services agreement with them. We provided projections of EBITDA to prospective buyers, including Leonard Green & Partners, because we believe it provides useful information regarding our ability to service or incur debt, and we were informed that a number of the prospective buyers were contemplating funding a portion of the purchase of FTD through the issuance or incurrence of indebtedness.

The Position of Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation as to the Fairness of the Merger

        Under a potential interpretation of the rules governing "going private transactions," Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation may be deemed to be affiliates of FTD and required to express their beliefs as to the fairness of the merger to the unaffiliated FTD stockholders. Each of Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation believes that the merger is fair to the unaffiliated FTD stockholders on the basis of the factors described below.

        Green Equity Investors, its general partner GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation did not participate in the deliberations of FTD's board of directors regarding, or receive advice from FTD's legal or financial advisors as to, the fairness of the merger to the unaffiliated FTD stockholders. However, based upon these entities' knowledge and analysis of available information regarding FTD, as well as discussions with members of FTD's senior management regarding the factors considered by, and findings of, FTD's board of directors discussed in this proxy statement in the section entitled "—Recommendation of Our Board of Directors; Fairness of the Merger" and "—Our Position as to the Procedural Fairness of the Merger," they believe that the merger is fair to the unaffiliated FTD stockholders. In particular, they considered the following:

  •
  the members of FTD's board of directors beneficially own a majority of FTD common stock and other than Robert Norton, FTD's chairman and chief executive officer, and Michael Soenen, FTD's president and chief operating officer, have no significant interest in the merger that is different than, or in addition to, the interests of FTD stockholders generally, although the merger agreement does include customary indemnity and liability insurance provisions for FTD's officers and directors;

  •
  FTD's board of directors determined that the merger is fair to, and in the best interests of, FTD and its stockholders, including the unaffiliated FTD stockholders;

  •
  during 2001, FTD's board of directors initiated a review of strategic alternatives that might be available to FTD to enhance stockholder value; also in 2001, with the assistance of Peter J. Solomon Company Limited as its financial advisor, FTD engaged in an extensive auction process in which over 120 potential purchasers were contacted, and no firm proposals were received as a result of this process;

  •
  starting in February 2003, FTD's board of directors engaged, with the assistance of Goldman Sachs as its financial advisor, in another extensive process to seek potential buyers to pursue a possible business combination or other strategic transaction with FTD; FTD's board of directors believes this process afforded any potential buyer interested in acquiring FTD with an opportunity to submit its best proposal, as over 50 potential purchasers were contacted, 28 of which signed confidentiality agreements and three of which submitted formal proposals to acquire FTD; and the $24.85 per share merger consideration offered by Leonard Green & Partners was the highest final bid received by FTD as a result of such process;

  •
  Goldman Sachs delivered its opinion to FTD's board of directors, which was solely for the information and assistance of FTD's board of directors, in connection with its consideration of the transaction contemplated by the merger, that, as of the date of the written fairness opinion and based upon and subject to the factors and assumptions set forth therein, the $24.85 per share of FTD Class A and Class B common stock in cash to be received by the holders of FTD Class A and Class B common stock pursuant to the merger agreement is fair from a financial point of view to such holders (other than holders who are parties to the exchange agreements);

  •
  the merger consideration represents a premium to the current (that is, at the time of announcement of the merger agreement) and historical market prices for FTD Class A common stock; in particular, while the merger consideration of $24.85 per share represents a 2.2% premium to the closing price of FTD Class A common stock on October 3, 2003 (the last trading day prior to the public announcement of the merger agreement), the merger consideration represents an 11.0% premium over the weighted average trading price of FTD Class A common stock for the six-month period prior to the execution of the merger agreement, a 13.3% premium over the closing price of FTD Class A common stock on May 23, 2003, the last trading day prior to the day on which a news story appeared in The New York Post reporting a potential sale of FTD, a 24.3% premium over the closing price of FTD Class A common stock on February 26, 2003, the date of the letter agreement pursuant to which FTD engaged Goldman Sachs as its financial advisor, and a 109.7% premium over the 52-week low trading price of FTD Class A common stock of $11.85; and

  •
  the merger will provide consideration to FTD's stockholders entirely in cash.

        Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation believe that the merger is procedurally fair to the unaffiliated FTD stockholders based upon the following factors:

  •
  the members of FTD's board of directors beneficially own a majority of FTD stock and, other than Robert Norton, FTD's chairman and chief executive officer, and Michael Soenen, FTD's president and chief operating officer, have no significant interest in the merger that is different than, or in addition to, the interests of FTD stockholders generally, although the merger agreement does include customary indemnity and liability insurance provisions for FTD's officers and directors;

  •
  the terms of the merger agreement were determined through what Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation believed to be extensive arms-length negotiations between FTD and its legal and financial advisors, on the one hand, and Leonard Green & Partners and its advisors, on the other;

  •
  during 2001, FTD's board of directors initiated a review of strategic alternatives that might be available to FTD to enhance stockholder value; also in 2001, with the assistance of Peter J. Solomon Company Limited as its financial advisor, FTD engaged in an extensive auction process in which over 120 potential purchasers were contacted, and no firm proposals were received as a result of this process;

  •
  starting in February 2003, FTD's board of directors engaged, with the assistance of Goldman Sachs as its financial advisor, in another extensive process to seek potential buyers to pursue a possible business combination or other strategic transaction with FTD; FTD's board of directors believes this process afforded any potential buyer interested in acquiring FTD with an opportunity to submit its best proposal, as over 50 potential purchasers were contacted, 28 of which signed confidentiality agreements and three of which submitted formal proposals to acquire FTD; and the $24.85 per share merger consideration offered by Leonard Green & Partners was the highest final bid received by FTD as a result of such process; and

  •
  holders of FTD common stock who do not vote in favor of the merger will have the right to demand appraisal of their shares under Delaware law if they take the actions necessary to perfect their rights.

        Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation believe that the merger is procedurally fair despite the fact that the terms of the merger agreement do not require the approval of at least a majority of the unaffiliated FTD stockholders and that FTD's board of directors did not retain an unaffiliated representative to act solely on behalf of the unaffiliated FTD stockholders for purposes of negotiating the terms of the merger agreement. Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation did not rely on any report, opinion or appraisal from an outside party in determining the fairness of the merger to the unaffiliated FTD stockholders and have not undertaken any formal evaluation of the fairness of the merger to the unaffiliated FTD stockholders, nor have they assigned specific relative weights to the factors considered by them.

        Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation did not consider net book value in determining the fairness of the merger to the unaffiliated stockholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for the FTD Class A common stock. They note, however, that the merger consideration of $24.85 per share of FTD common stock is higher than the book value of the FTD common stock. Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation did not consider liquidation value in determining the fairness of the merger to the unaffiliated FTD stockholders because FTD will continue to operate its businesses following the consummation of the merger. Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation did not establish a pre-merger going concern value for the FTD Class A common stock as a public company to determine the fairness of the merger consideration to the unaffiliated FTD stockholders. Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation do not believe there is a single method of determining going concern value. Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation did not consider the going concern value of FTD in determining the fairness of the merger because, following the merger, FTD will have a significantly different capital structure, which will result in different opportunities and risks for the business as a highly-leveraged private company.

        Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation believe that these factors provide a reasonable basis for their belief that the merger is fair to the unaffiliated FTD stockholders. This belief should not, however, be construed as a recommendation to any of the FTD stockholders, including the unaffiliated FTD stockholders, to adopt the merger agreement. Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation do not make any recommendation as to how the unaffiliated FTD stockholders should vote their shares relating to the merger or any related transactions.

The Position of the Management Investors as to the Fairness of the Merger

        The management investors believe that the merger is fair to the unaffiliated FTD stockholders. Their belief is based upon their knowledge and analysis of FTD, as well as factors considered by, and findings of, our board of directors with respect to the fairness of the merger to the unaffiliated FTD stockholders.

        The management investors considered factors listed below as to substantive fairness:

  •
  the members of FTD's board of directors beneficially own a majority of FTD common stock and other than Robert Norton, FTD's chairman and chief executive officer, and Michael Soenen, FTD's president and chief operating officer, have no significant interest in the merger that is different than, or in addition to, the interests of FTD stockholders generally, although the merger agreement does include customary indemnity and liability insurance provisions for FTD's officers and directors;

  •
  FTD's board of directors determined that the merger is fair to, and in the best interests of, FTD and its stockholders, including the unaffiliated FTD stockholders;

  •
  during 2001, FTD's board of directors initiated a review of strategic alternatives that might be available to FTD to enhance stockholder value; also in 2001, with the assistance of Peter J. Solomon Company Limited as its financial advisor, FTD engaged in an extensive auction process in which over 120 potential purchasers were contacted, and no firm proposals were received as a result of this process;

  •
  starting in February 2003, FTD's board of directors engaged, with the assistance of Goldman Sachs as its financial advisor, in another extensive process to seek potential buyers to pursue a possible business combination or other strategic transaction with FTD; FTD's board of directors believes this process afforded any potential buyer interested in acquiring FTD with an opportunity to submit its best proposal, as over 50 potential purchasers were contacted, 28 of which signed confidentiality agreements and three of which submitted formal proposals to acquire FTD; and the $24.85 per share merger consideration offered by Leonard Green & Partners was the highest final bid received by FTD as a result of such process;

  •
  Goldman Sachs delivered its opinion to FTD's board of directors, which was solely for the information and assistance of FTD's board of directors, in connection with its consideration of the transaction contemplated by the merger, that, as of the date of the written fairness opinion and based upon and subject to the factors and assumptions set forth therein, the $24.85 per share of FTD Class A and Class B common stock in cash to be received by the holders of FTD Class A and Class B common stock pursuant to the merger agreement is fair from a financial point of view to such holders (other than holders who are parties to the exchange agreements);

  •
  the merger consideration represents a premium to the current (that is, at the time of announcement of the merger agreement) and historical market prices for FTD Class A common stock; in particular, while the merger consideration of $24.85 per share represents a 2.2% premium to the closing price of FTD Class A common stock on October 3, 2003 (the last trading day prior to the public announcement of the merger agreement), the merger consideration represents an 11.0% premium over the weighted average trading price of FTD Class A common stock for the six-month period prior to the execution of the merger agreement, a 13.3% premium over the closing price of FTD Class A common stock on May 23, 2003, the last trading day prior to the day on which a news story appeared in The New York Post reporting a potential sale of FTD, a 24.3% premium over the closing price of FTD Class A common stock on February 26, 2003, the date of the letter agreement pursuant to which FTD engaged Goldman Sachs as FTD's financial advisor, and a 109.7% premium over the 52-week low trading price of FTD Class A common stock of $11.85; and

  •
  the merger will provide consideration to FTD's stockholders entirely in cash.

        The management investors believe that the merger is procedurally fair to the unaffiliated FTD stockholders based upon the following factors:

  •
  the members of FTD's board of directors, other than Robert Norton, FTD's chairman and chief executive officer, and Michael Soenen, FTD's president and chief operating officer, have no significant interest in the merger that is different than, or in addition to, the interests of FTD stockholders generally, although the merger agreement does include customary indemnity and liability insurance provisions for FTD's officers and directors;

  •
  the terms of the merger agreement were determined through what the management investors believed to be extensive arms-length negotiations between FTD and its legal and financial advisors, on the one hand, and Leonard Green & Partners and its advisors, on the other;

  •
  during 2001, FTD's board of directors initiated a review of strategic alternatives that might be available to FTD to enhance stockholder value; also in 2001, with the assistance of Peter J. Solomon Company Limited as its financial advisor, FTD engaged in an extensive auction process in which over 120 potential purchasers were contacted, and no firm proposals were received as a result of this process;

  •
  starting in February 2003, FTD's board of directors engaged, with the assistance of Goldman Sachs as its financial advisor, in another extensive process to seek potential buyers to pursue a possible business combination or other strategic transaction with FTD; FTD's board of directors believes this process afforded any potential buyer interested in acquiring FTD with an opportunity to submit its best proposal, as over 50 potential purchasers were contacted, 28 of which signed confidentiality agreements and three of which submitted formal proposals to acquire FTD; and the $24.85 per share merger consideration offered by Leonard Green & Partners was the highest final bid received by FTD as a result of such process; and

  •
  holders of FTD common stock who do not vote in favor of the merger will have the right to demand appraisal of their shares under Delaware law if they take the actions necessary to perfect their rights.

        In considering the fairness of the merger to the unaffiliated FTD stockholders, the management investors did not independently consider the going concern value, liquidation value or net book value of FTD. The management investors did not independently establish a pre-merger going concern value of FTD's equity for such purpose because they do not believe there is a single method of determining going concern value, although they did consider historical market prices for FTD Class A common stock over various periods prior to the public announcement of the signing of the merger agreement as well as the indications of value received from prospective bidders in the extensive auction process that led to the merger. In addition, the management investors were aware of a discounted cash flow analysis that was performed to assist the FTD board of directors in its analysis of the merger, as described under the heading "—Recommendation of Our Board of Directors; Fairness of the Merger." With respect to liquidation value, the management investors, based on their familiarity with FTD's business, considered that, as a participant in the floriculture industry, with significant value in its employees and goodwill, liquidation value would likely be significantly lower than the valuation of FTD as a going concern and, as such, would not provide a useful comparison for assessing the fairness of the $24.85 per share merger consideration. In addition, the management investors considered that book value ($7.49 per share as of June 30, 2003), which is based on the historical cost value of FTD's assets (but does not take into account any shares of common stock issuable upon the exercise of options), also would not provide fair value for the business as compared to current period measurements of FTD's operational performance, such as EBITDA and earnings per share.

        The management investors believe that the merger is procedurally fair despite the fact that the terms of the merger agreement do not require the approval of at least a majority of the unaffiliated FTD stockholders and that FTD's board of directors did not retain an unaffiliated representative to act solely on behalf of the unaffiliated FTD stockholders for purposes of negotiating the terms of the merger agreement because such approval is not required under Delaware law and because the management investors believe the substantive and procedural fairness of the transaction was established by the factors set forth above. The management investors did not rely on any report, opinion or appraisal from an outside party in determining the fairness of the merger to the unaffiliated FTD stockholders. The management investors have not undertaken any formal evaluation of the fairness of the merger to the unaffiliated FTD stockholders, nor have they assigned specific relative weights to the factors considered by them.

        The management investors did not, in their decision-making, attempt to weigh or rank these various factors relative to each other. The management investors do not believe that their interests in the transaction unduly influenced FTD's board of directors' decision-making although the management investors were aware of such interests during the process.

        The management investors believe that these factors provide a reasonable basis for their belief that the merger is fair to the unaffiliated FTD stockholders. This belief should not, however, be construed as a recommendation to any of the FTD stockholders, including the unaffiliated FTD stockholders, to adopt the merger agreement. The management investors do not make any recommendation as to how the FTD stockholders should vote their shares relating to the merger or any related transactions.

Purpose and Reasons for the Merger

  FTD, Inc.

        Our purpose for engaging in the merger is to enable the FTD stockholders, including our unaffiliated stockholders, to receive $24.85 in cash per share, representing a premium to the market price of our common stock prior to announcement of the merger agreement. We also determined to undertake the merger at this time based on the conclusions and reasons of our board of directors described in detail above under "—Background of the Merger" and "—Recommendation of Our Board of Directors; Fairness of the Merger."

  Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation

        The purposes of Green Equity Investors, GEI Capital and their affiliates Mercury Man Holdings Corporation and Nectar Merger Corporation for engaging in the merger are to enable Green Equity Investors to obtain a controlling interest in FTD. Because Green Equity Investors contemplated that existing management, including the management investors, would continue to operate FTD's business following completion of the merger, it was important to Green Equity Investors that the management investors have an ownership interest in Mercury Man Holdings Corporation following completion of the merger. Mercury Man Holdings Corporation and Nectar Merger Corporation were formed for the purpose of engaging in the merger and the other transactions contemplated by the merger agreement. Mercury Man Holdings Corporation and Nectar Merger Corporation elected to proceed with the merger and the other transactions contemplated by the merger agreement for the same purposes that motivated Green Equity Investors. Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation engaged in the merger at this time as a result of the solicitation process initiated by FTD described above under "—Background of the Merger."

  Management Investors

        The merger agreement provides that, as a condition to the merger, certain of the senior officers of FTD, including Robert Norton, FTD's chairman and chief executive officer, must invest at least $4.0 million in the aggregate in the equity of Mercury Man Holdings Corporation. The management investors did not solicit the opportunity to invest in the equity of Mercury Man Holdings Corporation; rather, it was a condition to Leonard Green & Partners' willingness to proceed with the contemplated transaction. As a result, the management investors will retain an investment in FTD. The management investors believe that as a company without publicly traded equity, FTD will have greater operating flexibility to focus on enhancing value by emphasizing growth and operating cash flow without the constraint of the public market's emphasis on quarterly earnings. While the management investors believe that there will be significant opportunities associated with their continued ownership, there are also substantial risks that these opportunities may not be realized. These risks include:

  •
  lack of liquidity in the investment;

  •
  risks associated with our increased debt level following the merger;

  •
  risks associated with the operations of the business; and

  •
  risk of loss of all or some of the investment.

Structure of the Merger

        The transaction was structured as a merger because, in the opinion of each of us, Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation, Nectar Merger Corporation and the management investors, it was the most efficient structure for the transaction. In addition, the parties structured the transaction with the intent that the management investors should generally have a tax-free exchange of shares of FTD common stock for shares of common stock of Mercury Man Holdings Corporation.

Effects of the Merger; Plans or Proposals After the Merger

        After the effective time of the merger, holders of common stock will cease to have ownership interests in us or rights as stockholders and will therefore not have the opportunity to share in any of our future earnings and growth and similarly, will not bear the risk of any losses generated by our operations and any decrease in our value after the merger. As a result of the merger, Mercury Man Holdings Corporation will own all of the surviving corporation's outstanding common stock and will be the sole beneficiary of our future earnings and growth, if any. Similarly, Mercury Man Holdings Corporation will also bear the risk of any losses generated by the surviving corporation's operations and any decrease in value after the merger. All of the securities of Mercury Man Holdings Corporation will be owned by Green Equity Investors and the management investors.

        Following the merger, our Class A common stock will no longer be traded on the Nasdaq National Market. In addition, the registration of our Class A common stock under the Securities Exchange Act of 1934 will be terminated under section 12(g)(4) of the Exchange Act. Due to this termination, certain provisions of Section 16(b) of the Exchange Act, and requirements that we furnish a proxy or information statement in connection with stockholders' meetings, will no longer apply to us. After the effective time of the merger, there will be no publicly traded common stock outstanding.

        From and after the effective time of the merger, all of our current officers, other than Michael Soenen, our president and chief operating officer, will remain the officers of the surviving corporation, and the directors of Nectar Merger Corporation will be the directors of the surviving corporation, until, in each case, their successors are duly elected or appointed and qualified. From and after the effective time, our certificate of incorporation will be as set forth in Exhibit A to the merger agreement, and our bylaws will be as set forth in Exhibit B to the merger agreement, each until amended afterwards.

        Mercury Man Holdings Corporation, Nectar Merger Corporation and the management investors expect that following completion of the merger, our operations will be conducted substantially as they are currently being conducted. Mercury Man Holdings Corporation, Nectar Merger Corporation and the management investors have informed us that they have no current plans or proposals or negotiations which relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets except as described in this proxy statement. Nevertheless, Green Equity Investors, Mercury Man Holdings Corporation and the management investors may initiate from time to time reviews of us and our assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable following the merger. They expressly reserve the right to make any changes that they deem necessary or appropriate in the light of their review or in the light of future developments. Green Equity Investors is continuously engaged in the process of identifying, receiving and reviewing potential investment opportunities in companies. In that regard, Green Equity Investors and Mercury Man Holdings Corporation may explore and discuss with the management investors and with third parties, potential investment, acquisition and other opportunities involving companies in the same and related lines of business as us, including without limitation floral products and services and specialty gifts and other products and services relating to floral products and services and specialty gifts and the markets served by those industries, and expect to do so in the future.

        A benefit to Green Equity Investors, Mercury Man Holdings Corporation, Nectar Merger Corporation and the management investors is that our future earnings and growth will be solely for their benefit and not for the benefit of the current unaffiliated FTD stockholders. The detriments to us and Green Equity Investors, Mercury Man Holdings Corporation, Nectar Merger Corporation and the management investors are the lack of liquidity for our common stock following the merger, the payment of approximately $468.2 million to fund the merger, and the payment of approximately $34.5 million in estimated fees and expenses.

        The benefit to the unaffiliated FTD stockholders is the right to receive $24.85 per share for their shares of our common stock. The detriments are that the unaffiliated FTD stockholders will cease to participate in our future earnings and growth, if any, and that the receipt of the payment for their shares will be a taxable transaction for federal income tax purposes. See "Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders."

        The following table sets forth a pro forma analysis of the number of shares and book value per share of each person participating in the going private transaction as compared to the unaffiliated FTD stockholders.

FTD, Inc.
Effects of Going Private Transaction
As of and for the three-month period ended September 30, 2003

	Class A Common Stock	Class B Common Stock	Total Common Stock	Merger Adjustments	New Common Stock
GEI Capital IV, LLC Green Equity Investors IV, L.P. Mercury Man Holdings Corporation Nectar Merger Corporation
Shares of common stock	—	—	—
Net book value			—	$36,564,000	$36,564,000
Net book value (percentage)			0.00%	91.41%	91.41%
Net earnings			—	$4,394,993	$4,394,993
Net earnings (percentage)			0.00%	91.41%	91.41%
Management investors
Shares of common stock	410,632	—	410,632
Net book value			$3,186,120	$249,880	$3,436,000
Net book value (percentage)			2.51%	6.08%	8.59%
Net earnings			$120,444	$292,563	$413,007
Net earnings (percentage)			2.51%	6.08%	8.59%
Total affiliated FTD stockholders
Shares of common stock	11,115,147	1,119,103	12,234,250
Net book value			$94,926,320	$(91,490,320)	$3,436,000
Net book value (percentage)			74.64%	(66.05)%	8.59%
Net earnings			$3,588,462	$(3,175,455)	$413,007
Net earnings (percentage)			74.64%	(66.05)%	8.59%
Unaffiliated FTD stockholders
Shares of common stock	3,965,657	192,149	4,157,806	(4,157,806)	—
Net book value			$32,260,680	$(32,260,680)	—
Net book value (percentage)			25.36%	(25.36)%	0.00%
Net earnings			$1,219,538	$(1,219,538)	—
Net earnings (percentage)			25.36%	(25.36)%	0.00%

Risk that the Merger Will Not Be Completed

        The closing of the merger is subject to various conditions, including but not limited to the conditions generally described below:

  •
  the holders of a majority of the shares of our Class A common stock outstanding and entitled to vote at the special meeting must vote to adopt the merger agreement;

  •
  the financing necessary to complete the merger as contemplated by the financing commitment letters provided to us in connection with the execution of the merger agreement (or alternative financing on terms substantially similar to such contemplated financing), and the retirement of our and our subsidiaries' debt, and the release of any related liens must each be consummated on terms acceptable to Nectar Merger Corporation, provided that the terms set forth in such financing commitment letters are deemed to be acceptable;

  •
  the representations and warranties of FTD, Mercury Man Holdings Corporation and Nectar Merger Corporation must be true and correct, generally subject to qualifications as to materiality;

  •
  there must not have been any change, event, occurrence, development or circumstance which constitutes or could reasonably be expected to constitute a material adverse effect for us or for Mercury Man Holdings Corporation and Nectar Merger Corporation;

  •
  FTD, Mercury Man Holdings Corporation and Nectar Merger Corporation must have performed in all material respects, their respective obligations under the merger agreement;

  •
  certain of our senior officers, including Robert Norton, our chairman and chief executive officer, must invest at least $4.0 million in the aggregate in the equity of Mercury Man Holdings Corporation;

  •
  our employment agreements, as amended, with certain of our senior officers must be in full force and effect and such senior officers must be able and willing to provide their services to FTD in accordance with the terms of their employment agreements following the merger;

  •
  any applicable waiting period or required approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other similar applicable law must have expired, been terminated or received;

  •
  there must be no laws issued, or any other action taken, by any governmental entity of competent authority and jurisdiction then in effect, that restrains, enjoins or otherwise prohibits or makes illegal the completion of the merger; provided that the parties must have used their respective reasonable best efforts to have any such law or other legal restraint vacated;

  •
  FTD, Mercury Man Holdings Corporation and Nectar Merger Corporation must have obtained the required third party consents, approvals and orders necessary to consummate the merger;

  •
  there must be no pending action or proceeding, that has a reasonable likelihood of success, by any governmental entity or other person seeking to:

  •
  make illegal, materially delay, restrain or prohibit the completion of the merger or to obtain material damages;

  •
  restrain or prohibit the ownership or operation by Mercury Man Holdings Corporation or its affiliates of all or a material portion of our or our subsidiaries' or affiliates' businesses or assets;

  •
  compel Mercury Man Holdings Corporation or any of its affiliates to dispose of or hold separately all or a material portion of our or our subsidiaries' businesses or assets; or

    •
    impose material limitations on Mercury Man Holdings Corporation's or its affiliates' ability to effectively control our or any of our subsidiaries' businesses or operations or to exercise full rights of ownership over our common stock; and

  •
  holders of 10% or more of our common stock outstanding as of the record date of the special meeting must not have demanded appraisal of their shares in accordance with Delaware law.

        As a result of the conditions to the completion of the merger, even if the requisite stockholder approval is obtained, there can be no assurance that the merger will be completed.

        We expect that if the merger agreement is not adopted by stockholders, or if the merger is not completed for any other reason, our current management, under the direction of our board of directors, will continue to manage us as an on-going business. We are not currently considering any other transaction as an alternative to the merger.

Interests of Our Directors and Officers in the Merger

        When considering the recommendation of our board of directors with respect to the merger, you should be aware that some members of our board of directors and certain of our senior officers, including Robert Norton, our chairman and chief executive officer, have interests in the merger that are different than, or in addition to, your interests as our stockholder generally and that may create potential conflicts of interest. Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement. These interests are described below.

  Equity Ownership in Mercury Man Holdings Corporation

        From the outset, Leonard Green & Partners' proposal required that certain of our senior officers invest at least $4.0 million in the equity of Mercury Man Holdings Corporation. As a result, the merger agreement provides that, as a condition to the merger, certain senior officers of FTD, including Robert Norton, our chairman and chief executive officer, must invest at least $4.0 million in the aggregate in the equity of Mercury Man Holdings Corporation. We anticipate that certain of our senior officers will invest approximately $4.4 million, $4.0 million of which will be invested by Robert Norton, in the equity of Mercury Man Holdings Corporation. Such an investment in the equity of Mercury Man Holdings Corporation would satisfy the above-referenced condition in the merger agreement. To make that investment, Robert Norton and the other management investors will enter into exchange and/or subscription agreements pursuant to which Robert Norton and those officers will either exchange a portion of their equity interests in FTD for equity interests in Mercury Man Holdings Corporation, make a cash investment in equity interests in Mercury Man Holdings Corporation or engage in a combination of the foregoing. The management investors will also have the opportunity to purchase up to $800,000 of additional equity in Mercury Man Holdings Corporation after the end of the 2004 fiscal year.

        The opportunity to obtain an equity interest in Mercury Man Holdings Corporation in connection with the merger may have presented these senior officers, including Robert Norton, with actual and potential conflicts of interest in connection with the merger. Other than the management investors, none of our other existing stockholders will have an ownership interest in Mercury Man Holdings Corporation immediately following the effective time of the merger.

  Employment with Surviving Corporation

        Each of our current senior officers, other than Michael Soenen, our president and chief operating officer, will continue in their current positions with FTD following the merger. We have amended our employment agreements with each of Robert Norton, Jon Burney, Ann Hofferberth, Larry Johnson, George Kanganis, Daniel Smith, William Van Cleave and Carrie Wolfe to clarify a provision in their employment agreements relating to the circumstances under which such senior officers may be entitled to severance payments as a result of the contemplated merger. We anticipate that, following completion of the merger, the positions of the chief executive officer and the president will be consolidated into a single position to be occupied by Robert Norton, our current chairman and chief executive officer, and the chief operating officer position will be eliminated.

        Norton Employment Arrangement.    We have entered into a letter agreement, dated as of April 12, 2001, as amended on May 20, 2003 and October 5, 2003, with Robert Norton to serve as our chairman and chief executive officer as well as chairman and chief executive officer of Florists' Transworld Delivery, Inc., or FTDI, our wholly owned operating subsidiary. The terms of Mr. Norton's employment agreement extend through September 30, 2005 and automatically renew for two year periods thereafter unless terminated as provided in the agreement for cause or without cause. Mr. Norton's base salary under the agreement is $450,000 per year, subject to merit increases in base salary as the compensation committee may determine, in its discretion, plus an annual performance bonus as set by the compensation committee based upon performance criteria set by the compensation committee. Mr. Norton's annual bonus is paid at the end of the first quarter of our fiscal year based upon performance criteria met as of the end of the immediately preceding fiscal year. Mr. Norton's employment agreement also provides for participation by Mr. Norton in all benefit programs, including life, health and disability, available to our other senior executives. In addition, Mr. Norton's employment agreement provides that if:

  •
  we fail to renew the employment agreement at the end of the term;

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  we terminate Mr. Norton's employment without cause (other than during a change of control period); or

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  Mr. Norton resigns following his assignment to a position that represents a material diminution in his operating responsibilities (other than during a change of control period);

then Mr. Norton is entitled to receive certain termination benefits, which include, among other things, the continuation of his most recent base salary for 24 months from the effective date of any such termination, any pro rata bonus to which Mr. Norton may be entitled pursuant to the agreement, the accelerated vesting of restricted stock awards and options to purchase shares of our common stock, and the continued participation in certain of our life, disability, group and health plans until the earlier of 24 months after termination or the date on which Mr. Norton accepts other full-time employment.

        In addition, the employment agreement provides that Mr. Norton is entitled to receive certain severance benefits upon a change of control if, during the two years following the change of control, his employment is involuntarily terminated or not renewed (other than for cause, death or permanent disability) or he resigns because:

  •
  we fail to elect or re-elect or otherwise to maintain Mr. Norton in the office or the position, or a substantially equivalent office or position, which he held immediately prior to the change of control;

  •
  there is (1) a material adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position that Mr. Norton held immediately prior to a change of control (except for changes resulting from us ceasing to be a public company or Mr. Norton no longer having the duties held by an officer of a public company); (2) a reduction in Mr. Norton's base salary or a material modification in the scope of his right to participate in any bonus program offered to similarly-situated employees as in effect immediately prior to a change of control; or (3) the termination, denial or reduction in scope or value of Mr. Norton's rights to certain additional employment-related benefits at least as great in the aggregate as those payable immediately prior to a change of control;

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  a change in the scope of the business or other activities for which Mr. Norton is responsible, which has rendered him unable to carry out any material portion of the duties attached to his position held immediately prior to a change of control (except for changes resulting from us ceasing to be a public company or Mr. Norton no longer having the duties held by an officer of a public company);

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  our liquidation, dissolution, merger, consolidation or reorganization or transfer of all or substantially all of our business and/or assets (unless the successor assumes all duties and obligations under our employment agreements); or

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  Mr. Norton is required to have his principal location of work changed to any location that is more than 50 miles from his principal location of work immediately prior to a change of control.

        These benefits include, among other things, a lump sum payment equal to the sum of (i) his base salary for three years at the highest rate during the three year period prior to termination, (ii) three times his target performance bonus for the fiscal year in which the change of control or termination occurs, whichever is higher and (iii) any pro rata performance bonus to which he may be entitled for the fiscal year in which the change of control or termination occurs, whichever is higher. For three years after the date of termination, Mr. Norton is also entitled to certain health benefits, life insurance and disability insurance and reasonable and customary executive outplacement services not to exceed $20,000.

        A "change of control" is defined to include:

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  the acquisition by any person of more than 50% of our voting stock or the voting stock of FTDI;

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  a change in a majority of our directors or the directors of FTDI;

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  the consummation of a reorganization, merger or consolidation or sale of all or substantially all of our assets or the assets of FTDI; or

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  the approval by our stockholders or the stockholders of FTDI of a complete liquidation or dissolution of us or FTDI.

        Mr. Norton's employment agreement provides for a tax gross-up payment if Section 280G of the Internal Revenue Code of 1986, as amended, is triggered with respect to any payments that constitute "parachute payments." The amount of the gross-up payment is an amount such that, after payment by Mr. Norton of the excise tax of Section 4999 of the Internal Revenue Code of 1986, as amended, and all income taxes and any interest or penalties attributable to the excise tax, Mr. Norton retains an amount of the gross-up payment equal to the excise tax imposed on the "parachute payments." Mr. Norton's employment agreement provides that any stock options or restricted stock awards will vest in full upon a change of control.

        In addition, Mr. Norton has entered into a separate agreement with us that provides for nondisclosure of confidential information, noncompetition and nonsolicitation of customers, suppliers and employees. Such agreement is effective for three years after Mr. Norton's employment with us is terminated.

        Other Executive Employment Arrangements.    Pursuant to employment agreements between us and each of Michael Soenen, Jon Burney, Ann Hofferberth, Larry Johnson, George Kanganis, Daniel Smith, William Van Cleave and Carrie Wolfe, each dated as of May 20, 2003 and (except for Michael Soenen) amended as of October 5, 2003, each executive has agreed to serve as one of our officers, or in a substantially similar position with any entity that acquires us, through May 31, 2004, with each agreement renewing automatically for one year periods thereafter unless terminated as provided in the agreement prior to the end of the term. The respective agreements provide for the following minimum base salaries, subject to merit increases in base salary as the compensation committee may determine, plus a performance bonus as set by the board or the compensation committee: Michael Soenen, $325,000; Jon Burney, $195,000; Ann Hofferberth, $240,000; Larry Johnson, $122,000; George Kanganis, $180,000; Daniel Smith, $175,000; William Van Cleave, $220,000; and Carrie Wolfe, $225,000. The employment agreements also provide that each executive is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by each executive for us or on our behalf and additional employment-related benefits that are made available from time to time to our employees who are at comparable levels to each executive. In addition, each executive's employment agreement provides that if:

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  we fail to renew the employment agreement at the end of the term;

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  we terminate the executive's employment without cause (other than during a change of control period); or

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  the executive resigns following his or her assignment to a position that represents a material diminution in his or her operating responsibilities (other than during a change of control period);

then the executive is entitled to receive certain termination benefits, which include, among other things, the continuation of his or her most recent base salary for one year from the effective date of any such termination and any pro rata bonus to which the executive may be entitled pursuant to the agreement.

        In addition, each employment agreement provides that the executive is entitled to receive certain severance benefits upon a change of control if, during the two years following a change of control, his or her employment is involuntarily terminated or not renewed (other than for cause, death or permanent disability) or he or she resigns because:

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  we fail to elect or re-elect or otherwise to maintain the executive in the office or the position, or a substantially equivalent office or position, which he or she held immediately prior to the change of control;

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  there is (1) a material adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position that the executive held immediately prior to a change of control (except for changes resulting from us ceasing to be a public company or the executive no longer having the duties held by an officer of a public company for all executives other than Michael Soenen); (2) a reduction in the executive's base salary or a material modification in the scope of his or her right to participate in any bonus program offered to similarly-situated employees as in effect immediately prior to a change of control; or (3) the termination, denial or reduction in scope or value of the executive's rights to certain additional employment-related benefits at least as great in the aggregate as those payable immediately prior to a change of control;

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  a change in the scope of the business or other activities for which the executive is responsible, which has rendered him or her unable to carry out any material portion of the duties attached to his or her position held immediately prior to a change of control (except for changes resulting from us ceasing to be a public company or the executive no longer having the duties held by an officer of a public company for all executives other than Michael Soenen);

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  our liquidation, dissolution, merger, consolidation or reorganization or transfer of all or substantially all of our business and/or assets (unless the successor assumes all duties and obligations under our employment agreements); or

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  the executive is required to have his or her principal location of work changed to any location that is more than 50 miles from his or her current principal location of work immediately prior to the change of control.

        These benefits include, among other things, a lump sum payment equal to the sum of (i) his or her base salary for two years (three years for Michael Soenen) at the highest rate during the three year period prior to termination, (ii) two times (three times for Michael Soenen) his or her target performance bonus for the fiscal year in which the change of control or termination occurs, whichever is higher and (iii) any pro rata performance bonus to which he or she may be entitled for the fiscal year in which the change of control or termination occurs, whichever is higher. For two years (three years for Michael Soenen) after the date of termination, each executive is entitled to certain health benefits, life insurance and disability insurance and reasonable and customary executive outplacement services not to exceed $20,000.

        A "change of control" is defined in each executive's employment agreement to include:

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  the acquisition by any person of more than 50% of our voting stock or the voting stock of FTDI;

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  a change in a majority of our directors or the directors of FTDI;

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  the consummation of a reorganization, merger or consolidation or sale of all or substantially all of our assets or the assets of FTDI; or

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  the approval by our stockholders or the stockholders of FTDI of a complete liquidation or dissolution of us or FTDI.

        Each executive's employment agreement also provides that any of the executive's outstanding stock options or restricted stock awards will become immediately exercisable or vest in full, as the case may be, upon a change of control.

        Other than our employment agreement with Robert Norton, our current chairman and chief executive officer, and Michael Soenen, our current president and chief operating officer, each of which provides for tax gross-up payments, each executive's employment agreement provides for a cap if Section 280G of the Internal Revenue Code of 1986, as amended, is triggered unless the executive would receive greater after tax proceeds, taking into account the excise tax of Section 4999 of the Internal Revenue Code of 1986, as amended, if the payments were not capped.

        Under the terms of a confidentiality and non-competition agreement between FTDI and each of the executives, the executives have agreed not to engage in any business activity if such activity constitutes the sale or provision of floral products or services that are similar to, or competitive with, floral products or services then being sold or provided by FTDI or any of its subsidiaries or affiliated companies, while the executive is employed by FTDI and for a period of one year thereafter. In addition, under the agreement, each executive has agreed to certain provisions regarding the non-disclosure of confidential information and non-solicitation of employees of FTDI.

  Company Bonuses

        The merger agreement provides that, as a condition to Mercury Man Holdings Corporation's obligation to complete the merger, Robert Norton, our chairman and chief executive officer, and two of our other senior officers will continue to be employed by us at the time of the closing of the merger and each be able and willing to provide their services to FTD in accordance with the terms of their employment agreements following the merger. In order to provide an incentive for certain of our senior officers to remain employed with us through the closing of the merger, we adopted a stay and sale bonus plan providing for payments by us totaling $2.75 million in cash as incentive compensation for the roles played by our management team in connection with the process that led to the proposed merger transaction with Leonard Green & Partners. Certain of our senior officers are eligible to participate in the plan, with payments expected to be made by us immediately prior to the time of the closing of the merger, provided such officers are employed with us at that time. Under the stay and sale bonus plan, Robert Norton, our chairman and chief executive officer, will receive $1.225 million,

Carrie Wolfe, our chief financial officer, will receive $500,000 and Michael Soenen, our president and chief operating officer, will receive $250,000 if they are employed with us at the time of the closing of the merger. The remaining $775,000 will be allocated by Robert Norton and the compensation committee of our board of directors among other senior officers who are employed by us at the time of the closing of the merger.

  Change of Control Payments

        We have executive employment agreements with Robert Norton, Michael Soenen, Jon Burney, Ann Hofferberth, Larry Johnson, George Kanganis, Daniel Smith, William Van Cleave and Carrie Wolfe. Each employment agreement, as described above, contains provisions requiring certain lump sum payments to be made by us to each employee in the case of termination or constructive termination occurring within a certain period of time following a change of control. In addition, at the effective time of the merger, an aggregate of 1,218 shares of restricted stock held by three of our non-employee directors will vest in full.

        We anticipate that, following completion of the merger, the positions of the chief executive officer and the president will be consolidated into a single position to be occupied by Robert Norton, our current chairman and chief executive officer, and the chief operating officer position will be eliminated. As a result of the consolidation of these positions, Michael Soenen, our current president and chief operating officer, would be entitled to receive severance payments of approximately $1.5 million pursuant to the terms of his employment agreement with us. Other than Michael Soenen, we do not anticipate that any other FTD officers or employees will be entitled to severance payments in connection with the consummation of the merger.

  Option Cash-Out

        In connection with the merger, we will cash out all options to purchase shares of Class A common stock at a price equal to the excess, or spread, of the $24.85 per share merger consideration over the per share exercise price of each option. As of the record date, our executive officers and directors held options with a positive spread to purchase a total of 774,750 shares of Class A common stock. The aggregate spread of the $24.85 per share merger consideration over the per share exercise price of these options is $9.1 million. Included in this amount are options held by Robert Norton, our chairman and chief executive officer, and Michael Soenen, our president and chief operating officer, who are members of our board of directors and hold options to purchase 440,000 and 121,000 shares of Class A common stock, respectively. The aggregate spread of the $24.85 per share merger consideration over the per share exercise price of these options held by Robert Norton and Michael Soenen is approximately $5.8 million and $1.2 million, respectively.

        With respect to the options to purchase 15,200 shares of Class A common stock granted under our equity incentive plans for which the exercise price is greater than $24.85, those options will be cancelled in the merger, and in exchange therefor, the holders will be entitled to receive a payment of $0.05 per share of Class A common stock issuable upon exercise of such stock options.

  Indemnification of Directors and Officers; Directors' and Officers' Insurance

        The merger agreement provides that the surviving corporation will honor all of our obligations to indemnify and hold harmless, to the extent not paid by insurance, our present and former officers and directors for acts or omissions that occurred prior to closing of the merger to the extent provided under Delaware law and our certificate of incorporation and bylaws in effect on October 5, 2003. Mercury Man Holdings Corporation has also agreed to separately indemnify and hold harmless, to the extent not paid by insurance, our present and former officers and directors for acts or omissions that occurred prior to completion of the merger, except that Mercury Man Holdings Corporation is not required to provide indemnification for losses arising out of the indemnified parties' gross negligence, wanton malfeasance, willful or illegal conduct or conduct that was intentionally injurious to FTD. These obligations will continue for six years after the completion of the merger. The merger agreement permits us to spend up to $2.0 million to purchase a six year, pre-paid noncancellable directors' and officers' "tail" insurance policy covering our and our subsidiaries' current and former directors and officers in a single aggregate amount over such six-year period equal to the policy limits for our and our subsidiaries' current directors' and officers' insurance policies. (See "The Merger Agreement—Covenants of Mercury Man Holdings Corporation and Nectar Merger Corporation—Director and Officer Liability and Indemnity.")

  Voting Agreements

        In connection with the merger agreement, each of the Perry Group, Bain Funds and Fleet Funds entered into separate voting agreements with Mercury Man Holdings Corporation. These principal stockholders have agreed, among other things and subject to certain exceptions, to do the following:

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  vote, or provide their consent with respect to all of such principal stockholders' shares of common stock entitled to vote, in favor of approval of the adoption of the merger agreement and the transactions contemplated by the merger agreement, and any actions required in furtherance of such transactions, and against any alternative transaction;

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  subject to certain exceptions, not enter into any agreement or understanding to vote, grant any proxy or power of attorney or give instructions with respect to the voting of such principal stockholders' shares of common stock;

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  subject to certain exceptions, revoke any and all prior proxies with respect to such principal stockholders shares of common stock, deposit any of the principal stockholders' shares of common stock or enter into any other voting agreements with respect to such shares;

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  at FTD's expense, provide information reasonably requested by FTD, Mercury Man Holdings Corporation or Nectar Merger Corporation for any regulatory application or filing made in connection with the merger and the other transactions contemplated by the merger agreement;

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  take all action necessary to, vote each of such principal stockholders' shares of common stock of FTD in accordance with the terms of their voting agreements, permit such principal stockholders' shares of common stock of FTD to be acquired in the merger and prevent creditors in respect of any pledge of such shares from exercising their rights under such pledge in a manner inconsistent with the terms of their respective voting agreements;

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  not, and cause each of their respective affiliates, directors, employees, attorneys, accountants, advisors, representatives and agents to not, directly or indirectly:

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  solicit or initiate or knowingly encourage or take any other action to facilitate the submission of any acquisition proposal or any other proposal related to an alternative transaction;

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    participate or engage in substantive discussions or negotiations with, or disclose or provide any non-public information relating to FTD or its subsidiaries to, or knowingly facilitate any inquiries by, any person, that to the actual knowledge of any principal stockholder, constitutes, or would reasonably be expected to lead to, any acquisition proposal or alternative transaction;

    •
    knowingly facilitate the making of any proposal that constitutes, or that would reasonably be expected to lead to, any acquisition proposal or alternative transaction;

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    approve, endorse, recommend or vote for any acquisition proposal or alternative transaction; or

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    enter into any agreement or agreement in principle, letter of intent or similar document contemplating or otherwise relating to any acquisition proposal or alternative transaction;

  •
  subject to certain exceptions, not subject any of such principal stockholders' shares of common stock to any encumbrances or sell, transfer, pledge, encumber, assign or dispose any of such shares (other than by operation of the merger) or grant any proxy or power-of-attorney with respect to any of such shares; and

  •
  not make a written demand for appraisal of such principal stockholders' shares of common stock in accordance with Section 262 of the General Corporation Law of the State of Delaware in connection with the merger.

        For the purposes of the voting agreements, the term "alternative transaction" means any acquisition proposal (as described in "The Merger Agreement—No Solicitation of Other Offers") and any other action, agreement or transaction that would result in a breach of any representation, warranty, covenant or other obligation or agreement of FTD contained in the merger agreement or that might hinder, delay, impede or frustrate the consummation of the transactions contemplated by the merger agreement.

        The voting agreements will terminate upon the earliest of:

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  the consummation of the merger;

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  the termination of the merger agreement in accordance with its terms;

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  any amendment or modification of the merger agreement that materially and adversely affects the holders of common stock and to which the principal stockholders have not agreed in writing; and

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  written notice by Mercury Man Holdings Corporation, to the principal stockholder, of the termination of such principal stockholder's voting agreement.

        For a more complete description of the voting agreements, you should refer to the voting agreements attached as Annexes D, E and F to this proxy statement.

  Stockholders Agreement

        Green Equity Investors, Mercury Man Holdings Corporation and the management investors will enter into a stockholders agreement. The stockholders agreement will, among other things, restrict the ability of the management investors to freely transfer their securities in Mercury Man Holdings Corporation and will give Green Equity Investors and Mercury Man Holdings Corporation a right of first refusal if any of the management investors seeks to make specified transfers of his or her securities to a third party. If any of the management investors ceases to be employed by FTD for any reason, Green Equity Investors and Mercury Man Holdings Corporation will be entitled to purchase his or her securities at specified prices. Additionally, Green Equity Investors will have drag-along rights, meaning that, under some circumstances, if Green Equity Investors desires to sell a portion of its securities to a third party, each of the management investors will be required to sell a portion of their shares to the third party. Also, each of the management investors will have tag-along rights to participate if Green Equity Investors sells its shares to a third party, which means that the management investors will be allowed to include a portion of their shares in the sale to the third party. The stockholders agreement will provide Green Equity Investors with demand and piggyback registration rights in some circumstances. In addition, the stockholders agreement will provide the management investors with piggyback registration rights in some circumstances.

  Mercury Man Holdings Corporation Board of Directors

        Initially, Robert Norton and a nominee of Robert Norton, and Peter Nolan, John Baumer and Timothy Flynn, each a nominee of Green Equity Investors, will serve on the board of directors of Mercury Man Holdings Corporation.

THE SPECIAL MEETING

        This proxy statement is furnished in connection with the solicitation of proxies by our board of directors in connection with a special meeting of our stockholders.

Date, Time and Place of the Special Meeting

        The special meeting is scheduled to be held on February 23, 2004 at 9:00 a.m., local time at our principal executive offices, located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

Proposal to be Considered at the Special Meeting

        At the special meeting, holders of Class A common stock will be asked to vote on proposal to adopt an Agreement and Plan of Merger, dated as of October 5, 2003, among us, Mercury Man Holdings Corporation and Nectar Merger Corporation.

Record Date

        Our board of directors has fixed the close of business on January 14, 2004 as the record date for the special meeting and only holders of Class A common stock on the record date are entitled to notice of and to vote at the special meeting. On that date, there were approximately 1,635 holders of record of Class A common stock, and 15,260,870 outstanding shares of Class A common stock entitled to vote at the special meeting.

Voting Rights; Vote Required for Adoption

        At the special meeting, you will be entitled to one vote for each share of Class A common stock you hold of record as of January 14, 2004.

        In order to have a quorum at the special meeting, a majority of the total number of all outstanding shares of Class A common stock entitled to vote as of the record date must be present in person or by proxy. Holders of our Class B common stock are not entitled to vote at the special meeting.

        If your shares of Class A common stock are held in "street name" by your bank or broker, your bank or broker will vote your shares, but only if you provide written instructions to your bank or broker on how to vote. You should follow the procedures provided by your bank or broker regarding how to instruct it to vote these shares. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have discretionary authority to vote on the adoption of the merger agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be voted on the proposal to adopt the merger agreement. This is called a broker non-vote.

        Under Delaware law, the merger agreement must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of our Class A common stock entitled to vote at the special meeting. Abstentions and broker non-votes will have the effect of a vote "AGAINST" the adoption of the merger agreement.

        As of the record date for the special meeting, certain of our principal stockholders, who have entered into voting agreements with Mercury Man Holdings Corporation, owned or controlled a total of 10,701,593 shares of Class A common stock, which is approximately 70.1% of all outstanding shares of Class A common stock. Under these voting agreements, our principal stockholders have agreed, among other things and subject to certain exceptions, to vote the shares of common stock of FTD that they own or control in favor of adoption of the merger agreement, the transactions contemplated by the merger agreement, and for any actions required in furtherance of the merger, and against any alternative transaction.

        As of the record date for the special meeting, our directors and executive officers as a group owned or controlled 11,116,365 shares of Class A common stock, which was approximately 72.8% of the total Class A common stock outstanding. Each of our directors and executive officers has indicated that he or she intends to vote in favor of adoption of the merger agreement at the special meeting but, except for those directors who have been designated by the principal stockholders that have executed the voting agreements described above, they have no obligation to do so.

        Our transfer agent, Computershare Investor Services LLC, will tabulate the votes.

Voting and Revocation of Proxies

        Stockholders of record may submit proxies by mail, by telephone or over the Internet. After carefully reading and considering the information contained in this proxy statement, each holder of Class A common stock should complete, date and sign its proxy card and mail the proxy card in the enclosed return envelope as soon as possible so that those shares of Class A common stock are represented at the special meeting, even if holders plan to attend the special meeting in person. You can also submit your proxy by telephone by calling the number on your proxy card or over the Internet by visiting the Web site designated on your proxy card. You must have your control number and proxy card available if you intend to vote using the telephone or Internet. If voting by telephone, follow the instructions on your proxy card and use the telephone keypad to submit any required information and your vote after the appropriate voice prompts. If voting over the Internet, please follow the on-screen instructions and the instructions on your proxy card. Do not send in your stock certificates with your proxy card.

        Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted "FOR" the proposal to adopt the merger agreement and in the discretion of the persons named in the proxy with respect to any other business that may properly come before the meeting or any adjournment of the meeting. You may also vote in person by ballot at the special meeting. Our board of directors is not currently aware of any business to be brought before the special meeting other than that described in this proxy statement.

        Until your proxy is exercised at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

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  by delivering a written revocation to FTD, Inc., c/o Computershare Investor Services LLC, Shareholder Communication Department, 2 LaSalle Street, 3rd Floor, Chicago, Illinois 60602;

  •
  by delivering a proxy of a later date by mail, Internet or telephone;

  •
  by attending the special meeting and voting in person; your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting; or

  •
  if you have instructed a broker to vote your shares, by following the directions received from your broker to change those instructions.

Solicitation of Proxies

        We will bear the expenses in connection with the solicitation of proxies. FTD has engaged the services of MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, to solicit proxies and to assist in the distribution of proxy materials. In connection with its retention by FTD, MacKenzie Partners, Inc. has agreed to provide consulting and analytic services and to assist in the solicitation of proxies, primarily from banks, brokers, institutional investors and individual stockholders. FTD has agreed to pay MacKenzie Partners, Inc. a fee of $6,000 plus out-of-pocket expenses for these services. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and we may reimburse them for their reasonable transaction and clerical expenses. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone, facsimile, telegram or other means of communication, by our officers and regular employees. These people will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services.

THE MERGER

        This section of the proxy statement describes material aspects of the proposed merger. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents we refer you to for a more complete understanding of the merger. In addition, we incorporate important business and financial information into this proxy statement by reference. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 96 of this proxy statement.

Effective Time of Merger

        If the merger agreement is adopted by the requisite vote of stockholders and the other conditions to the merger are satisfied, or waived to the extent permitted pursuant to the merger agreement, the merger will be consummated and become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or any later time as we, Mercury Man Holdings Corporation and Nectar Merger Corporation agree upon and specify in the certificate of merger. In the event that stockholders adopt the merger agreement, the parties intend to complete the merger as soon as practicable thereafter.

        We or Mercury Man Holdings Corporation may terminate the merger agreement prior to the effective time of the merger in certain circumstances, whether before or after the adoption of the merger agreement by stockholders. Additional details on the termination of the merger agreement are described in "The Merger Agreement—Termination of the Merger Agreement" below.

Payment of Merger Consideration and Surrender of Stock Certificates

        If we complete the merger, Mercury Man Holdings Corporation will be the sole stockholder of FTD, and holders of our Class A and Class B common stock will be entitled to receive $24.85 in cash without interest, less required withholding taxes, for each share of common stock that they own (other than shares for which appraisal of the fair value of such shares are properly being sought) at the time the merger is completed, and our common stockholders who do not wish to accept the $24.85 per share cash consideration payable pursuant to the merger may seek appraisal of the fair value of their shares. Mercury Man Holdings Corporation has designated Computershare Trust Company of New York, as the paying agent to make the cash payments contemplated by the merger agreement. At or prior to the effective time of the merger, Mercury Man Holdings Corporation will deposit or will cause Nectar Merger Corporation to deposit in trust with the paying agent funds in an aggregate amount equal to the merger consideration for all stockholders. The paying agent will deliver to you your merger consideration according to the procedure summarized below.

        At the effective time of the merger, we will close our stock ledger. After that time, if you present common stock certificates to the surviving corporation, the surviving corporation will exchange them for cash as described in this section.

        Promptly after the effective time of the merger, the surviving corporation will send you, or cause to be sent to you, a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the merger consideration.

        The paying agent will promptly pay you your merger consideration, together with any dividends to which you are entitled, after you have (i) surrendered your certificates to the paying agent and (ii) provided to the paying agent any other items specified by the letter of transmittal.

        Interest will not be paid or accrue in respect of cash payments of merger consideration. The surviving corporation will reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

        If the paying agent is to pay some or all of your merger consideration to a person other than you, you must have your certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the surviving corporation's satisfaction that the taxes have been paid or are not required to be paid.

        You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

        The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the surviving corporation, post a bond in an amount that the surviving corporation reasonably directs as indemnity against any claim that may be made against it in respect of the certificate.

        After the merger, subject to the exceptions in the next sentence, you will cease to have any rights as a stockholder of FTD. The exceptions include the right to receive dividends or other distributions with respect to your shares with a record date before the effective time of the merger, the right to surrender your certificate in exchange for payment of the merger consideration or, if you exercise your appraisal rights, the right to perfect your right to receive payment for your shares pursuant to appraisal rights under Delaware law.

        One year after the merger occurs, the paying agent will return to the surviving corporation all funds in its possession, and the paying agent's duties will terminate. After that time, stockholders may surrender their certificates to the surviving corporation and, subject to applicable abandoned property, escheat and similar laws, will be entitled to receive the merger consideration without interest. None of us, the paying agent, the surviving corporation, Mercury Man Holdings Corporation or any other person will be liable to any stockholder for any merger consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

Accounting Treatment

        For U.S. accounting and financial reporting purposes, the merger is intended to be treated as a purchase by Mercury Man Holdings Corporation of FTD under generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of the corporation not surviving a merger are, as of the effective date of the merger, recorded at their respective fair values and added to those of the surviving corporation. Financial statements of the surviving corporation issued after consummation of the merger reflect such values and are not restated retroactively to reflect the historical financial position or results of operations of the corporation not surviving.

Fees and Expenses of The Merger

        We estimate that if we complete the merger, fees and expenses incurred in connection with the merger will be approximately as follows:

(in thousands)
Financing fees and expenses and other professional fees	$17,600
Legal fees and expenses	3,000
Accounting expenses	950
Financial advisory fee and expenses	5,700
Severance	1,456
Stay and sale bonus	2,750
Printing, proxy solicitation and mailing costs	350
Filing fees	34
Directors and officers tail insurance policy	2,000
Miscellaneous	615

Total	$34,455

        Whether or not the merger is completed and except as otherwise provided in the merger agreement, all fees and expenses in connection with the merger will be paid by the party incurring those fees and expenses.

Financing of The Merger

        The obligation of Mercury Man Holdings Corporation and Nectar Merger Corporation to complete the merger is subject to a financing condition. Mercury Man Holdings Corporation estimates that approximately $468.2 million will be required to complete the merger, repay our existing debt and pay related fees and expenses, as set forth below in the "Sources and Uses of Funds" table below.

        Mercury Man Holdings Corporation and Nectar Merger Corporation expect this amount to be provided through a combination of the proceeds of:

  •
  equity contributions by Green Equity Investors and the management investors, which are described below under "—Equity Contributions;"

  •
  the term loan portion of a new senior credit facility, which is described below under "—Credit Facility;" and

  •
  either

  •
  a new senior subordinated bridge loan facility, which is described below under "—Bridge Loan Facility;" or

  •
  an offering of new senior subordinated notes, which are described below under "—Senior Subordinated Notes Offering."

        Mercury Man Holdings Corporation has entered into a commitment letter with Credit Suisse First Boston (CSFB), and UBS AG, Cayman Islands Branch and UBS Securities LLC (who are collectively referred to herein as UBS) pursuant to which CSFB and UBS have severally agreed to provide their commitments with respect to the new senior credit facility and the new senior subordinated bridge loan facility in aggregate amounts that, when combined with the equity contributions, will be sufficient to complete the merger, repay our existing debt, and pay related fees and expenses. These commitments are subject to the conditions set forth below under "—Conditions to the Credit Facility and Bridge Loan Facility." Mercury Man Holdings Corporation has also engaged CSFB and UBS to conduct an offering of the new senior subordinated notes, the proceeds of which, if such offering is consummated, would be used in lieu of the senior subordinated bridge loan facility.

        Mercury Man Holdings Corporation and Nectar Merger Corporation have also agreed to use their reasonable best efforts to obtain alternative or replacement financing in the event that the financing contemplated by the commitment letter previously delivered to us is unavailable, including an agreement to commit up to an additional $20.0 million of equity to the transaction as a part of these efforts to obtain alternative financing.

        The estimated sources and uses of funds in connection with the merger and related transactions are as follows (assuming the merger was completed on September 30, 2003):

Sources and Uses of Funds
$ in millions
(all figures are approximate)

Sources
Cash on hand(1)	$2.6
Revolving loans under the new senior credit facility (funded at the closing of the merger)(2)	—
Term loan under the new senior credit facility	100.0
Senior subordinated notes	150.0
Contributed equity (including $4.4 million of rollover equity)(3)	215.6

Total	$468.2

Uses
Merger consideration(4)	$418.2
Repayment of existing indebtedness(1)	15.5
Fees and expenses	34.5

Total	$468.2

(1)
Reflects our cash on hand and indebtedness as of September 30, 2003. To the extent our cash on hand or indebtedness at the consummation of the merger is different than that as of September 30, 2003, the contributed equity will be adjusted on a dollar-for-dollar basis, subject to our obligation to fund the escrow account described in note (3) below, but in no event will the contributed equity be less than $190 million. As of December 31, 2003, our cash on hand was $11.3 million and we had no indebtedness outstanding.

(2)
The new revolving credit facility will provide for borrowings of up to $50.0 million in aggregate principal amount and will be undrawn upon the consummation of the merger. At the consummation of the merger, we expect to have approximately $2.0 million of letters of credit that will reduce availability under the new revolving credit facility by a like amount.

(3)
Green Equity Investors has committed to invest an amount sufficient to consummate the merger and related financing transactions, after taking into account the contemplated proceeds from our new senior credit facility, the issuance of the new senior subordinated notes, the investment in the preferred and common stock of Mercury Man Holdings Corporation by the management investors and our cash on hand. To the extent our cash on hand or indebtedness at the consummation of the merger is different than that as of September 30, 2003, the contributed equity will be adjusted on a dollar-for-dollar basis, subject to our obligation to fund the escrow account described below, but in no event will the contributed equity be less than $190.0 million. Based on our cash on hand, outstanding indebtedness and outstanding shares of common stock as of December 31, 2003, if the merger had occurred on such date, the contributed equity would have been $194.3 million (before giving effect to the funding of the $7.3 million escrow account related to the FTD.COM securities litigation).

  We are obligated to pay $7.3 million in cash after the closing of the merger, pursuant to the Stipulation and Agreement of Compromise, Settlement and Release relating to the FTD.COM securities litigation. The terms of the new senior credit facility require us to place $7.3 million into an escrow account at the consummation of the merger to fund this obligation. Depending upon, among other factors, our cash on hand at the consummation of the merger, Green Equity Investors may invest up to an additional $7.3 million in the preferred stock of Mercury Man Holdings Corporation to fund such account.

(4)
The merger consideration is comprised of $407.4 million for our outstanding shares of common stock and $10.8 million for settlement of our outstanding stock options. In November 2003, in connection with the settlement of the FTD.COM securities litigation, we distributed 139,493 shares of Class A common stock valued at $3.4 million as a payment for a portion of our $10.7 million settlement liability. The distribution of these shares will increase the merger consideration by an amount equal to $24.85 per share distributed.

  Equity Contributions

        In connection with the merger, Green Equity Investors intends to contribute cash to Mercury Man Holdings Corporation an amount, described in footnote (3) to "Sources and Uses of Funds" table above, in exchange for a combination of common and preferred equity. In addition, pursuant to separate exchange and/or subscription agreements, the management investors will invest approximately $4.4 million in the aggregate in the equity of Mercury Man Holdings Corporation, and of this amount, Robert Norton will invest approximately $4.0 million in the equity of Mercury Man Holdings Corporation. The investment is expected to take the form of an exchange of a portion of their equity interests in FTD for equity interests in Mercury Man Holdings Corporation, a cash investment in equity interests in Mercury Man Holdings Corporation or a combination of the foregoing. The management investors will also have the opportunity to purchase up to $800,000 of additional equity in Mercury Man Holdings Corporation following the consummation of the merger and after the end of the 2004 fiscal year.

  Credit Facility

        CSFB and UBS have entered into a commitment letter with Mercury Man Holdings Corporation. Pursuant to the commitment letter, CSFB and UBS have severally committed to provide a senior credit facility in an aggregate amount of up to $150 million, consisting of a $50 million senior revolving credit facility and a $100 million senior term loan facility. The credit facility is subject to the satisfaction or waiver of the conditions specified in the commitment letter, which are described below under "—Conditions to the Credit Facility and Bridge Loan Facility."

        Pursuant to the terms of the commitment letter, and assuming satisfaction of the specified conditions, the revolving credit facility would initially bear interest, at our option, at either the base rate, as defined below, or at LIBOR, plus, in each case, an applicable margin to be agreed upon by FTD and the lenders thereunder. Thereafter, the applicable margins would be adjusted quarterly based on a consolidated leverage ratio test. The senior term loan facility will bear interest, at our option, at either the base rate (generally the applicable prime or base lending rate of CSFB, as announced from time to time) or at LIBOR, plus, in each case, an applicable margin to be agreed upon by FTD and the lenders thereunder.

        The senior credit facility will be secured by substantially all of our domestic assets and the domestic assets of our existing and future subsidiaries, including a pledge of our capital stock and the capital stock of our existing and future subsidiaries, subject to customary exceptions. The revolving credit facility would mature on the fifth anniversary of the closing date of the merger. The senior term loan facility would mature on the seventh anniversary of the closing date of the merger. The senior term loan facility would amortize in scheduled quarterly installments. The revolving credit facility and the senior term loan facility would be subject to mandatory prepayments under agreed circumstances.

        The revolving credit facility would be used to finance the working capital and general corporate needs of us and our subsidiaries. The senior term loan facility would be used to:

  •
  finance the merger;

  •
  repay our outstanding indebtedness; and

  •
  pay fees and expenses associated with the merger.

        We do not currently have any plan or arrangement to refinance or repay the credit facilities prior to their maturity dates.

  Bridge Loan Facility

        Pursuant to the commitment letter, CSFB and UBS have also severally committed to provide a senior subordinated bridge loan facility to Mercury Man Holdings Corporation in an aggregate amount of up to $150.0 million. The bridge loan facility is subject to the satisfaction or waiver of the conditions specified in the letter agreement, which are described below under "—Conditions to the Credit Facility and Bridge Loan Facility." The bridge loans will mature on the first anniversary of the merger and will accrue interest at an annual rate that will be based initially on a spread over the three month adjusted LIBOR rate in effect at the time of issuance and thereafter will be based on an escalating spread over each subsequent three month adjusted LIBOR rate, provided that the initial rate in any effect at the time of issuance cannot be less than 10%. Except in the event of a default, at no point will the annual interest rate on the bridge loans exceed 16%.

        If the bridge loans are not paid in full on or before the first anniversary of the merger, the bridge loans will automatically be converted into senior subordinated term loans maturing seven years and six months after the closing date of the merger. The senior subordinated term loans will accrue interest at an annual rate based initially on the spread over LIBOR in effect at the time of conversion, which rate will escalate during each subsequent three month period.

        At any time after the conversion of the bridge loans to senior subordinated term loans, the applicable lender may, at its option, exchange the senior subordinated term loans for senior subordinated exchange notes that we would be required to register for public sale in compliance with applicable securities laws. The exchange notes will mature seven years and six months after the closing date of the merger and bear interest at a fixed rate equal to the interest rate on the senior subordinated term loan surrendered in exchange for the exchange notes. We may redeem the senior subordinated exchange notes at our option at any time after the date four years from the closing date of the merger.

  Conditions to the Credit Facility and Bridge Loan Facility

        The commitment of CSFB and UBS to provide the financing described above under "—Credit Facility" and "—Bridge Loan Facility" is subject to the satisfaction of the following material conditions:

  •
  neither CSFB nor UBS shall have discovered or otherwise become aware of any information not previously disclosed to them that they reasonably believe to be inconsistent in a material and adverse manner with their understanding, based on the information previously provided to them, of the business, assets, operations, condition (financial and otherwise), debt service capacity, properties, nature of assets, accounting treatment, liabilities (including environmental liabilities) and prospects of FTD, Mercury Man Holdings Corporation and all subsidiaries of such companies after giving effect to the merger;

  •
  there not having occurred any event, change or condition that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of FTD and its subsidiaries, taken as a whole, since June 30, 2003;

  •
  the absence of a material disruption or material adverse change in financial, banking or capital markets generally, or in the market for new issuances of leveraged loans or high yield securities in particular, that, in the judgment of CSFB or UBS, could reasonably be expected to impair the syndication of the credit facility or the bridge loans or the placement of the notes;

  •
  the absence of any competing offering, placement or arrangement for any debt security (other than the notes or the bridge loans) or bank financing by or on behalf of any of FTD, Mercury Man Holdings Corporation or any subsidiaries of such companies;

  •
  CSFB and UBS having been afforded a period of at least 30 consecutive days following the launch of the general syndication of the credit facility and the bridge loans and immediately prior to the date of the closing of merger to syndicate the credit facility and the bridge loans;

  •
  the structure utilized to consummate the merger and the related transactions and the definitive documentation relating thereto shall be in form and substance reasonably satisfactory to CSFB and UBS; the definitive documents shall be in full force and effect and in compliance in all material respects with applicable laws and regulations; all aspects of the merger and the related transactions shall be consummated in accordance with the definitive documents and the sources and uses set forth above and no provision of the definitive documents shall have been amended, supplemented, waived or otherwise modified in any material respect without prior written consent of CSFB and UBS;

  •
  the corporate, capital and ownership structure, shareholders' agreements and senior management of FTD, Mercury Man Holdings Corporation and all subsidiaries of such companies shall be reasonably satisfactory to CSFB and UBS in all respects;

  •
  the definitive documentation evidencing the credit facility and the bridge loan facility shall be prepared by counsel to CSFB and UBS and shall be in form and substance reasonably satisfactory to CSFB and UBS and the lenders thereunder and shall have been duly executed and delivered by FTD, and Mercury Man Holdings Corporation and all subsidiaries of such companies;

  •
  Mercury Man Holdings Corporation shall have received cash proceeds from the equity contributions in amounts which are not less than the amounts set forth in the sources and uses above (less any cash on hand used to finance the merger, subject to the requirement that the minimum amount of such cash proceeds of the equity contributions equal not less than $190.0 million), all of which cash proceeds shall have been contributed as cash common equity to Nectar Merger Corporation and the terms and conditions of equity contribution shall be reasonably satisfactory to CSFB and UBS; upon consummation of the merger, the investors providing the equity contribution shall, directly or indirectly, control Nectar Merger Corporation;

  •
  all of our existing debt shall have been repaid in full and all commitments relating thereto shall have been terminated, and all liens or security interests related thereto shall have been terminated or released, in each case on terms reasonably satisfactory to CSFB and UBS, and no other existing indebtedness of FTD, Mercury Man Holdings Corporation and all subsidiaries of such companies shall remain outstanding, subject to mutually agreed exceptions;

  •
  CSFB and UBS shall have received certain documentation and information required for the offering of the notes and shall be satisfied that Nectar Merger Corporation has used its reasonable best efforts to cause the notes to be issued and sold prior to the closing date;

  •
  all material governmental, shareholder and third party approvals necessary in connection with the merger and the related transactions and the continuing operations of the business of FTD, Mercury Man Holdings Corporation and all subsidiaries of such companies shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the merger and the related transactions and no law or regulation shall be applicable which could reasonably be expected to have such effect;

  •
  all fees and expenses to be paid on or prior to the closing date to the agents and lenders under the credit facility and the bridge loan facility and all fees and expenses to be to CSFB and UBS in connection with the notes offering shall have been paid in full;

  •
  there shall not be pending or threatened any action, suit, investigation, litigation or proceeding in any court or before any arbitrator or governmental instrumentality that could reasonably be expected to have a material adverse effect on the merger or the related transactions or FTD, Mercury Man Holdings Corporation and the subsidiaries of such companies;

  •
  our consolidated pro forma EBITDA for the four-fiscal-quarter period ending on September 30, 2003 (as reported on a consolidated basis by us, calculated in a manner consistent to what was shown in management books previously provided to CSFB and UBS) shall not be less than $43.5 million and for the four-fiscal-quarter period ended on December 31, 2003 shall not be less than $45.0 million;

  •
  prior to the launching of any syndication, Nectar Merger Corporation shall have obtained from Standard & Poor's Ratings Services and Moody's Investors Service, Inc. ratings with respect to the credit facility and the bridge loan facility; and

  •
  CSFB and UBS shall have received all documentation and other information required by bank regulatory authorities under the applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act).

  Senior Subordinated Notes Offering

        Mercury Man Holdings Corporation is arranging an offering of senior subordinated notes by Nectar Merger Corporation that, if consummated, would yield gross proceeds of $150 million. The proceeds of the offering would be held in a special trust account pending the consummation of the merger and be subject to redemption in the event the merger is not consummated. The senior subordinated notes would eliminate the need for the bridge loan facility described above or, if the bridge loans are issued, be used to repay the bridge loans. Following the merger, the senior subordinated notes will be general unsecured obligations of FTD which will survive the merger and assume all of the obligations under the senior subordinated notes, junior to all senior indebtedness of

FTD which will survive the merger and assume all of the obligations under the senior subordinated notes (including the credit facility) and pari passu in right of payment to all other senior subordinated indebtedness of FTD which will survive the merger and assume all of the obligations under the senior subordinated notes. While the interest rate, interest payment dates, maturity and other material terms of the senior subordinated notes have not been finalized, we expect that the senior subordinated notes will have terms customary for senior subordinated note offerings of issuers similar to us. Consistent with our respective obligations under the merger agreement, we and Mercury Man Holdings Corporation are each using our reasonable best efforts to prepare and consummate the senior subordinated notes offering on terms reasonably satisfactory to Mercury Man Holdings Corporation and its affiliates. If the senior subordinated notes are not issued by the date of the special meeting, Mercury Man Holdings Corporation will use its reasonable best efforts to put in place the bridge loan facility as promptly as practicable.

Regulatory Matters

        The Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder require that FTD and Green Equity Investors file notification and report forms with respect to the merger and related transactions with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission. The parties thereafter are required to observe a waiting period before completing the merger. On December 2, 2003, FTD and Green Equity Investors each filed a Notification and Report Form with the Antitrust Division of the Department of Justice and the Federal Trade Commission. On December 15, 2003, FTD and Green Equity Investors were each granted early termination of the waiting period by the Department of Justice and the Federal Trade Commission.

        The Department of Justice and the Federal Trade Commission, state antitrust authorities or a private person or entity could seek to enjoin the merger under the antitrust laws at any time before its completion or to compel rescission or divestiture at any time subsequent to the merger.

Appraisal Rights

        Under Section 262 of the General Corporation Law of the State of Delaware, holders of our Class A and Class B common stock are entitled to exercise appraisal rights with respect to the merger. If you do not wish to accept the merger consideration of $24.85 per share in cash you may elect to have the fair value of your shares judicially determined and paid in cash, together with a fair rate of interest, if any. The valuation will exclude any element of value arising from the accomplishment or expectation of the merger. You may only exercise your appraisal rights if you comply with the provisions of Section 262. Appraisal rights will not be available if the merger is not completed for any reason.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262, which is attached in its entirety as Annex C to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of common stock as to which appraisal rights are asserted. If you have a beneficial interest in shares of common stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, you must act promptly to cause the record holder to properly follow the steps summarized below in a timely manner to perfect appraisal rights.

        If you wish to exercise appraisal rights or you wish to preserve the right to do so you should review carefully the following discussion and Annex C to this proxy statement. Failure to strictly comply with the procedures specified in Section 262 timely and properly will result in the loss of your appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, we believe that if you consider exercising such rights you should seek the advice of counsel.

        Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that these appraisal rights are available and include in such notice a copy of Section 262. If you hold Class B common stock, this proxy statement is being delivered to you to serve as notice required by Delaware law regarding appraisal rights. This proxy statement (including its annexes) constitutes notice to holders of Class A common stock and Class B common stock regarding appraisal rights under Delaware law with respect to the merger.

        If you wish to exercise the right to demand appraisal under Section 262, you must satisfy each of the following conditions:

  •
  you must make and deliver to us a written demand for appraisal of your shares in compliance with Delaware law before the vote on the adoption of the merger agreement, which demand must reasonably inform us of the identity of the stockholder or that the stockholder intends thereby to demand appraisal of their shares of common stock;

  •
  you must not vote your shares in favor of the adoption of the merger agreement. A proxy that does not contain voting instructions or is not marked "AGAINST" or "ABSTAIN" will, unless revoked, be voted in favor of the merger agreement. Therefore, if you vote by proxy and you wish to exercise appraisal rights you must vote against the adoption of the merger agreement or affirmatively abstain from voting on the adoption of the merger agreement; and

  •
  you must continuously hold your shares of record from the date of making the written demand for appraisal through the effectiveness of the merger. If you were the record holder of shares on the date the written demand for appraisal is made but you thereafter transferred those shares prior to the effectiveness of the merger you will lose any right to appraisal in respect of those shares.

        Voting against, abstaining from voting on or failing to send in a proxy or vote on the proposal to adopt the merger agreement will not constitute a written demand for appraisal within the meaning of Section 262. Your written demand for appraisal must be in addition to and separate from any proxy you deliver or vote you cast in person.

        Only a holder of record of shares of common stock is entitled to assert appraisal rights for those shares registered in that holder's name. A demand for appraisal should:

  •
  be executed by or on behalf of the stockholder of record, fully and correctly, as its name appears on those stock certificates representing shares with respect to which appraisal rights are sought; and

  •
  specify or otherwise indicate the following:

  •
  the stockholder's name and mailing address;

  •
  the number of shares of common stock owned by the stockholder; and

  •
  that the stockholder intends thereby to demand appraisal of its common stock.

        If a person owns the shares of record in a fiduciary capacity, such as a trustee, guardian or custodian, the demand should be executed in that capacity. If more than one person (as in a joint tenancy or tenancy in common) owns the shares of record, the demand should be executed by or on behalf of all owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a record stockholder. However, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker, fiduciary, depositary or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In this case, the written demand must set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. If you hold shares through a broker who in turn holds the shares through a central depositary nominee such as CEDE & Co., a demand for appraisal of such shares must be made by or on behalf of the depositary nominee and must identify the depositary nominee as the record holder. If you hold your shares in a bank or brokerage account or other nominee form and you wish to exercise appraisal rights you are urged to consult with your bank or broker to determine appropriate procedures for the making of a demand for appraisal by such nominee.

        If you elect to exercise appraisal rights pursuant to Section 262 you should mail or deliver a written demand to: FTD, Inc. 3113 Woodcreek Drive, Downers Grove, Illinois 60515, Attention: Corporate Secretary.

        Within ten days after the effectiveness of the merger, the surviving corporation in the merger must send a notice as to the effectiveness of the merger to each of our former stockholders who has made a written demand for appraisal in accordance with Section 262 and who has not voted to adopt the merger agreement. Within 120 days after the effectiveness of the merger, but not after that date, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all stockholders demanding appraisal of their shares. We are under no obligation to, and have no present intent to, file a petition for appraisal, and if you seek to exercise appraisal rights you should not assume that the surviving corporation will file a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of the shares. Accordingly, if you desire to have your shares appraised you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262. Since we have no obligation to file a petition, your failure to do so within the period specified could nullify your previous written demand for appraisal.

        The merger agreement provides that we give Mercury Man Holdings Corporation notice of any demands for appraisal we receive. Mercury Man Holdings Corporation has the right to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the Delaware law. We will not, except with the prior written consent of Mercury Man Holdings Corporation, make any payment with respect to any demands for appraisal or settle any demands.

        Within 120 days after the effectiveness of the merger, if you have complied with the provisions of Section 262 and appraisal rights are available, you will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which we have received demands for appraisal and the aggregate number of holders of those shares. The surviving corporation must mail this statement to you within 10 days after receipt of a written request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

        If you timely file a petition for appraisal with the Delaware Court of Chancery you must serve a copy upon the surviving corporation. The surviving corporation must then within 20 days file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and who have not reached agreements with us as to the value of their shares. After notice to stockholders as may be ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal of the fair value of their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determining what stockholders are entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares. This value will exclude any element of value arising from the accomplishment or expectation of the merger, but will include a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. However, costs do not include attorneys' or expert witness fees. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding be charged pro rata against the value of all of the shares entitled to appraisal. These expenses may include, without limitation, reasonable attorneys' fees and the fees and expenses of experts. Although we believe the merger consideration is fair, we cannot make any representation concerning the outcome of an appraisal proceeding, and if you consider seeking appraisal you should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the merger consideration you would be entitled to receive pursuant to the merger agreement. We do not anticipate offering more than the merger consideration to any person exercising appraisal rights, and we reserve the right to assert in any appraisal proceeding that, for purposes of Section 262, the fair value of a share of common stock is less than the merger consideration. You should also be aware that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

        In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. However, the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts ascertainable as of the date of the merger that throw light on the future prospects of the merged corporation. The Delaware Supreme Court also construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." However, the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation.

        If you have duly demanded an appraisal in compliance with Section 262 you will not, after the effectiveness of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares. However, you will be entitled to dividends or other distributions payable to holders of record of shares as of a record date prior to the effectiveness of the merger.

        You may withdraw your demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of your demand for appraisal. Any attempt to withdraw made more than 60 days after the effectiveness of the merger will require written approval of the surviving corporation and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder shall be dismissed without the approval of the Delaware Court of Chancery, and this approval may be conditioned upon any terms the Delaware Court of Chancery deems just.

        If the surviving corporation does not approve your request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, you would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the merger consideration.

        Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of your statutory appraisal rights. Consequently, if you wish to exercise your appraisal rights you are urged to consult legal counsel before attempting to exercise those rights.

        Under the merger agreement, one of the conditions to Mercury Man Holdings Corporation's and Nectar Merger Corporation's obligation to complete the merger is that holders of less than 10% of our outstanding stock shall have validly demanded appraisal of their shares in accordance with Delaware law. In the event that holders of 10% or more of our outstanding shares do seek the "right of appraisal," Mercury Man Holdings Corporation and Nectar Merger Corporation will not be required to complete the merger.

THE MERGER AGREEMENT

        This section of the proxy statement describes the material terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated into this proxy statement by reference and attached as Annex A to this proxy statement. We urge you to read the full text of the merger agreement.

Completion of the Merger

        The merger will be completed when a certificate of merger is filed with the Secretary of State of the State of Delaware. The certificate of merger will be filed as soon as practicable after the satisfaction or waiver of the closing conditions in the merger agreement if the merger agreement has not been terminated, which closing conditions and termination provisions are described below. The parties may agree to a later time for the effective time of the merger and designate such effective time in the certificate of merger.

        The parties expect to complete the merger as soon as practicable after we receive stockholder approval of the merger. We hope to complete the merger shortly following receipt of the required stockholder approval to adopt the merger agreement.

Conditions to the Merger

  Conditions to Each Party's Obligations

        Each party's obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the holders of a majority of the shares of our Class A common stock outstanding and entitled to vote at the special meeting must vote to adopt the merger agreement;

  •
  any applicable waiting period or required approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other similar applicable law must have expired, been terminated or received; and

  •
  there must be no laws issued, or any other action taken, by any governmental entity of competent authority or jurisdiction then in effect, that restrains, enjoins or otherwise prohibits or makes illegal the completion of the merger; provided that the parties must have used their respective reasonable best efforts to have any such law or other legal restraint vacated.

  Conditions to Mercury Man Holdings Corporation's and Nectar Merger Corporation's Obligations

        The obligations of Mercury Man Holdings Corporation and Nectar Merger Corporation to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  we must have performed in all material respects all of our obligations under the merger agreement that must be performed at or prior to the effective time of the merger;

  •
  as of the date of the merger agreement and as of the closing date of the merger (except to the extent such representations and warranties relate to an earlier date) our representations and warranties that are qualified as to materiality must be true and correct, certain of our representations and warranties related to corporate existence and power, corporate authorization, capitalization, subsidiaries, employee benefits and the opinion of our financial advisor that are not qualified as to material adverse effect on us must be true and correct in all respects, except for de minimis deviations, certain of our representations and warranties related to compliance with laws, capitalization, no violations, taxes, brokers' fees, litigation and insurance must be true and correct in all material respects, certain of our representations and warranties related to employee benefits and litigation must be true and correct except where any failure to be true and correct, individually or in the aggregate, does not result in and is not reasonably likely to have a material adverse restriction, and all other representations and warranties must be true and correct, except where any failure to be true and correct does not and is not reasonably likely to have a material adverse effect on us, and we must have delivered to Mercury Man Holdings Corporation and Nectar Merger Corporation a certificate to that effect;

  •
  there must be no pending action or proceeding, that has a reasonable likelihood of success, by any governmental entity or other person seeking to:

  •
  make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the completion of the merger or other transactions contemplated by the merger agreement or any ancillary agreements to the merger agreement or obtain material damages;

  •
  restrain or prohibit the ownership or operation by Mercury Man Holdings Corporation or its affiliates of all or a material portion of our or our subsidiaries' or affiliates' businesses or assets;

  •
  compel Mercury Man Holdings Corporation or any of its affiliates to dispose of or hold separate all or a material portion of our or our subsidiaries' businesses or assets, either before or after the completion of the merger; or

  •
  impose material limitations on Mercury Man Holdings Corporation's or its affiliates' ability to effectively control our or any of our subsidiaries' business or operations or to exercise full rights of ownership over our common stock;

  •
  there must be no law, judgment, order, decree or injunction that would, in the reasonable judgment of Mercury Man Holdings Corporation, be likely to directly or indirectly result in any of the effects described in the immediately preceding four bullet points; provided that Mercury Man Holdings Corporation must use its reasonable best efforts to have any such judgment, order, decree or injunction vacated;

  •
  we must have obtained all required third party consents, approvals and orders, unless our failure to obtain them is due to a willful breach of any of the material covenants of the merger agreement by Mercury Man Holdings Corporation or Nectar Merger Corporation;

  •
  we must have obtained the termination of our management consulting services agreement with our principal stockholders without any further payments, liabilities or obligations thereunder;

  •
  holders of 10% or more of our common stock outstanding as of the record date of the special meeting must not have demanded appraisal of their shares in accordance with Section 262 of the General Corporation Law of the State of Delaware;

  •
  there must not have been any change, event, occurrence, development or circumstance that constitutes or could reasonably be expected to constitute a material adverse effect on us;

  •
  our employment agreements, as amended, with each of Robert Norton, Daniel Smith and George Kanganis must be in full force and effect and such senior officers must be able and willing to provide their services to FTD in accordance with the terms of their employment agreements following the merger; provided that, this condition will be deemed to be waived with respect to Mr. Smith or Mr. Kanganis if he is incapable of performing as a result of his death or disability;

  •
  we must have provided to Mercury Man Holdings Corporation an affidavit stating that we have not been and are not a United States real property holding corporation (as defined in the Internal Revenue Code of 1986, as amended) during the applicable time;

  •
  certain of our senior officers, including Robert Norton, our chairman and chief executive officer, must invest at least $4.0 million in the aggregate in the equity of Mercury Man Holdings Corporation; and

  •
  the financing necessary to complete the merger as contemplated by the financing commitment letters provided to us in connection with the execution of the merger agreement (or alternative financing on terms substantially similar to such contemplated financing), and the retirement of our and our subsidiaries' debt, and the release of any related liens must each be consummated on terms acceptable to Nectar Merger Corporation; provided that the terms set forth in such financing commitment letters are deemed to be acceptable, and this financing condition will be deemed to be satisfied if the lender parties to the financing commitment letters are prepared to advance $100 million of funds under the senior credit facilities, and enter into the contemplated revolving credit facility of $50 million, and either purchase securities or make bridge loans in an aggregate principal amount of $150 million.

  Conditions to FTD's Obligations

        Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  Mercury Man Holdings Corporation and Nectar Merger Corporation must have performed in all material respects their obligations under the merger agreement that must be performed at or prior to the effective time of the merger;

  •
  as of the date of the merger agreement and as of the closing date of the merger (except to the extent such representations and warranties expressly relate to an earlier date) each of Mercury Man Holdings Corporation's and Nectar Merger Corporation's representations and warranties that are qualified as to materiality must be true and correct, certain of Mercury Man Holdings Corporation's and Nectar Merger Corporation's representations and warranties related to corporate existence and power, corporate authorization, financing and brokers' fees that are not qualified as to material adverse effect must be true and correct in all material respects and all other representations and warranties must be true and correct except where any failure to be true and correct does not and is not reasonably likely to have a material adverse effect on Mercury Man Holdings Corporation or Nectar Merger Corporation, and Mercury Man Holdings Corporation and Nectar Merger Corporation must have delivered to us a certificate to that effect;

  •
  Mercury Man Holdings Corporation must have obtained all required third party consents, approvals and orders, provided that this condition will be deemed to be satisfied if its failure to obtain them is due to a willful breach of any of the material covenants of the merger agreement by us; and

  •
  there must not have been any change, event, occurrence, development or circumstance that constitutes or could reasonably be expected to result in a material adverse effect on Mercury Man Holdings Corporation or Nectar Merger Corporation.

        As a result of the conditions to the completion of the merger, even if the requisite stockholder approval is obtained, there can be no assurance that the merger will be completed. See "Special Factors—Risk that the Merger Will Not Be Completed."

Material Adverse Effect and Material Adverse Restriction

        The merger agreement provides that a "material adverse effect" on us means any change, effect, event, occurrence, state of facts or development that has had a material adverse effect on:

  •
  the business, liabilities, consolidated results of operations or condition (financial or otherwise) of FTD and its subsidiaries, taken as a whole, or

  •
  our ability to complete the transactions contemplated by the merger agreement.

        The merger agreement provides that a "material adverse restriction" means a restriction that would reasonably be expected to have a material adverse effect on the value of Mercury Man Holdings Corporation's investment in us or our ability to operate our business.

        The merger agreement provides that a "material adverse effect" on Mercury Man Holdings Corporation and Nectar Merger Corporation means any change, event, occurrence, development or circumstance that would prevent or delay their ability to consummate the transactions contemplated by the merger agreement.

Covenant to Recommend

        Our board of directors has agreed to recommend that our stockholders adopt the merger agreement at the special meeting and to not withdraw or modify its recommendation, except in limited circumstances. Our board of directors may modify in a manner adverse to Mercury Man Holdings Corporation and Nectar Merger Corporation, or not continue to make, its recommendation to stockholders regarding the merger if:

  •
  we have received an acquisition proposal where the offer is to acquire all of FTD;

  •
  a majority of our board of directors determines in good faith, after consultation with outside legal and financial advisors, that the acquisition proposal meets the following criteria (such an acquisition proposal to acquire all of FTD and meeting such criteria is referred to as a "superior proposal"):

  •
  the offer provides consideration with a value per share of common stock greater than the consideration provided for in the merger agreement (after taking into account any revisions made or proposed by Mercury Man Holdings Corporation and Nectar Merger Corporation);

  •
  the resulting transaction would be, if consummated, more favorable to our stockholders (taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and identity of the person or group making the offer) than the merger;

  •
  the offer is reasonably likely to be consummated in a timely manner (taking into account all legal, financial, regulatory and other relevant considerations); and

  •
  the offer is made by a party who has provided us with reasonable evidence that it has or will have sufficient funds to complete the proposed transaction;

  •
  a majority of our board of directors has reasonably determined, after consultation with outside counsel which frequently provides advice with respect to Delaware law, that the failure to take such action would result in the failure of our board of directors to comply with its fiduciary duties under Delaware law;

  •
  we have given Mercury Man Holdings Corporation and Nectar Merger Corporation three business days' prior written notice that we intend to withdraw or modify our recommendation; and

  •
  we have otherwise complied with our obligations under the provisions of the merger agreement relating to acquisition proposals and the board of directors' recommendation that stockholders vote for the adoption of the merger agreement.

No Solicitation of Other Offers

        The merger agreement provides that we will not, and will cause our subsidiaries and representatives not to:

  •
  solicit or initiate or knowingly encourage or take any action to facilitate any proposal, inquiry or request that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

  •
  participate or engage in substantive discussions or negotiations with, or disclose or provide any of our or our subsidiaries' non-public information to, or afford access to any of our or our subsidiaries' properties, books or records to any person that has made an acquisition proposal, inquiry or request;

  •
  except as described below, enter into any agreement or agreement in principle with a person that has made an acquisition proposal or a similar proposal, inquiry or request; or

  •
  grant any waiver or release under, or fail to enforce to the maximum extent possible, any standstill or similar agreement by any person who has made an acquisition proposal or a similar proposal, inquiry or request.

        The merger agreement permits us to take and disclose to our stockholders a position with respect to an acquisition proposal from a third party to the extent required under applicable federal securities laws. In addition, if we receive a written acquisition proposal before obtaining stockholder approval for the merger, we may furnish nonpublic information to, and engage in substantive discussions or negotiations with, the third party making the acquisition proposal if:

  •
  the proposal did not result from a violation of our obligations under the merger agreement relating to acquisition proposals and the board of directors' recommendation that stockholders vote for the adoption of the merger agreement;

  •
  we have fully complied with our obligations under the merger agreement relating to acquisition proposals and the board of directors' recommendation that stockholders vote for the adoption of the merger agreement, and are proceeding in good faith with our obligations under the merger agreement to hold the special meeting and make the required filings with the Securities and Exchange Commission in respect of the special meeting and the merger;

  •
  the person making the acquisition proposal has entered into a confidentiality agreement with us on terms that we reasonably determine are no less favorable to us than our confidentiality agreement with Leonard Green & Partners;

  •
  the acquisition proposal constitutes a superior proposal;

  •
  a majority of our board of directors has reasonably determined following consultation with outside counsel which frequently provides advice with respect to Delaware law, that the failure to take such action would result in a failure of our board of directors to comply with its fiduciary duties imposed by Delaware law; and

  •
  prior to providing any non-public information, we must provide all such information to Nectar Merger Corporation to the extent it has not previously been provided.

        The merger agreement provides that we keep Mercury Man Holdings Corporation informed of the receipt of an acquisition proposal or any proposal, inquiry or request that we determine could reasonably be expected to lead to an acquisition proposal from a third party, the terms and conditions of the proposal and the identity of such third party. We have also agreed to provide copies of any written materials received from such person and to update Mercury Man Holdings Corporation and Nectar Merger Sub in respect of material changes in the status or content of discussions and negotiations regarding an acquisition proposal, and promptly inform them of any changes in the price, form of consideration or other meaningful terms of any acquisition proposal.

Acquisition Proposal

        For purposes of the merger agreement, the term "acquisition proposal" means, any offer or proposal for, whether or not in writing, or indication of interest in:

  •
  the acquisition of the beneficial ownership of more than 15% of our outstanding voting power or the voting power of any of our subsidiaries;

  •
  a merger, consolidation, business combination, reorganization, share exchange, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction which would result in a third party acquiring 15% or more of the fair market value of our and our subsidiaries' total assets, taken as a whole;

  •
  the acquisition of 15% or more of the fair market value of the total assets (including our subsidiaries' capital stock) of FTD and our subsidiaries taken as a whole, immediately before such transaction, whether by purchase of assets, acquisition of stock of a subsidiary or otherwise; or

  •
  any combination of the foregoing.

Our Ability to Accept a Superior Proposal

        We may enter into an agreement with a third party relating to a superior proposal without the consent of Mercury Man Holdings Corporation and Nectar Merger Corporation if the following conditions are met:

  •
  we must have received an acquisition proposal that our board of directors determines in good faith, after consultation with its outside legal and financial advisors, is a superior proposal;

  •
  a majority of our board of directors must have reasonably determined, after consultation with outside counsel which frequently provides advice with respect to Delaware law, that the failure to take such action would result in a failure of our board of directors to comply with its fiduciary duties imposed by Delaware law;

  •
  we must have given Mercury Man Holdings Corporation and Nectar Merger Corporation three business days' prior written notice of our intention to enter into an agreement relating to a superior proposal with a third party;

  •
  we must have fully complied with our obligations under the provisions of the merger agreement relating to acquisition proposals and the board of directors' recommendation that stockholders vote for the adoption of the merger agreement, and our board of directors must not have otherwise withdrawn or modified its resolution recommending that our stockholders adopt the merger agreement; and

  •
  simultaneously with entering into any such agreement relating to a superior proposal and the termination of the merger agreement, we must pay to Mercury Man Holdings Corporation a $12.5 million termination fee and reimburse it for up to $2.0 million of its actual and reasonably documented out-of-pocket fees and expenses.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time of the merger upon mutual agreement between us and Mercury Man Holdings Corporation, whether before or after the adoption of the merger agreement by our stockholders.

        In addition, we or Mercury Man Holdings Corporation may terminate the merger agreement by written notice to the other party, whether before or after the adoption of the merger agreement by our stockholders, if:

  •
  the merger is not consummated on or before April 15, 2004, except that such right to terminate is not available to a party whose breach of the merger agreement caused the failure to complete the merger on or before April 15, 2004;

  •
  a law prohibits or otherwise makes completion of the merger illegal or prohibited, or any final and nonappealable ruling, judgment, injunction, order or decree of any governmental entity of competent jurisdiction enjoining the completion of the merger is entered and prior to termination the parties must have used their reasonable best efforts to resist, resolve or lift such law, order or other action; however, the right to terminate for this reason is not available to a party whose breach of the merger agreement resulted in imposition of such a order or other action or the failure of such order or other action to be resisted, revoked or lifted; or

  •
  at the special meeting, the merger agreement is not adopted by a majority of the shares of the Class A common stock entitled to vote at the special meeting.

        Mercury Man Holdings Corporation may terminate the merger agreement by written notice to us, whether before or after the adoption of the merger by our stockholders, if:

  •
  we breach or fail to perform our representations, warranties or covenants set forth in the merger agreement so that the conditions to completion of the merger regarding our representation, warranties and covenants would not be satisfied. However, the merger agreement may not be terminated if the condition can be satisfied before April 15, 2004 or is cured within ten days after notice by Mercury Man Holdings Corporation, and neither Mercury Man Holdings Corporation or Nectar Merger Corporation is otherwise in material breach of the merger agreement; or

  •
  we breach our covenants under the merger agreement relating to acquisition proposals and the board of directors' recommendation that stockholders vote for the adoption of the merger agreement including those described under "—No Solicitation of Other Offers," or relating to our obligation to hold a special stockholders' meeting and make the required filings with the Securities and Exchange Commission in respect of the special meeting and the merger, including those described under "—Covenants of All of the Parties—Stockholder Meeting/Proxy Statement and Schedule 13E-3," or if our board of directors:

  •
  changes, withdraws, conditions or qualifies its recommendation for the adoption of the merger agreement in a manner adverse to Nectar Merger Corporation;

  •
  approves or recommends another acquisition proposal to our stockholders;

    •
    approves or recommends that our stockholders tender their shares in any tender or exchange offer that is an acquisition proposal from a third party; or

    •
    approves a resolution, or agrees to do, any of the foregoing.

        We may terminate the merger agreement by written notice to Mercury Man Holdings Corporation or Nectar Merger Corporation, whether before or after the adoption of the merger agreement by our stockholders, if:

  •
  Mercury Man Holdings Corporation or Nectar Merger Corporation breaches or fails to perform their representations, warranties or covenants set forth in the merger agreement so that the conditions to completion of the merger regarding their representations, warranties and covenants would not be satisfied. However, the merger agreement may not be terminated if the condition can be satisfied before April 15, 2004 or is cured within ten days after notice by us of our intent to terminate, and we are not otherwise in material breach of the merger agreement;

  •
  the condition to Mercury Man Holdings Corporation's and Nectar Merger Corporation's obligation to complete the merger relating to the financing of the merger conclusively becomes forever incapable of fulfillment; or

  •
  we enter into an agreement relating to a superior proposal in compliance with the terms of the merger agreement, and simultaneously with the termination of the merger agreement, we pay Mercury Man Holdings Corporation a $12.5 million termination fee and reimburse it for up to $2.0 million of its actual and reasonably documented out-of-pocket fees and expenses, as described below.

Termination Fees and Expenses

        Under the merger agreement, we must pay Mercury Man Holdings Corporation a $12.5 million termination fee and reimburse it for up to $2.0 million of its actual and reasonably documented out-of-pocket fees and expenses, if:

  •
  Mercury Man Holdings Corporation terminates the merger agreement because:

  •
  we have breached our obligations under the merger agreement relating to acquisition proposals and the board of directors' recommendation that stockholders vote for the adoption of the merger agreement, including those described under "—No Solicitation of Other Offers" above;

  •
  we have breached our obligations under the merger agreement to hold the special meeting and make the required filings with the Securities and Exchange Commission in respect of the special meeting and the merger, including those described under "—Stockholder Meeting/Proxy Statement and Schedule 13E-3" below;

  •
  our board of directors has withdrawn, changed, conditioned or qualified its recommendation to stockholders for the adoption of the merger agreement in a manner adverse to Nectar Merger Corporation;

  •
  our board of directors has approved or recommended another acquisition proposal to stockholders;

  •
  our board of directors has approved or recommended that stockholders tender their shares of common stock in any tender or exchange offer that constitutes another acquisition proposal; or

  •
  our board of directors has approved a resolution, or has agreed to do, any of the foregoing;

  •
  we terminate the merger agreement and simultaneously enter into a definitive agreement for a superior proposal as described under "—Our Ability to Accept a Superior Proposal" above;

  •
  the merger agreement is terminated because we have not completed the merger by April 15, 2004 and at the time of such termination, any applicable waiting period or required approval under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, or any other similar applicable laws has expired, been earlier terminated or received, and the reason that the closing of the merger has not previously occurred is not the failure to satisfy the closing conditions described above under "—Conditions to FTD's Obligations" through no fault of FTD;

  •
  the merger agreement is terminated because our stockholders fail to adopt the merger agreement at the special meeting and, prior to the termination, a third party has publicly proposed to make an acquisition proposal and within 12 months of termination we have entered into a definitive agreement relating to an acquisition proposal (however, we do not have an obligation to pay the termination fee if the third party acquisition is not an acquisition proposal as described under "—Acquisition Proposal"); or

  •
  the merger agreement is terminated because we breached or failed to perform our representations, warranties or covenants in the merger agreement or our representations or warranties become untrue such that the conditions to Mercury Man Holdings Corporation's and Nectar Merger Corporation's completion of the merger were not met, no termination fee has been otherwise paid by us to Mercury Man Holdings Corporation and, within 12 months of termination, we have entered into an agreement with respect to an acquisition proposal (however, we do not have an obligation to pay the termination fee if the third party acquisition is not an acquisition proposal as described under "—Acquisition Proposal").

        In addition, we must pay Mercury Man Holdings Corporation its actual and reasonably documented out-of-pocket fees and expenses, including legal fees, not to exceed $2.0 million, without duplication of any other payments, if we do not complete the merger because:

  •
  the merger agreement is terminated because our stockholders fail to adopt the merger agreement at the special meeting;

  •
  the merger agreement is terminated because we breached or failed to perform our representations, warranties or covenants in the merger agreement or our representations or warranties become untrue such that the conditions to Mercury Man Holdings Corporation's and Nectar Merger Corporation's completion of the merger were not met;

  •
  the condition to closing of the merger relating to our performance of our obligations under the merger agreement and the accuracy of our representations and warranties is not satisfied;

  •
  we have failed to obtain all necessary third party consents and approvals, unless our failure to obtain them is due to a willful breach of the merger agreement by Mercury Man Holdings Corporation or Nectar Merger Corporation of any of their material covenants under the merger agreement, or we have failed to obtain the termination of our management consulting services agreement with our principal stockholders; or

  •
  there has been a material adverse effect on us.

        We will not have to pay a termination fee or reimburse Mercury Man Holdings Corporation's expenses except as set forth above. In addition, Mercury Man Holdings Corporation must pay our actual and reasonably documented out-of-pocket fees and expenses, including legal fees, not to exceed $2.0 million if we do not complete the merger because:

  •
  the merger agreement is terminated because Mercury Man Holdings Corporation or Nectar Merger Corporation breached or failed to perform its representations, warranties or covenants in the merger agreement or its representations or warranties become untrue such that the conditions to our completion of the merger were not met;

  •
  the condition to closing of the merger relating to Mercury Man Holdings Corporation's or Nectar Merger Corporation's performance of their obligations under the merger agreement and the accuracy of their representations and warranties is not satisfied; or

  •
  there has been a material adverse effect on Mercury Man Holdings Corporation or Nectar Merger Corporation.

Conduct of Business Pending the Merger

        The merger agreement provides that, unless Mercury Man Holdings Corporation has consented in writing, we, and each of our subsidiaries, will:

  •
  conduct our respective businesses in the usual, regular and ordinary course of business consistent with past practice;

  •
  use our respective reasonable efforts to:

  •
  preserve intact our respective business organizations;

  •
  maintain in effect all existing material qualifications, licenses, permits, approvals and other authorizations;

  •
  keep available the services of our officers and key employees and each of our subsidiaries; and

  •
  preserve existing relationships with material customers and suppliers and those persons having business relationships with them;

  •
  promptly upon the discovery of the existence of any breach of any representation or warranty contained in the merger agreement, or in the case of any representation or warranty that makes no reference to a material adverse effect to us, any breach of such representation or warranty in any material respect, notify Mercury Man Holdings Corporation of such breach or the occurrence of any event that would cause any such representation or warranty to no longer be true or correct, or in the case of any representation or warranty that makes no reference to a material adverse effect on us, to be no longer true and correct in any material respect; and

  •
  promptly deliver to Mercury Man Holdings Corporation copies of any report, statement or schedule filed with the Securities and Exchange Commission after October 5, 2003.

        The merger agreement also provides that, until the completion of the merger, unless permitted by the merger agreement or unless Mercury Man Holdings Corporation consents, we will not, and will not permit our subsidiaries to:

  •
  amend our certificate of incorporation or bylaws or similar organizational documents;

  •
  grant, issue or pledge shares of our or our subsidiaries' capital stock;

  •
  effect any stock splits, reclassifications or similar transactions;

  •
  redeem, purchase or otherwise acquire any shares of our capital stock, other than in the ordinary course of business;

  •
  sell, lease, license or otherwise dispose of our assets, other than in the ordinary course of business;

  •
  merge with or acquire from any third party, equity interests or assets for consideration in excess of $1.0 million;

  •
  incur or assume indebtedness for borrowed money or issue debt securities in excess of $1.0 million, other than for working capital purposes in the ordinary course of business under our existing credit agreement and budgeted capital expenditures;

  •
  make or forgive any loans, advances or capital contributions to third parties;

  •
  enter into any new employment or severance agreements, increase the compensation of our directors and officers, grant any severance or termination pay to any director or officer, adopt any additional employee benefit plan, pay amounts as a result of the completion of the merger or paying any bonuses, except as required by law or any existing agreements;

  •
  adopt or amend in any material respect or terminate any employee benefit plan;

  •
  make any material changes in our insurance coverage;

  •
  change accounting methods, except as required by GAAP and as agreed to by our independent public accountants;

  •
  settle any litigation, arbitration, claim or obligation for an amount greater than $1.0 million that relates to the conduct of business in the ordinary course, except as permitted by the stipulation relating to the settlement of the stockholder litigation related to our 2002 merger with FTD.COM, or settle any claim with respect to the transactions contemplated by the merger agreement;

  •
  make any material tax election or take any position on our tax returns that is inconsistent with past practice unless required by changes in the law or the tax code, enter into any settlement or compromise of any tax liability, file any amended tax returns that would result in a material change in tax liability, change any annual tax accounting period, enter into any closing agreement or give or request any waiver of a statute of limitation with respect to any tax return;

  •
  enter into any new line of business involving capital expenditures of more than $5.0 million during our fiscal year 2004;

  •
  adopt a plan of liquidation, merger, consolidation, restructuring or other reorganization, other than the merger;

  •
  enter into any material contract or agreement other than in the ordinary course of business;

  •
  revalue our assets in any material way, including by writing down the value of our inventory or writing-off notes or accounts receivable in any material manner, other than as required by law or generally accepted accounting principles;

  •
  permit to lapse any registrations or applications for material intellectual property owned, licensed or used by us or our subsidiaries;

  •
  declare, set aside or pay any dividend or other distribution in respect of our capital stock;

  •
  amend or alter the terms of any currently outstanding rights, warrants or options to purchase our capital stock or any securities convertible or exchangeable into our capital stock;

  •
  amend or terminate any material contract or waive any material rights under any material contract; or

  •
  agree to or otherwise do any of the foregoing.

Representations and Warranties

        The merger agreement contains representations and warranties made by each of Mercury Man Holdings Corporation and Nectar Merger Corporation and us regarding aspects of their and our respective businesses, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties relate to the following subject matters with respect to each party:

  •
  corporate existence, good standing and corporate authority to own, lease or operate assets and carry on its business;

  •
  corporate power and authorization to enter into and carry out the obligations of the merger agreement and the enforceability of the merger agreement and the ancillary agreements;

  •
  absence of any conflict or violation of organizational documents, third party contracts or laws as a result of entering into and carrying out the obligations of the merger agreement;

  •
  governmental and regulatory approvals required to complete the merger; and

  •
  brokers' fees.

        In addition, we made additional representations and warranties relating to the following subject matters:

  •
  compliance with laws;

  •
  capitalization;

  •
  ownership of subsidiary capital stock and the absence of restrictions or encumbrances with respect to capital stock of any subsidiary;

  •
  filings and reports with the Securities and Exchange Commission;

  •
  the accuracy of our financial statements;

  •
  absence of specified changes or events;

  •
  tax matters;

  •
  employee benefit plans;

  •
  licenses and permits;

  •
  environmental matters;

  •
  assets;

  •
  labor and employment matters;

  •
  intellectual property;

  •
  material contracts;

  •
  undisclosed liabilities;

  •
  litigation;

  •
  insurance;

  •
  real estate;

  •
  transactions with affiliates; and

  •
  the opinion of our financial advisor.

        The merger agreement also contains representations and warranties of Nectar Merger Corporation and Mercury Man Holdings Corporation relating to the formation and interim operations of Nectar Merger Corporation's formation and the availability of the financing necessary to complete its obligations under the merger agreement.

        The representations and warranties contained in the merger agreement do not survive the completion of the merger.

Covenants of Mercury Man Holdings Corporation and Nectar Merger Corporation

        Mercury Man Holdings Corporation and Nectar Merger Corporation have certain obligations and responsibilities under the merger agreement.

  Financing

        The merger agreement provides that Nectar Merger Corporation will use its reasonable best efforts to cause the financing contemplated by the financing letters provided to us prior to entering into the merger agreement to be available at the time of the merger, subject to the terms and conditions of such financing letters. In addition, the merger agreement provides that if the funds under the financing letters or any portion thereof become unavailable to Nectar Merger Corporation on the terms included in the financing letters, then Mercury Man Holdings Corporation and Nectar Merger Corporation will use their reasonable best efforts to obtain the necessary funds to complete the merger to the extent available on substantially similar terms including, if reasonably required, investing up to $20.0 million of equity in addition to the amount of equity they have already committed.

  Director and Officer Liability and Indemnity

        The merger agreement provides that we purchase from an insurer reasonably acceptable to Mercury Man Holdings Corporation a six-year pre-paid noncancellable directors' and officers' "tail" insurance policy covering our and our subsidiaries' current and former directors or officers with respect to acts or failures to act prior to the closing of the merger in a single aggregate amount over such six-year period equal to the policy limits for our and our subsidiaries' current directors' and officers' insurance policies. We are not required to obtain a policy providing such coverage except to the extent that such coverage can be provided at a total cost of no greater than $2.0 million, and, if equivalent coverage cannot be obtained, or can be obtained only by paying a total premium in excess of $2.0 million, we may obtain as much coverage as can be obtained by paying a total premium equal to $2.0 million.

        The merger agreement also provides that, among other things:

  •
  the surviving corporation will honor all of the our obligations to indemnify and hold harmless, to the extent not paid by insurance, our present and former officers and directors in respect of acts or omissions occurring prior to the closing of the merger to the extent provided under Delaware law and our certificate of incorporation and bylaws in effect on October 5, 2003, and such obligations will survive the merger and continue from the closing of the merger until six years after such time; and

  •
  on and after the closing of the merger, Mercury Man Holdings Corporation will, until six years after the closing of the merger, indemnify and hold harmless, to the extent not paid by insurance or by the surviving corporation as described in the bullet point immediately above, to the fullest extent permitted under applicable law, each person who is a current or former officer or director of FTD or any of our subsidiaries, against certain losses arising from litigation arising before or after the effectiveness of the merger as a result of acts or omissions that occurred prior to the closing of the merger, unless such losses arise out of such persons' gross negligence, wanton malfeasance, willful or illegal conduct or conduct that was intentionally injurious to FTD.

Employee Benefits Plans

        The merger agreement provides that Mercury Man Holdings Corporation cause the surviving corporation to honor in accordance with their terms and provide all benefits under all existing employment, change of control and severance agreements between FTD or its subsidiaries and any current or former officer, director, consultant or employee of FTD or any of its subsidiaries to the extent in effect on October 5, 2003, and, subject to certain exceptions, all benefits or other amounts earned or accrued, to the extent vested or that become vested in the ordinary course through the effective time of the merger, under all employee benefits plans of FTD and any of its subsidiaries, in each case to the extent in effect on October 5, 2003. Mercury Man Holdings Corporation has also agreed generally to give credit for prior service to these individuals for purposes of eligibility, vesting and eligibility for retirement.

Covenants of FTD

        We also have other obligations and responsibilities under the merger agreement. Among other things, we must:

  •
  at Mercury Man Holdings Corporation's request, use our best efforts to obtain consents to the cancellation of options to purchase shares of Class A common stock where the per share exercise price for such options exceeds $24.85;

  •
  use our reasonable best efforts to cooperate and assist Nectar Merger Corporation in obtaining its financing to complete the merger; and

  •
  use our reasonable best efforts to take all action necessary so that no anti-takeover laws are or become applicable to the merger or any other transactions contemplated by the merger agreement or ancillary agreements, and if any anti-takeover laws becomes applicable, to take all necessary action so that the merger or other transactions are completed as promptly as practicable on the terms contemplated by the merger agreement and the ancillary agreements.

Covenants of All of the Parties

  Efforts and Assistance; Antitrust Matters

        The merger agreement provides that FTD, Mercury Man Holdings Corporation and Nectar Merger Corporation cooperate to determine whether any action or filing with any governmental entity is required or whether any consents, approvals or waivers are required to be obtained from parties to any of our material contracts in connection with the completion of the merger. Each of the parties also agreed to, among other things, do the following:

  •
  use their reasonable best efforts to obtain all necessary consents, waivers, approvals, authorizations or permits from all applicable governmental entities or third parties, and to refrain from taking any action which would impair the completion of the merger;

  •
  furnish, review and consult with each other concerning the information required in any filing or written materials to be submitted to any governmental entity or third party; and

  •
  take all reasonable actions necessary to file as soon as practicable notifications under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other similar applicable laws, and respond promptly to all inquiries and requests received in connection with antitrust matters related to the transactions contemplated by the merger agreement.

  Stockholder Meeting/Proxy Statement and Schedule 13E-3

        We must call and use our reasonable best efforts to hold a meeting of stockholders to adopt the merger agreement as soon as practicable after this proxy statement is cleared by the Securities and Exchange Commission. Each of the parties to the merger agreement must use its reasonable best efforts to take any actions required under state or federal securities laws in connection with the transactions contemplated by the merger agreement. The merger agreement also provides that we prepare, and file with the Securities and Exchange Commission, as promptly as practicable, this proxy statement and the Schedule 13E-3 in connection with the merger and each of Mercury Man Holdings Corporation and Nectar Merger Corporation has agreed to provide us with any information to be included in the proxy statement and the Schedule 13E-3 that may be required under applicable law or that is reasonably requested by FTD.

  Public Announcements

        The merger agreement provides, among other things, that FTD and Mercury Man Holdings Corporation consult with and obtain each other's consent before issuing any press release or making any public statement with respect to the merger, except as may be otherwise required by law or the Nasdaq Stock Market.

  Access to Information; Notification of Certain Matters

        The merger agreement provides that:

  •
  we grant Mercury Man Holdings Corporation and its representatives reasonable access during normal business hours to our offices, properties, books and records, and to promptly furnish them with the information that they may reasonably request;

  •
  each of the parties keep confidential any nonpublic information it obtained in accordance with the confidentiality agreement previously entered into between us and Leonard Green & Partners;

  •
  Mercury Man Holdings Corporation give us prompt notice of any facts, events or notice received by it that would reasonably be expected to cause Mercury Man Holdings Corporation's financing to be unavailable by April 15, 2004; and

  •
  we and Mercury Man Holdings Corporation promptly notify the other of:

  •
  any event which would reasonably be expected to cause any of its representations or warranties contained in the merger agreement to be untrue or inaccurate in any material respect;

  •
  any failure to materially comply with or satisfy, any covenant, condition or agreement contained in the merger agreement;

  •
  any notice from any third party alleging that their consent is or may be required in connection with the transactions contemplated by the merger agreement;

  •
  any actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge, threatened against or which relate to the completion of the transactions contemplated by the merger agreement; and

  •
  the occurrence of any event, development or circumstance that has had or would be reasonably expected to result in a material adverse effect on such party.

  Confidentiality Agreement

        The parties have acknowledged that the confidentiality agreement (described in the second bullet point in "—Access to Information; Notification of Certain Matters" above) will continue in full force and effect until the earlier of the completion of the merger or the expiration of the confidentiality agreement.

  Amendment, Extension and Waiver

        The parties in writing may amend the merger agreement or waive compliance of any provisions of the merger agreement at any time before the completion of the merger, which must be signed by FTD, Mercury Man Holdings Corporation in the case of an amendment; or, signed by the party against whom the waiver is to be effective in the case of a waiver. At any time before the completion of the merger, each of the parties to the merger agreement may extend the other's time for the performance of any of the obligations or other acts under the merger agreement or waive any inaccuracies in the other's representations and warranties contained in the merger agreement or in any document required to be delivered under the merger agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF
THE MERGER TO OUR STOCKHOLDERS

        The following is a summary of United States federal income tax consequences of the merger to stockholders whose shares of common stock are converted into the right to receive cash in the merger. The discussion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all in effect as of the date of this proxy statement and all subject to change, possibly with retroactive effect. The discussion does not purport to consider all aspects of United States federal income taxation that might be relevant to our stockholders. The discussion applies only to stockholders who hold shares of common stock as capital assets within the meaning of the Internal Revenue Code of 1986, as amended. This discussion does not apply to shares of common stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of stockholders (such as insurance companies, tax-exempt organizations, financial institutions and broker-dealers) who may be subject to special rules.

        This discussion also does not discuss the United States federal income tax consequences to any of our stockholders who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust. Nor does it address the tax considerations arising under the laws of any state, local or foreign jurisdiction.

        In addition, if a stockholder is an entity treated as a partnership for United States federal income tax purposes, the tax treatment of each partner of such partnership will depend upon the status of the partner and upon the activities of the partnership. A stockholder that is a partnership, and partners in such partnerships, are urged to consult their own tax advisors regarding the tax consequences of the merger.

Exchange of Common Stock for Cash

        The receipt of cash for shares of common stock in the merger will be a taxable transaction for United States federal income tax purposes. In general, a stockholder who surrenders shares of common stock for cash in the merger will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis in the shares of common stock surrendered. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares is more than one year at the time of the consummation of the merger. There are limitations on the deductibility of capital losses.

Backup Withholding

        Under the United States federal backup withholding tax rules, unless an exemption applies, the paying agent will be required to withhold, and will withhold, 28% of all cash payments to which a holder of shares is entitled pursuant to the merger agreement, unless the stockholder provides a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other stockholders), certifies that such number is correct, certifies as to no loss of exemption from backup withholding and otherwise complies with such backup withholding tax rules. Each of our stockholders should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

        The description of the United States federal income tax consequences of the merger set forth above is not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder is urged to consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger, including the application of state, local and foreign tax laws.

OTHER MATTERS

Information about Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation

        Under a potential interpretation of the rules governing "going private transactions," Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation may be deemed to be our affiliates. Therefore, each of them has been included as a filing person on the Schedule 13E-3 filed in connection with the merger. Information with respect to Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation and Nectar Merger Corporation as well as their controlling persons, directors and executive officers, is set forth below.

        Nectar Merger Corporation, a newly formed Delaware corporation, was formed by Mercury Man Holdings Corporation solely for the purpose of completing the merger. Nectar Merger Corporation is wholly owned by Mercury Man Holdings Corporation and has not engaged in any business except in anticipation of the merger.

        Mercury Man Holdings Corporation, a newly formed Delaware corporation, was formed by Green Equity Investors solely for the purpose of acquiring majority ownership of us. Mercury Man Holdings Corporation has not engaged in any business except in anticipation of the merger.

        Green Equity Investors, a Delaware limited partnership, is a private investment fund that was formed in 2002 by Leonard Green & Partners, a Delaware limited partnership. Leonard Green & Partners is a private equity firm that serves as the management company for Green Equity Investors and its affiliated funds. Green Equity Investors was formed to invest in various financially attractive companies. Green Equity Investors is continuously engaged in the process of identifying, receiving and reviewing potential investment opportunities.

        GEI Capital, a Delaware limited liability company, is and its principal business is being, the sole general partner of Green Equity Investors. The managers of GEI Capital are Jonathan D. Sokoloff, John G. Danhakl and Peter J. Nolan. Jonathan A. Seiffer, John M. Baumer and James D. Halper are members of GEI Capital.

        Jonathan D. Sokoloff has been a partner of Leonard Green & Partners since 1990. Mr. Sokoloff is a manager of GEI Capital.

        John G. Danhakl has been a partner of Leonard Green & Partners since 1995. Mr. Danhakl is a manager of GEI Capital.

        Peter J. Nolan has been a partner of Leonard Green & Partners since 1997. Mr. Nolan is a manager of GEI Capital. Mr. Nolan has served as a director and the president of both Nectar Merger Corporation and Mercury Man Holdings Corporation since their formation.

        Jonathan A. Seiffer has been a partner of Leonard Green & Partners since January 1999. Prior to becoming a partner, Mr. Seiffer had been a vice president at Leonard Green & Partners since 1997 and an associate at Leonard Green & Partners since 1994. Mr. Seiffer is a member of GEI Capital.

        John M. Baumer has been a partner of Leonard Green & Partners since January 2001. Prior to becoming a partner, Mr. Baumer had been a vice president at Leonard Green & Partners since May 1999. Mr. Baumer is a member of GEI Capital. Prior to joining Leonard Green & Partners, Mr. Baumer was a vice president in the corporate finance division of Donaldson, Lufkin & Jenrette in Los Angeles since 1999 and an associate at Donaldson, Lufkin & Jenrette since 1995. Mr. Baumer has served as director and the vice president of both Mercury Man Holdings Corporation and Nectar Merger Corporation since their formation.

        James D. Halper has been a partner of Leonard Green & Partners since April 2003. Mr. Halper is a member of GEI Capital. Prior to joining Leonard Green & Partners, Mr. Halper was the president of TDA Capital Partners (formerly Templeton Direct Advisors, Inc.) since 1996.

        James R. Gillette has been the chief financial officer of Leonard Green & Partners since January 1998.

        During the past five years, none of Nectar Merger Corporation, Mercury Man Holdings Corporation, Green Equity Investors, GEI Capital, Leonard Green & Partners, Jonathan D. Sokoloff, John G. Danhakl, Peter J. Nolan, Jonathan A. Seiffer, John M. Baumer, James D. Halper and James R. Gillette has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of Nectar Merger Corporation, Mercury Man Holdings Corporation, Green Equity Investors, GEI Capital, Leonard Green & Partners and Messrs. Sokoloff, Danhakl, Nolan, Seiffer, Baumer, Halper and Gillette has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Messrs. Sokoloff, Danhakl, Nolan, Seiffer, Baumer, Halper and Gillette are citizens of the United States.

        The business address for Nectar Merger Corporation, Mercury Man Holdings Corporation, Green Equity Investors, GEI Capital, Leonard Green & Partners, Mr. Sokoloff, Mr. Danhakl, Mr. Nolan, Mr. Seiffer, Mr. Baumer, Mr. Halper and Mr. Gillette is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025 and their telephone number is (310) 954-0444. The business address for the Los Angeles office of Credit Suisse First Boston (formerly Donaldson, Lufkin & Jenrette) is 2121 Avenue of the Stars, Los Angeles, California 90067. The business address for TDA Capital Partners is 15 Valley Drive, Greenwich, CT 06831.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of the Class A common stock and the Class B common stock as of December 31, 2003 by:

  •
  each person who we know beneficially owns more than 5% of its common stock;

  •
  each of our directors individually;

  •
  each of our named executive officers individually; and

  •
  all of our executive officers and directors as a group.

        Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent the applicable law gives spouses shared authority. Each person listed below disclaims beneficial ownership of his, her or its shares, except to the extent of any pecuniary interests therein. Shares of common stock that an individual or group has the right to acquire within 60 days of December 31, 2003 pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed. Except as otherwise indicated, the mailing address of all persons listed in the following table is c/o FTD, Inc., 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

	Class A common stock (Voting)		Class B common stock (Nonvoting)
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class	Shares Beneficially Owned	Percentage of Class
Principal Stockholders:
Perry Acquisition Partners, L.P.(1) 599 Lexington Avenue New York, NY 10022	7,457,575	48.9%	420,353	33.0%
Bain Capital Funds(2) 111 Huntington Avenue Boston, MA 02199	2,679,616	17.6	—	—
Directors and Named Executive Officers:
Robert Norton(3) Chairman of the Board and Chief Executive Officer	539,075	3.5	—	—
Christopher Ainsley Director	1,070	*	—	—
Habib Gorgi(4) Director	564,402	3.7	698,750	54.8
Stephen Kasnet Director	3,070	*	—	—
Stephen Pagliuca(5) Director	2,679,616	17.6	—	—
Richard Perry(6) Director	7,457,575	48.9	420,353	33.0
Ann Hofferberth(7) Executive Vice President of Specialty Wholesaling	21,719	*	—	—
Michael Soenen(8) President and Chief Operating Officer	201,699	1.3	—	—
William Van Cleave(9) Executive Vice President of Member Services	35,710	*	—	—
Carrie Wolfe(10) Chief Financial Officer and Treasurer	24,034	*	—	—
All directors and executive officers as a group (13 persons)(11)	11,555,193	75.8%	1,119,103	87.7%

*
Less than 1%.

(1)
Represents shares owned by Perry Acquisition Partners, L.P., or Perry Acquisition Partners, Perry Partners, L.P., Perry Partners International, Inc., Perry Special Situations Holdings, LLC and shares owned directly by Richard Perry.

(2)
Represents shares owned by a group of investment funds affiliated with Bain Capital. Includes (i) 885,226 shares held by Information Partners Capital Fund, L.P., a Delaware limited partnership whose sole general partner is Information Partners, a Delaware general partnership whose managing partner is Bain Capital Partners IV, L.P., a Delaware limited partnership, or BCP IV, whose sole general partner is Bain Capital Investors, LLC, a Delaware limited liability company, or BCI; (ii) 1,541,604 shares held by Bain Capital Fund IV, L.P., a Delaware limited partnership whose sole general partner is BCP IV, whose sole general partner is BCI; (iii) 160,836 shares held by BCIP Associates, a Delaware general partnership whose management committee consists solely of BCI; and (iv) 91,950 shares held by BCIP Trust Associates, L.P., a Delaware limited partnership whose management committee consists solely of BCI.

(3)
Includes 305,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days of December 31, 2003.

(4)
The address of Mr. Gorgi is c/o Nautic Partners, 50 Kennedy Place, 12th Floor, Providence, Rhode Island 02903. Includes shares owned by FleetBoston Financial Foundation, or FFF, Fleet Equity Partners VII, L.P., or FEP VII, Chisholm Partners II, L.P., or CP II, and shares owned directly by Habib Gorgi. Mr. Gorgi is an attorney-in-fact for Fleet Growth Resources, Inc., or FGR III. Mr. Gorgi is also the president and secretary of Silverado V Corp., or SVC V. SVC V is a general partner of FEP VII. Mr. Gorgi is president of Silverado II Corp., or SVC II. SVC II is the general partner of Silverado II L.P., or S II LP, which is the general partner of CP II. Mr. Gorgi may be deemed to share voting and dispositive power with Robert M. Van Degna, attorney-in-fact for FGR III, the chairman and chief executive officer of SVC II and the chairman, chief executive officer and treasurer of SVC V. Mr. Gorgi disclaims beneficial ownership of all shares that are directly owned by FGR III, FEP VII and CP II, except to the extent of his pecuniary interest therein.

(5)
Mr. Pagliuca is a member of BCI and he (or entities affiliated with him) may be deemed to own all shares held by the Bain Funds. Mr. Pagliuca disclaims beneficial ownership of the securities held by each of the Bain Funds, except to the extent of his pecuniary interest therein.

(6)
The address of Mr. Perry is c/o Perry Acquisition Partners, 599 Lexington Avenue, New York, New York 10022. Includes shares owned by Perry Acquisition Partners, Perry Partners, L.P., Perry Partners International, Inc., Perry Special Situations Holdings, LLC and shares owned directly by Richard Perry. Mr. Perry is the managing member of Perry Investors, LLC, or Perry Investors, the general partner of Perry Acquisition Partners. Accordingly, Mr. Perry may be deemed to have voting and investment power with respect to the shares held by Perry Acquisition Partners. Mr. Perry disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)
Includes 21,459 shares issuable upon exercise of outstanding options that are exercisable within 60 days of December 31, 2003.

(8)
Includes 60,334 shares issuable upon exercise of outstanding options that are exercisable within 60 days of December 31, 2003.

(9)
Includes 13,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days of December 31, 2003.

(10)
Includes 13,334 shares issuable upon exercise of outstanding options that are exercisable within 60 days of December 31, 2003.

(11)
Includes 438,828 shares issuable upon exercise of outstanding options that are exercisable within 60 days of December 31, 2003.

CERTAIN TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES

FTD.COM Merger

        On June 28, 2002, we completed the merger with FTD.COM. Upon consummation of the merger with FTD.COM, FTD changed its corporate name from IOS Brands Corporation to "FTD, Inc." Under the terms of the merger agreement with FTD.COM, each outstanding share of FTD.COM common stock was converted into the right to receive 0.26 shares of Class A common stock.

Agreements Related to the FTD.COM Merger

        The following is a summary description of material terms of certain agreements that were entered into by and among us and parties related to the principal stockholders. Each of these agreements will terminate and be of no force or effect if the transaction with Leonard Green & Partners is consummated.

  Registration Agreement

        At the closing of the merger with FTD.COM, FTD, the Perry Group, our other principal stockholders and Randolph Street Partners, or the "investors," entered into a new registration agreement. Under the registration agreement, the holders of:

  •
  a majority of the registrable securities owned by the Perry Group or any of its permitted transferees; and

  •
  a majority of the registrable securities owned by the other investors, which consist of the Bain Funds, the Fleet Funds and Randolph Street Partners, and each of their permitted transferees,

each have the right, subject to customary conditions, to require us to register any or all of their shares of common stock under the Securities Act of 1933, as amended, on Form S-1, a "long-form registration," or on Form S-2 or Form S-3, a "short-form registration." Registrable securities are any shares of the Class A common stock or Class B common stock plus any common stock issued or issuable with respect to such shares by way of a stock split, stock dividend, recapitalization, merger, consolidation or other reorganization. The holders of registrable securities owned by Perry Acquisition Partners are entitled to request two long-form registrations at our expense, and the holders of all other registrable securities are entitled to request one long-form registration at our expense; provided that, in each case, the aggregate offering value of the securities requested to be registered in any long-form registration equals at least $75 million. In addition, all holders of registrable securities are entitled to request an unlimited number of short-form registrations in which we pay all expenses; provided that the aggregate offering value of the securities requested to be registered in any short-form registration equals at least $75 million. We are not required, however, to effect any such long-form registration or short-form registration, collectively referred to as "demand registrations," within 365 days after the effective date of (1) a prior demand registration or (2) a registration of common stock in which the holders of registrable securities were given the right to participate, and may postpone the filing of such registration for up to 90 days if we believe that such a registration would reasonably be expected to have an adverse effect on any proposal or plan by us or any of our subsidiaries to engage in an acquisition, merger or similar transaction. We are not obligated to include in any demand registration any securities which are held by persons not party to the registration agreement without the prior written consent of the holders of at least a majority of the registrable securities requesting such registration. Furthermore, we may not grant to any other persons the right to request registration of any of our securities without the prior written consent of the holders of at least a majority of the registrable securities provided, that we may grant piggyback registration rights to other persons so long as such rights are subordinate to the piggyback registration rights of the holders of registrable securities.

        In addition, subject to certain conditions, whenever we propose to register any of our securities under the Securities Act (other than pursuant to a demand registration or until the first anniversary of the effective date of the merger with FTD.COM), all holders of registrable securities are entitled to request the inclusion of such securities in any registration statement at our expense.

        Until the second anniversary of the effective date of the merger with FTD.COM, each of the Perry Group, the Bain Funds and the Fleet Funds, respectively, agreed not to sell, transfer or otherwise distribute any of their respective registrable securities to any of their respective limited partners or other equity or interest holders which are not then affiliates of one or more of the respective Funds; provided, however, that the Perry Group, the Bain Funds or the Fleet Funds may at any time between the first and second anniversaries of the effective date of the FTD.COM merger, distribute to any person up to 50% of any registrable securities held by these Funds as of the first anniversary of the effective date of the merger with FTD.COM. Furthermore, the holders of registrable securities and we agreed not to effect any public sales of our equity securities for a period beginning 30 days prior to the effective date of any underwritten registration statement and continuing for a period of 90 days thereafter, other than registrable securities included in such registration statement.

        In connection with all registrations pursuant to the registration agreement, we have agreed to indemnify all holders of registrable securities against liabilities caused by any untrue or alleged untrue statement of material fact set forth in the registration statement, prospectus, preliminary prospectus or any amendment thereto or any omission of material fact required to be stated therein or necessary to make statements therein not misleading.

  Governance Agreement

        At the closing of the merger with FTD.COM, FTD and the investors entered into a governance agreement. Under the terms of the governance agreement, the investors agree to vote their shares of common stock and take all actions within their control to cause the board of directors to be comprised of nine members. In return, the governance agreement provides that so long as each of the investors or any of their affiliates own in the aggregate at least 10% of the outstanding common stock, the investors will have the right to designate certain nominees to stand for election to the board of directors. The Perry Group has the right to designate four individuals, each of which is referred to as a "Perry nominee," to serve as members of the board of directors; provided, however, if at any time the Perry Group own less than 20% of the outstanding common stock, they will be entitled to designate only two Perry nominees and if at any time the Perry Group hold less than 30% of the shares they owned as of the date of the governance agreement, they will no longer be entitled to designate any Perry nominees. In addition, the Bain Funds have the right to designate two individuals, each of which is referred to as a "Bain nominee," to serve on the board of directors. If, however, the Bain Funds, the Fleet Funds and Randolph Street Partners own in the aggregate less than 10% of the outstanding common stock, the Bain Funds will be able to designate only one Bain nominee. If the Bain Funds, Fleet Funds and Randolph Street Partners collectively own less than 30% of the shares of the common stock they owned as of the date of the governance agreement, the right to designate a Bain nominee ceases and the number of Perry nominees will increase to five if, at such time, the Perry Group is entitled to designate at least three nominees. Moreover, if the number of shares of the common stock owned by the Perry Group is less than or equal to the number of shares of the common stock collectively owned by the Bain Funds, the Fleet Funds and Randolph Street Partners, beginning at the next designation of a Perry nominee, the Bain Funds will have the right to designate three Bain nominees to serve on the board of directors and the Perry Group shall be limited to three Perry nominees. If any nominee is duly nominated by us but our stockholders fail to elect such nominee, we will be required to invite that nominee to attend all meetings of the board of directors as a nonvoting observer. Furthermore, all committees of the board of directors shall include at least one Perry nominee.

        We agreed to take all commercially reasonable actions and exercise our authority under applicable law to cause any slate of directors presented to our stockholders for election to its board of directors to include the Perry and Bain nominees. As such, we must include in any proxy solicitation materials for director elections such information regarding the nominees and recommendations of the board of directors as are appropriate. In addition, we will pay the reasonable out-of-pocket expenses incurred by each nominee in connection with attending meetings of the board of directors or its committees.

        Following the election of a nominee to the board of directors, such nominee may not be removed except for cause under applicable law. Upon removal for cause or the resignation, death or disability of a nominee serving as our director, the Perry Group or the Bain Funds, as the case may be, will have the right to designate a replacement, and we will duly nominate such replacement for election to the board of directors. If requested by the Perry Group or the Bain Funds, we will call and hold a special meeting of its stockholders for the purpose of voting on the replacement Perry nominee.

        The governance agreement also provides that certain actions of the board of directors require the affirmative vote of at least two Perry nominees and one Bain nominee. These actions, include, but are not limited to, amendments to our restated certificate of incorporation or bylaws, any recapitalization of us or incurrence of long-term debt by us, any merger, consolidation or sale of a material amount of assets of us, any material acquisitions by us and all registrations by us of any equities or debt securities pursuant to the Securities Act.

        We agreed not to amend, and must use our best efforts to prevent an amendment to, our bylaws if the amendment could adversely affect any of the rights granted to the Perry Group, Bain Funds, the Fleet Funds or Randolph Street Partners pursuant to the governance agreement, without their prior written consent.

Stockholders' Agreement

        Under the stockholders' agreement among the investors, the parties agreed to various arrangements, including the right to designate directors, the right to approve extraordinary corporate transactions, transfer restrictions, rights of first refusal and registration rights. The stockholders' agreement was terminated upon consummation of the merger with FTD.COM. The governance agreement and the registration agreement define the rights and obligations of the principal stockholders with respect to many of these matters following the merger with FTD.COM. For more information, see "—Agreements Related to the Merger with FTD.COM."

Management Consulting Services Agreement

        Parties related to our principal stockholders have entered into an agreement for management consulting services with us pursuant to which they are required to provide financial and other corporate advisory services to Company management. Subject to certain limitations contained in our credit agreement, for each fiscal year of our principal operating subsidiary, Florists' Transworld Delivery, Inc., or FTDI, FTDI will pay dividends to FTD, Inc. sufficient to allow FTD, Inc. to pay our principal stockholders an annual fee of $2.0 million, plus reimbursement of reasonable out-of-pocket expenses. Subject to certain conditions, this annual fee will be shared by the principal stockholders thereto in proportion to their relative ownership interests in FTD. Pursuant to the management consulting services agreement, the principal stockholders received $2.0 million for the year ended June 30, 2003. The management consulting services agreement has a term running through July 1, 2005 and is renewable at our option, upon mutual agreement of the other parties to the management consulting services agreement.

        Certain of our directors receive indirectly a portion of the annual fee as a result of their ownership interest in or other relationship with the entities providing services to FTDI. Mr. Perry, a director of FTD designated by the Perry Group, has an interest in Perry Investors. Mr. Pagliuca, a director of FTD who is designated by the Bain Funds, is a managing director of Bain Capital Partners, LLC. Mr. Gorgi, a director of FTD, is the president of certain entities which own shares, directly or indirectly, through general partnership interests. Assuming the relative ownership interests among the principal stockholders remain unchanged, parties related to each of the Perry Group, the Bain Funds and the Fleet Funds are entitled to 64.99%, 23.80% and 11.21%, respectively, of the fees to be paid by us under the management consulting services agreement. The portion of these fees each of these directors will receive, if any, is discretionary. The management consulting services agreement will terminate if the merger is completed.

Management Services Provided by Leonard Green & Partners

        In connection with the merger, FTD and certain of its subsidiaries will enter into a management services agreement with Leonard Green & Partners. Under the management services agreement, Leonard Green & Partners will provide management, consulting and financial planning services on an ongoing basis to FTD and certain of its subsidiaries, including, without limitation, in connection with any major transactions FTD engages in. In consideration of these services, FTD and certain of its subsidiaries will pay Leonard Green & Partners an annual management fee of $2.0 million in equal monthly installments. However, in the event of a payment default under FTD's new senior credit facility or the indenture governing the new senior subordinated notes, or a bankruptcy, liquidation or winding-up of FTD, the payment of all accrued and unpaid management fees will be subordinated to the prior payment in full of all amounts due and owing under FTD's new senior secured credit facility and the indenture governing the new senior subordinated notes. In addition, payment of the management fees on any monthly payment date is contingent on FTD having had Consolidated EBITDA (as defined in the indenture governing the new senior subordinated notes described under "The Merger—Financing of the Merger") equal to or greater than $46.75 million for any consecutive twelve-month period ended not more than twelve months prior to that payment date. In the event any portion of the management fee is not so paid, such amount will accrue and become due and payable in the next month when payment is permitted.

        The management services agreement has a ten-year term that extends automatically on each anniversary of the agreement for one additional year unless either party gives prior notice that the term will not be extended. In the event of a change in control of FTD or an initial public offering, the management services agreement will terminate and all amounts payable under the agreement during the term of the management services agreement, as extended from time to time, discounted to present value, will become immediately due and payable. In addition, the management services agreement provides for the payment to Leonard Green & Partners of customary fees for services provided in connection with major transactions, reimbursement of reasonable out-of-pocket expenses and a closing fee of $7.0 million payable upon consummation of the merger.

OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING

        Our board of directors is not aware of any matters to be presented for action at the special meeting other than those described in this proxy statement. If other matters should properly come before the special meeting, it is intended that the holders of proxies solicited by this proxy statement will vote on those matters in their discretion. However, the proxies do not grant authority to vote on any proposal to adjourn or postpone the special meeting for the purpose of soliciting further proxies in favor of the adoption of the merger agreement.

Stockholder Proposals

        Due to the contemplated consummation of the merger, we do not currently expect to hold a 2003 annual meeting of stockholders because, following the merger, we will not be a publicly held company. If the merger is not consummated for any reason, under Securities and Exchange Commission rules, the deadline for receipt of stockholder proposals for the annual meeting will be announced by us in a quarterly report on Form 10-Q.

        Our bylaws govern the submission of stockholder proposals or nominations for directors that a stockholder wishes to have considered at a meeting of stockholders, but that are not included in its proxy statement for that meeting. Under our bylaws, a stockholder entitled to vote who has delivered a notice to our Secretary not less than 60 days nor more than 90 days prior to the date of the annual meeting of stockholders may make nominations for directors or other stockholder proposals to be addressed at the 2003 annual meeting, provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made. Any proposal must also comply with the other provisions contained in our bylaws relating to stockholder proposals.

EXPERTS

        Our consolidated financial statements incorporated in this proxy statement by reference to our Annual Report on Form 10-K for the year ended June 30, 2003, have been incorporated in reliance on the report of Ernst & Young LLP, our current independent accountants, and KPMG LLP, our independent accountants for the fiscal year ended June 30, 2002, given on the authority of each firm as experts in accounting and auditing. It is not anticipated that representatives of Ernst & Young LLP or KPMG LLP will attend the special meeting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Web site at http://www.sec.gov. Copies of documents filed by us with the Securities and Exchange Commission are also available at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

        FTD, Green Equity Investors, GEI Capital, Mercury Man Holdings Corporation, Nectar Merger Corporation and the management investors have filed a Rule 13E-3 Transaction Statement on Schedule 13E-3 with the Securities and Exchange Commission with respect to the merger. As permitted by the Securities and Exchange Commission, this proxy statement omits some information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the Securities and Exchange Commission.

        The Securities and Exchange Commission allows us to "incorporate by reference," into this proxy statement documents we have filed with the Securities and Exchange Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement:

  •
  our annual report on Form 10-K for the year ended June 30, 2003, as amended by our Form 10-K/A filed with the Securities and Exchange Commission on October 28, 2003;

  •
  our quarterly report on Form 10-Q for the quarter ended September 30, 2003;

  •
  our current report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2003;

  •
  our current report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2003; and

  •
  our current report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2004.

        We also incorporate by reference into this proxy statement additional documents that we may file with the Securities and Exchange Commission between the date of this proxy statement and the date of the FTD stockholders' meeting. Those documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will file amendments to the Schedule 13E-3 with the Securities and Exchange Commission to include as an exhibit to the Schedule 13E-3 any of these additional documents that we may file between the date of this proxy statement and the date of the FTD stockholders' meeting.

        You may request a copy of the documents incorporated by reference into this proxy statement by writing to, telephoning or e-mailing FTD.

        Requests for documents should be directed to:

Investor Relations
FTD, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515
Telephone: (630) 719-7800
Email: investor_relations@ftdi.com

        If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of such documents prior to the special meeting.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 22, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER among MERCURY MAN HOLDINGS CORPORATION, NECTAR MERGER CORPORATION and FTD, INC. Dated as of October 5, 2003

A-i

5.15	Labor and Employment Matters	A-15
5.16	Intellectual Property	A-16
5.17	Material Contracts	A-18
5.18	No Undisclosed Liabilities	A-19
5.19	Litigation	A-19
5.20	Insurance	A-19
5.21	Real Estate	A-20
5.22	Affiliate Transactions	A-21
5.23	Fairness Opinion	A-21
ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB	A-21
6.1	Existence; Good Standing; Corporate Authority	A-21
6.2	Authorization, Validity and Effect of Agreements	A-21
6.3	No Violation	A-22
6.4	Financing	A-22
6.5	Purchaser-Owned Shares of Common Stock	A-22
6.6	Interim Operations of Merger Sub	A-22
6.7	Brokers	A-22
ARTICLE VII	COVENANTS	A-23
7.1	Interim Operations	A-23
7.2	Stockholder Meeting; Proxy Statement; Schedule 13E-3	A-26
7.3	Efforts and Assistance; HSR Act	A-27
7.4	Publicity	A-28
7.5	Further Action	A-28
7.6	Insurance; Indemnity	A-28
7.7	Restructuring of Merger	A-29
7.8	Employee Benefit Plans	A-30
7.9	Access to Information	A-30
7.10	Acquisition Proposals; Board Recommendation	A-31
7.11	Transfer Taxes	A-33
7.12	Financing Obligation	A-33
ARTICLE VIII	CONDITIONS	A-33
8.1	Conditions to Each Party's Obligation to Effect the Merger	A-33
8.2	Conditions to Obligations of the Company	A-33

A-ii

8.3	Conditions to Obligations of Purchaser and Merger Sub	A-34
ARTICLE IX	TERMINATION; AMENDMENT; WAIVER	A-36
9.1	Termination	A-36
9.2	Effect of Termination	A-38
ARTICLE X	GENERAL PROVISIONS	A-39
10.1	Nonsurvival of Representations and Warranties	A-39
10.2	Notices	A-39
10.3	Amendment	A-39
10.4	Extension; Waiver	A-39
10.5	Assignment; Binding Effect	A-39
10.6	Entire Agreement	A-40
10.7	Fees and Expenses	A-40
10.8	Governing Law	A-40
10.9	Waiver of Jury Trial	A-40
10.10	Headings	A-40
10.11	Interpretation	A-40
10.12	Severability	A-40
10.13	Enforcement of Agreement	A-41
10.14	Counterparts	A-41
10.15	Obligation of Purchaser	A-41

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of October 5, 2003 (this "Agreement"), is made and entered into among Mercury Man Holdings Corporation, a Delaware corporation ("Purchaser"), Nectar Merger Corporation, a Delaware corporation and a wholly owned Subsidiary of Purchaser ("Merger Sub"), and FTD, Inc., a Delaware corporation (the "Company").

RECITALS

        WHEREAS, the respective boards of directors of Purchaser, Merger Sub and the Company each have determined by unanimous vote of all of the directors voting on the matter that it would be advisable and is in the best interests of their respective companies and stockholders (other than Purchaser, holders who are parties to the Exchange Agreements (as hereinafter defined) and each of their respective affiliates) for Purchaser to acquire the Company by means of the Merger (as hereinafter defined) on the terms and subject to the conditions set forth herein; and

        WHEREAS, it is the intention of the parties that Merger Sub merge with and into the Company, with the Company being the surviving corporation and a wholly owned Subsidiary of Purchaser; and

        WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Purchaser and Merger Sub to enter into this Agreement, Purchaser and certain holders of the Common Stock (as hereinafter defined) are entering into voting agreements with Parent, pursuant to which, among other things, such stockholders have agreed to vote all of their shares of Class A Common Stock in the Company in favor of adopting this Agreement; and

        WHEREAS, following the execution and delivery of this Agreement and as a condition to the willingness of Purchaser and Merger Sub to enter into this Agreement, Purchaser and certain of the Company's employees will enter into exchange agreements (the "Exchange Agreements"), pursuant to which such employees will exchange a portion of their equity interests in the Company for equity interests in Purchaser immediately prior to the Effective Time; and

        WHEREAS, the board of directors of the Company (the "Board") has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and the holders of the outstanding shares of Class A common stock, par value $0.01 per share (the "Class A Common Stock"), and Class B common stock, par value $0.0005 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and has declared that the Merger is advisable, (ii) approved and declared advisable this Agreement and (iii) resolved to recommend (subject to the limitations contained herein) that the holders of Class A Common Stock adopt this Agreement; and

        WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection herewith;

        NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

        1.1    The Merger.    On and subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with this Agreement and the applicable provisions of the Delaware General Corporation Law ("DGCL"), and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation").

        1.2    The Closing.    Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Jones Day, 77 West Wacker, Suite 3500, Chicago, Illinois 60601, at 10:00 a.m., local time, as soon as practicable following the satisfaction (or waiver if permissible) of the conditions set forth in Article VIII. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

        1.3    Effective Time.    If all the conditions to the Merger set forth in Article VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article IX, the parties hereto shall cause a certificate of merger meeting the requirements of Section 251 of the DGCL and any other appropriate documents to be properly executed and filed in accordance with Section 251 of the DGCL on the Closing Date (or on such other date as Purchaser and the Company may agree). The Merger shall become effective at the time of filing of the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

        1.4    Effects of the Merger.    The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of the Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities and obligations of the Company and Merger Sub shall become liabilities and obligations of the Surviving Corporation.

ARTICLE II

CERTIFICATE OF INCORPORATION AND BYLAWS
OF THE SURVIVING CORPORATION

        2.1    Certificate of Incorporation.    At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety as set forth in Exhibit A hereto, and so amended shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable Law and the terms thereof.

        2.2    Bylaws.    At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety as set forth in Exhibit B hereto, and so amended shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable Law, the terms thereof and the Surviving Corporation's certificate of incorporation.

ARTICLE III

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

        3.1    Directors.    The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable Law and the Surviving Corporation's certificate of incorporation and bylaws.

        3.2    Officers.    The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable Law and the Surviving Corporation's certificate of incorporation and bylaws.

ARTICLE IV

EFFECT OF THE MERGER ON SECURITIES
OF MERGER SUB AND THE COMPANY

        4.1    Effect of the Merger on Merger Sub Stock.    As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of common stock of Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        4.2    Effect of the Merger on Company Securities.

        (a)   As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Common Stock, each share of Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company or any Subsidiary of the Company or by Purchaser, Merger Sub or any other Subsidiary of Purchaser shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

        (b)   As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Common Stock, each share of Common Stock issued and outstanding immediately prior to the Effective Time other than any shares of Common Stock to be canceled pursuant to Section 4.2(a) and shares of Dissenting Common Stock (as hereinafter defined), shall be canceled, retired and shall cease to exist and shall be converted automatically into the right to receive an amount equal to $24.85 in cash, without interest (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such share of Common Stock in the manner provided in Section 4.3, and no other consideration shall be delivered or deliverable on or in exchange therefor.

        (c)   Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares of Common Stock who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the "Dissenting Common Stock") will not be exchangeable for the right to receive the Merger Consideration, and holders of such shares of Dissenting Common Stock will be entitled to receive payment of the appraised value of such shares of Common Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Common Stock will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company will give Purchaser (i) notice of any demands received by the Company for appraisals of shares of Common Stock and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any demands for appraisal or settle any such demands.

        (d)   At or immediately prior to the Effective Time, all options to purchase shares of Common Stock under any plan, program or arrangement of the Company (collectively, the "Stock Option Plans") (true and correct copies of which have been made available by the Company to Purchaser), whether or not then exercisable (individually, an "Option" and collectively, the "Options"), shall be cancelled and in consideration of such cancellation the holder of a cancelled Option shall be entitled to receive for each share of Common Stock subject to such Option an amount in cash equal to the difference between the Merger Consideration and the per share exercise price of such Option to the extent such difference is a positive number (such amount being hereinafter referred to as the "Option Consideration"). Each outstanding Option, whether or not then vested, that has an exercise price equal to or greater than the Merger Consideration shall be cancelled immediately prior to the Effective Time and in consideration of such cancellation the holder of such cancelled Option shall be entitled to receive $0.05 per share of Class A Common Stock issuable upon exercise of such Option.

        All amounts payable pursuant to this Section 4.2(d) shall be reduced by any required withholding of taxes and shall be paid without interest.

        (e)   All vested or unvested restricted shares of Common Stock shall, by virtue of this Agreement and, without further action of the Company, Purchaser, Merger Sub or the holder of such restricted shares, vest and become free of all restrictions immediately prior to the Effective Time and shall be canceled, retired and shall cease to exist and shall be converted into the right to receive the Merger Consideration.

        (f)    Except as otherwise may be agreed to by the parties, each of the Stock Option Plans shall terminate as of the Effective Time and any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock (or any interest convertible into or exchangeable for such capital stock) of the Company or any Subsidiary thereof shall be canceled as of the Effective Time.

        4.3    Exchange of Certificates Representing Shares of Common Stock.

        (a)   Prior to the Effective Time, Purchaser shall appoint a commercial bank or trust company having net capital of not less than $200 million, which shall be reasonably satisfactory to the Company, to act as paying agent hereunder (the "Paying Agent") for the purpose of exchanging certificates representing Company Stock (each, a "Certificate") for the Merger Consideration in accordance with this Article IV. Prior to the Effective Time, Purchaser shall cause the Surviving Corporation to provide the Paying Agent with cash in amounts necessary to pay for all the shares of Common Stock pursuant to Section 4.2(b)(other than shares of Dissenting Common Stock, if any) and to pay the aggregate Option Consideration pursuant to Section 4.2(d). Such amounts shall hereinafter be referred to as the "Exchange Fund."

        (b)   Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record (other than the Company, any Subsidiary of the Company, Purchaser, Merger Sub or any other Subsidiary of Purchaser) of shares of Common Stock (i) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and which letter shall be in such form and have such other provisions as are reasonable and customary in transactions such as the Merger and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Paying Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall promptly receive in exchange therefor the amount of cash into which shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 4.2, and the shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment may be made with respect to such Common Stock to such a transferee if the Certificate representing such shares of Common Stock is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

        (c)   As of the Effective Time, all shares of Common Stock (other than shares of Common Stock to be canceled and retired in accordance with Section 4.2(a) and any shares of Dissenting Common Stock) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such shares shall cease to have any rights with respect thereto or arising therefrom (including, without limitation, the right to vote), except the right to receive the Merger Consideration, without interest, upon surrender of the Certificate representing such shares in accordance with Section 4.3(b), and until so surrendered, each the Certificate representing such shares shall represent for all purposes only the right to receive the Merger Consideration, without interest. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Section 4.3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificates.

        (d)   At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock other than transfers that occurred prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article IV.

        (e)   The Paying Agent shall invest the Exchange Fund, as directed by Purchaser, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Rating Group, a division of The McGraw Hill Companies, Inc., or (iv) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million. Any net earnings with respect to the Exchange Fund shall be the property of and paid over to Purchaser as and when requested by Purchaser; provided, however, that any such investment or any such payment of earnings may not delay the receipt by holders of Certificates of any Merger Consideration.

        (f)    Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Paying Agent in respect of all such funds) that remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of any Merger Consideration that may be payable in respect of each share of Common Stock such stockholder holds as determined pursuant to this Agreement, without any interest thereon.

        (g)   None of Purchaser, the Company, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of shares of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

        (h)   If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

        (i)    Except as otherwise provided herein, Purchaser shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of the Merger Consideration for Certificates.

        (j)    The Surviving Corporation and, to the extent permitted by applicable Law the Merger Sub, shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock or Options such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of applicable state, local or foreign tax Law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure letter, dated the date hereof, delivered by the Company to Purchaser prior to the execution of this Agreement (the "Company Disclosure Letter") with specific reference to the particular Section or subsection of this Agreement to which the limitation set forth in such Company Disclosure Letter relates (it being understood that any information set forth in a particular section of the Company Disclosure Letter shall be deemed to apply to each other section or subsection thereof or hereof to which its relevance is reasonably apparent from such particular section), the Company hereby represents and warrants to Purchaser and Merger Sub as follows:

        5.1    Existence; Good Standing; Corporate Authority.    Each of the Company and its Subsidiaries (a) is a corporation duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and (b) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other state of the United States or the laws of any foreign jurisdiction, if applicable, in which the character of the properties owned, licensed or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing has not and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, liabilities, consolidated results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or prevent or delay the ability of the Company to consummate the transactions contemplated by this Agreement or any of the Ancillary Documents to which it is or will become a party (any such change, effect, event, occurrence, state of facts or development, a "Company Material Adverse Effect"). Each of the Company and its Subsidiaries has all requisite corporate power and authority to own, operate, license and lease its properties and carry on its business as now conducted and consummate the transactions contemplated by this Agreement and the Ancillary Documents, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Purchaser true and correct copies of the certificate of incorporation and bylaws or other governing instruments of the Company and each of its Subsidiaries as currently in effect.

        The corporate records and minute books of the Company and each of its Subsidiaries reflect all material actions taken and authorizations made at meetings of such companies' board of directors or any committees thereof and at any stockholders' meetings thereof.

        5.2    Authorization, Validity and Effect of Agreements.    (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents executed by it in connection herewith (the "Ancillary Documents") and subject to the adoption of this Agreement by the holders of a majority of the outstanding shares of the Class A Common Stock (the "Stockholder Approval"), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Ancillary Documents or to consummate the transactions contemplated hereby and thereby (other than the adoption of this Agreement by the holders of the Common Stock if required by applicable Law). This Agreement has been, and any Ancillary Document at the time of execution will have been, duly and validly executed and delivered by the Company, and (assuming this Agreement and such Ancillary Documents each constitute a valid and binding obligation of Purchaser and Merger Sub) constitutes and will constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms.

        (b)   On or prior to the date hereof, the Board has (i) determined that as of the date hereof this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby are fair to and in the best interests of the Company and its stockholders, (ii) adopted resolutions approving this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby and (iii) adopted resolutions declaring this Agreement and the Merger advisable. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) (each, a "Takeover Statute") or any anti-takeover provision in the Company's certificate of incorporation or bylaws is, or at the Effective Time will be, applicable to the Company, the Class A Common Stock, the Class B Common Stock, the Merger or the other transactions contemplated by this Agreement. To the knowledge of the Company, no other anti-takeover laws or regulations apply or purport to apply to this Agreement, the Ancillary Documents or any of the transactions contemplated hereby or thereby. No provision of the certificate of incorporation or the bylaws of the Company or similar governing instruments of any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of Purchaser to vote, or otherwise to exercise the rights of a stockholder with respect to, any shares of the Company and any of its Subsidiaries that may be acquired or controlled by Purchaser.

        (c)   Prior to the date hereof, the Board or an appropriate committee of the Board administering the Stock Option Plans has adopted such resolutions or taken such other actions as are required to permit any Options that are not exercisable as of the date hereof to become exercisable at the Effective Time.

        (d)   Prior to the date hereof, the Board has adopted such resolutions or taken such other actions as are required to cause all unvested restricted shares of Common Stock to become vested immediately prior to the Effective Time.

        5.3    Compliance with Laws.    (a) Neither the Company nor any of its Subsidiaries is in material violation of any foreign, federal, state or local law, statute, ordinance, rule, regulation, code, injunction, ordinance, convention, directive, order, judgment, ruling or decree or other legal requirement (including any arbitral award or decision) (the "Laws") of any foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority or any court, arbitration, board or tribunal ("Governmental Entity") applicable to the Company or any of its Subsidiaries or any of their respective properties or assets. The Company is not being investigated with respect to, or, to the knowledge of the Company, threatened to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not reasonably be expected to have a material adverse effect on the value of Purchaser's investment in the Company or the Company's ability to operate its business (a "Material Adverse Restriction").

        (b)   Neither the Company nor any of its Subsidiaries has intentionally and, to the Company's knowledge, none of the directors, officers, agents or employees of the Company or any of its Subsidiaries has, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended. Neither the Company nor any of its Subsidiaries has participated in any boycotts.

        5.4    Capitalization.    (a) The authorized capital stock of the Company consists solely of 300,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of the close of business on October 2, 2003 (the "Measurement Date"), (i) 15,080,964 shares of Class A Common Stock were issued and outstanding (excluding shares held by the Company in its treasury), (ii) 1,311,252 shares of Class B Common Stock were issued and outstanding (excluding shares held by the Company in its treasury), (iii) no shares of Preferred Stock were outstanding, (iv) Options to purchase an aggregate of 983,650 shares of Class A Common Stock were outstanding, (v) 435,836 shares of Class A Common Stock and 801,250 shares of Class B Common Stock were held by the Company in its treasury, and (vi) no shares of capital stock of the Company were held by the Company's Subsidiaries. The Company has no outstanding bonds, debentures, notes or other obligations entitling the holders thereof to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Since June 30, 2003, the Company has not (A) issued any shares of Common Stock other than upon the exercise of Options, (B) granted any Options, or (C) split, combined, converted or reclassified any of its shares of capital stock. All issued and outstanding shares of Common Stock are, and all shares of Common Stock that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no other shares of capital stock or voting securities of the Company, and no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments that obligate the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or equity interests in or any security convertible into or exercisable or exchangeable for any capital stock or equity interest in, the Company or any of its Subsidiaries.

        (b)   There are no (i) outstanding agreements or other obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire (or cause to be repurchased, redeemed or otherwise acquired) any shares of capital stock of the Company and there are no performance awards outstanding under the Stock Option Plans or any other outstanding stock-related awards or (ii) voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the Company's directors or executive officers is a party with respect to the voting of capital stock of the Company or any of its Subsidiaries. Section 5.4(b) of the Company Disclosure Letter sets forth a complete and accurate list of all outstanding Options to purchase shares of Common Stock granted pursuant to any Stock Option Plan as of the date hereof, which list sets forth the name of the holders thereof and, to the extent applicable, the exercise price or purchase price thereof, the number of shares of Class A Common Stock or Class B Common Stock subject thereto, the governing Stock Option Plan with respect thereto and the expiration date thereof.

        5.5    Subsidiaries.

        (a)   Section 5.5(a) of the Company Disclosure Letter lists each Subsidiary of the Company together with the jurisdiction of incorporation of each such Subsidiary. Except for the shares of capital stock in each Subsidiary of the Company, and as set forth in Section 5.5(a) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any other Person.

        (b)   The Company owns, directly or indirectly through a Subsidiary, all the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries.

        (c)   Each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and free of preemptive or similar rights, and is owned, directly or indirectly, by the Company or one of its Subsidiaries free and clear of all liens, pledges, security interests, claims or other encumbrances ("Encumbrances") and all other limitations or restrictions, including on the right to vote, sell or otherwise dispose of the stock or other ownership interest.

        5.6    No Violation.    Neither the execution and delivery by the Company of this Agreement or any of the Ancillary Documents nor the consummation by the Company of the transactions contemplated hereby or thereby does or will: (a) violate, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination, cancellation or amendment or in a right of termination, cancellation or amendment of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment, penalty or other obligations pursuant to any Contract (as hereinafter defined); (c) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) upon any of the properties of the Company or its Subsidiaries, except for any such matters referenced in clauses (b) and (c) with respect to which requisite waivers or consents have been, or prior to the Effective Time will be, obtained or with respect to any matters that would not reasonably be expected to have a Company Material Adverse Effect; (d) result in there being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Material Contract; (e) require any consent, approval, action, order, notification or authorization of, license, permit or waiver by or declaration, filing or registration (collectively, "Consents") with any Governmental Entity, including any such Consent under the Laws of any foreign jurisdiction, other than (i) the filings required under the Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act of 1933 (the "Securities Act"), (ii) the filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any other applicable Law governing antitrust or competition matters, and any Consents required or permitted to be obtained pursuant to the Laws of any foreign jurisdiction relating to antitrust matters or competition ("Foreign Antitrust Laws") (collectively, "Other Antitrust Filings and Consents," and, together with the other filings described in clauses (i) and (ii) above, "Regulatory Filings"), and (iii) those Consents the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Restriction; or (f) violate any Laws applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, except for violations that would not reasonably be expected to have a Material Adverse Restriction or adversely affect the ability of the Company to consummate the transactions contemplated hereby. Neither the execution and delivery by the Company of this Agreement or any of the Ancillary Documents nor the consummation by the Company of the transactions contemplated hereby or thereby will require any Consent of any Third Parties or other Person except (i) under those Contracts set forth in Section 5.6 of the Company Disclosure Letter, (ii) for the Stockholder Approval, and (iii) under those Contracts that are not Material Contracts, the failure of which would not be reasonably expected to result in a Material Adverse Restriction.

        5.7    Company Reports.    The Company has filed or furnished all reports, schedules, forms, statements, prospectuses and other documents required to be filed with, or furnished to, the Securities and Exchange Commission (the "SEC") by the Company since June 30, 2002, and has previously made available to Purchaser and Merger Sub true and complete copies of (i) the Annual Reports on Form 10-K for the fiscal years ended June 30, 2002 and 2003 filed by the Company with the SEC, (ii) information or proxy statements relating to all of the Company's meetings of stockholders held or scheduled to be held since June 30, 2002, and (iii) each other registration statement, proxy or information statement, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed since June 30, 2002 by the Company with the SEC (all such documents, as amended or supplemented, are referred to collectively as, the "Company Reports"). No Subsidiary currently is, and no Subsidiary since June 28, 2002 has been, required to file or otherwise furnish any reports, schedules, forms, statements, prospectus or other documents with or to the SEC. Since June 30, 2002, the Company has complied in all material respects with its SEC filing obligations under the Exchange Act and the Securities Act. Since June 30, 2002, except as disclosed in a subsequent Company Report, there has not occurred an event or circumstance that, but for the passage of time, would be required to be disclosed in a Company Report. Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Company contained in the Company Reports (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments and, such financial statements complied as to form as of their respective dates in all material respects with applicable rules and regulations of the SEC. As of their respective dates, each Company Report was prepared in accordance with and complied with the requirements of the Securities Act or the Exchange Act, as applicable, and the Company Reports (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not, as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other Company Reports, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        5.8    Absence of Certain Changes.    From June 30, 2003 through the date hereof, the Company and its Subsidiaries have conducted their business in the ordinary course of such business consistent with past practices, except as contemplated by this Agreement in connection with the Merger and the transactions contemplated thereby. From June 30, 2003 through the date hereof, neither the Company nor any of its Subsidiaries has engaged in any transaction or series of transactions material to the Company and its Subsidiaries in the aggregate, other than in the ordinary course of business consistent with past practice, and there have not been (a) any events, changes, effects, developments or states of fact that would reasonably be expected to have or constitute a Company Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; (c) any issuance by the Company, or agreement or commitment of the Company to issue, any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock; (d) any repurchase, redemption or any other acquisition by the Company or its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or its Subsidiaries; (e) any material change in accounting principles, practices or methods; (f) any entry into any employment agreement with, or any material increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company or any of its Subsidiaries to, their respective directors or officers, except for increases occurring in the ordinary course of business in accordance with their customary practices and employment agreements entered into in the ordinary course of business; (g) any material increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or arrangement covering any such directors, officers or employees, except increases occurring in the ordinary course of business in accordance with the Company's customary practices; (h) any revaluation by the Company or any of its Subsidiaries of any material amount of their assets, taken as a whole, including, without limitation, write-downs of inventory or write-offs of accounts receivable other than in the ordinary course of business consistent with past practices; and (i) any action of the type described in Section 7.1(a) or Section 7.1(b) that had such action been taken after the date of this Agreement would be in violation of such Section.

        5.9    Taxes.    Except as set forth in Section 5.9 of the Company Disclosure Letter, (a) all U.S. Federal income and all other material Tax returns, statements, reports and forms (collectively, the "Company Returns") required to be filed with any taxing authority by the Company and each of its Subsidiaries have been timely filed in accordance in all material respects with all applicable Laws; (b) the Company and each of its Subsidiaries have timely paid all material Taxes due and payable and the Company Returns are true, correct and complete in all material respects; (c) the Company and each of its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party (as hereinafter defined); (d) there is no action, suit, proceeding, audit or claim pending against the Company or any of its Subsidiaries in respect of any Taxes, nor has any such action, suit, proceeding, audit or claim been threatened in writing; (e) neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing or allocation agreement or similar contract or assignment or any agreement that obligates either of them to make any payment computed by references to the Taxes, taxable income or taxable losses of any other Person; (f) there are no liens with respect to Taxes (other than Taxes not yet due and payable) on any of the assets or properties of the Company or any of its Subsidiaries; (g) neither the Company nor any of its Subsidiaries (1) is, or has been, a member of an affiliated, consolidated, combined or unitary group, other than one of which the Company was the common parent and (2) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor, by contract or otherwise; (h) neither the Company nor any of its Subsidiaries has agreed to make or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (i) no waivers of statutes of limitation with respect to any Company Returns have been given by the Company or any of its Subsidiaries; (j) all deficiencies asserted or assessments made as a result of any examinations of the Company or any of its Subsidiaries have been fully paid, or are fully reflected as a liability in the Company's 2003 Balance Sheet (as hereinafter defined), or are being contested and an adequate reserve therefor has been established and is fully reflected in the 2003 Balance Sheet; (k) none of the Company or any of its Subsidiaries has received written notice from any Governmental Entity in a jurisdiction in which such entity does not file a Tax return stating that such entity is or may be subject to taxation by that jurisdiction; (l) none of the assets of the Company or any of its Subsidiaries is property required to be treated as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code; and (m) neither the Company nor any predecessors of the Company by merger or consolidation has within the past three years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code. The term "Tax" or "Taxes" means all United States federal, state, local or foreign income, profits, estimated gross receipts, windfall profits, environmental (including taxes under Section 59A of the Code), severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, escheat, capital gains, capital stock, employment, withholding, social security (or similar), disability, transfer, registration, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, estimated, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to taxes that may become payable in respect therefor imposed by any Governmental Entity, whether disputed or not.

        5.10    Employee Benefits.

        (a)   Except as set forth in Section 5.10(a) of the Company Disclosure Letter, none of the Company or any ERISA Affiliate (as defined below) maintains, administers, sponsors or otherwise has any liability with respect to (i) any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) any material employment, severance or similar contract, plan, arrangement or policy or (iii) any other material plan or arrangement (written or oral) whether or not subject to ERISA (including any funding mechanism therefore now in effect or required) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), which, without limiting any other limitation hereof, in each case specified in subsection (i), (ii) or (iii), covers any employee or former employee or director of the Company or any of its Subsidiaries. Other than with respect to any multiemployer plan as defined in Section 4001 of ERISA, the Company has delivered or made available to Purchaser (i) current, accurate and complete copies (or to the extent no such copy exists, an accurate description of the material features) of each Stock Option Plan (as defined below) and, if applicable, related trust agreements, (ii) all amendments thereto, and (iii) if applicable, the two most recently prepared (A) Forms 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports. The plans required to be listed on Section 5.10(a) of the Company Disclosure Letter are referred to collectively herein as the "Company Employee Plans." An "ERISA Affiliate" means any Person which would be treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code.

        (b)   None of the Company, any of its Subsidiaries, or any ERISA Affiliate has incurred any liability under Title IV of ERISA which has not been satisfied (other than for premiums to the Pension Benefit Guaranty Corporation ("PBGC") not yet due) with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) or any multiemployer plan (as defined in Section 3(37) of ERISA), and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company, any of its Subsidiaries or any ERISA Affiliate.

        (c)   Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. The Company has furnished to Merger Sub a copy of the most recent Internal Revenue Service determination letter, if any, with respect to each Company Employee Plan. Each Company Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Company Employee Plan. To the knowledge of the Company, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has occurred that will make the Company or any of its Subsidiaries, or any officer or director of the Company or any Subsidiaries, subject to any material liability under Part 4 of Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof).

        With respect to each Company Employee Plan (other than a multiemployer plan (as defined in Section 4001 of ERISA)) that is subject to Title IV of ERISA (a "Pension Plan"), the fair market value of the assets of such Pension Plan equals or exceeds the actuarial present value of the accumulated benefit obligations (as of the date of the most recent actuarial report prepared for such Pension Plan) under such Pension Plan (whether or not vested), based on the actuarial assumptions set forth in the most recent actuarial report prepared for such Pension Plan. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither the Company nor any ERISA Affiliate has failed to pay when due any "required installment," within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any

Pension Plan. Except for such of the following as would not reasonably be expected to result in a Material Adverse Restriction, (i) neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan, (ii) neither the Company nor any ERISA Affiliate is required to provide security to any Pension Plan under Section 401(a)(29) of the Code, (iii) neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, any transaction described in Section 4069 of ERISA, (iv) no filing has been made by the Company or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan, that in either case is pending, and (v) no condition exists and no event has occurred that could reasonably be expected to constitute grounds for the termination of any Pension Plan by the PBGC. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan.

        (d)   There has been no amendment to or change in employee participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended June 30, 2003.

        (e)   Neither the Company nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Company Employee Plan which is a welfare plan as defined in Section 3(1) of ERISA, other than benefits mandated by Section 4980B of the Code or under applicable Law.

        (f)    (i) To the knowledge of the Company, no Company Employee Plan is under audit or is the subject of an audit or investigation by the Internal Revenue Service, the Department of Labor or any other Governmental Entity, nor is any such audit or investigation pending and (ii) with respect to any Company Employee Plan and except as would not result in a Material Adverse Restriction, (A) no actions, suits, termination proceedings or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened and (B) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

        (g)   The Board has adopted resolutions that have the effect of (i) terminating the FTD Corporation 1994 Stock Award and Incentive Plan immediately prior to the Effective Time and, where the Merger Consideration is greater than the exercise price of an Option thereunder, providing for the payment of consideration in an amount equal to the Option Consideration in substitution for the number of shares of Common Stock subject to outstanding Options to purchase shares of Common Stock and the cancellation of such Option in consideration of such payments; (ii) terminating the FTD.COM Inc. 1999 Equity Incentive Plan immediately prior to the Effective Time and, where the Merger Consideration is greater than the exercise price of an Option thereunder, providing for the payment of alternative consideration in an amount equal to the Option Consideration, which the Board in its discretion as provided in such plan determined to be equitable in the circumstances, and the cancellation of such Option in consideration of such payments; and (iii) terminating the FTD, Inc. 2002 Long-Term Equity Incentive Plan immediately prior to the Effective Time and, where the Merger Consideration is greater than the exercise price of an Option thereunder, canceling all of the Company's obligations under such Options in exchange for the Option Consideration; provided, however, with respect to all Options referred to in clause (ii) for which the exercise price is greater than the Merger Consideration, the holder of such Options shall be entitled to receive a payment of $0.05 per share of Common Stock issuable upon exercise of such Option, which the Board in its discretion and as provided in the FTD.COM Inc. 1999 Equity Incentive Plan determined to be equitable in the circumstances. Except for the Options referenced in the immediately preceding clause, there are no Options outstanding providing for a per share exercise price in excess of the Merger Consideration.

        (h)   Neither the execution and delivery of this Agreement or any Ancillary Documents by the Company nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or creation of any rights of any officer, director or employee of the Company under any Company Employee Plan or under any agreement (including, without limitation, the acceleration of the vesting or exercisability of any Options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any plan or the acceleration or creation of any rights under any bonus, severance, parachute or change in control agreement). The Company is not a party to or bound by any agreement, plan or arrangement pursuant to which the Company has any obligation to "gross up," indemnify or otherwise compensate or hold harmless any Person with respect to any portion of any excise tax (or interest or penalties with respect thereto) which such Person may become subject to under Section 4999 of the Code or any similar state tax Law.

        5.11    Brokers.    The Company has not retained, authorized to act on behalf of the Company or any of its Subsidiaries or entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of Purchaser, Merger Sub or the Company or any of their respective affiliates to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained the Financial Advisor, the arrangements with which have been disclosed in writing to Purchaser prior to the date hereof, and all of which fees and expenses will be borne by the Company.

        5.12    Licenses and Permits.    The Company and its Subsidiaries maintain in full force and effect and are in compliance with all licenses, permits, certificates, approvals, consents, easements, variances, exemptions and authorizations (collectively, "Permits") with and under all Laws and all Environmental Laws, and from all Governmental Entities, required to conduct their respective businesses as presently conducted, except for such of the foregoing the lack of which or failure to comply with which would not reasonably be expected to have a Company Material Adverse Effect, and no Permit is subject to any outstanding order, decree, judgment or stipulation that would be likely to affect such Permit, where the effect of the foregoing would have a Company Material Adverse Effect.

        5.13    Environmental Compliance and Disclosure.    Except for any matters that would not reasonably be expected to have a Company Material Adverse Effect, (a) the respective business of the Company and each of its Subsidiaries are, and have been, conducted in compliance with all applicable Environmental Laws (as defined below), (b) each of the Company and its Subsidiaries has obtained, and is in full compliance with, all material Permits required by applicable Laws for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the operations of any of them, (c) none of the real property contains any asbestos containing material or mold that may be in a condition, location or form that requires any abatement, containment or remediation to address a tangible risk to human health, and (d) except as set forth in Section 5.13(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has: (i) created or assumed any liabilities, guaranties, obligations or indemnifications under any Environmental Law, consent decree or contract with any Third Party, including any Governmental Entity, related to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries; (ii) received, or been subject to, any complaint, summons, citation, notice, order, claim, litigation, investigation, judicial or administrative proceedings, or judgment from any Person, including any Governmental Entity, regarding any actual or alleged violations of, or actual or potential liability under, any Environmental Laws; or (iii) any responsibility or liability under Environmental Law for any cleanup or remediation related to any hazardous materials or waste. There are no underground storage tanks located on any real property owned by the Company or, to the Company's knowledge, any real property leased by the Company. As used in this Agreement, the term "Environmental Laws" means Laws relating to pollution or protection of the environment or human safety or health, including matters relating to emissions, discharges or releases of pollutants, contaminants, chemicals or toxic or hazardous substances into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such hazardous substances.

        5.14    Title to Assets.    The Company and each of its Subsidiaries have good and marketable title to all of their real and personal properties and assets reflected on the Company's audited balance sheet (including in any related notes thereto) as of June 30, 2003 included in the Company's Annual Report on Form 10-K for the fiscal year then ended (the "2003 Balance Sheet") or acquired after June 30, 2003 (other than assets disposed of since June 30, 2003 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects and Encumbrances, except for (a) Encumbrances that secure indebtedness that is properly reflected in the 2003 Balance Sheet; (b) liens for Taxes accrued but not yet payable; (c) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after June 30, 2003, provided that the obligations secured by such liens are not delinquent or material; and (d) such title defects or Encumbrances, if any, as would not reasonably be expected to have a Company Material Adverse Effect (collectively, "Permitted Encumbrances"). The Company and each of its Subsidiaries either own, or have valid leasehold interests in, all material properties and assets currently used by them in the conduct of their business.

        5.15    Labor and Employment Matters.    (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract or understanding with a labor union or labor organization or written work rules or written practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries. Except for such of the following as would not reasonably be expected to result in a Material Adverse Restriction, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their respective businesses, (ii) to the knowledge of the Company, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries or (iii) lockout, strike, slowdown, work stoppage or, to the knowledge of the Company, threat thereof by or with respect to any such employees.

        (b)   Section 5.15 of the Company Disclosure Letter contains a true and complete list of each of the Company's material written personnel policies or rules applicable to employees of the Company or any of its Subsidiaries as of the date hereof, true, correct and complete copies of which have heretofore been made available to Purchaser. To the knowledge of the Company, (i) the Company and its Subsidiaries are, and have at all times been, in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, (ii) no charges with respect to or relating to the Company or its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other corresponding state agency, except for such charges as would not reasonably be expected to result in a Material Adverse Restriction, and the Company and its Subsidiaries have at all times been in material compliance with all federal and state Laws and regulations prohibiting discrimination in the workplace including, without limitation, Laws and regulations that prohibit discrimination and/or harassment on account of race, national origin, religion, gender, disability, age, workers compensation status or otherwise, except where the failure to be in such compliance would not reasonably be expected to result in a Material Adverse Restriction, (iii) no federal, state, local or foreign agency responsible for the enforcement of labor or employment Laws has notified the Company that it intends to conduct an investigation with respect to or relating to the Company and its Subsidiaries and no such investigation is in progress, except where such investigations would not reasonably be expected to result in a Material Adverse Restriction, and (iv) except as would not reasonably be expected to result in a Material Adverse Restriction, there are no lawsuits, complaints, controversies or other proceedings pending or, to the knowledge of the Company, any applicant for employment or classes of the foregoing alleging breach of any expense or implied contract or employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

        (c)   As of the date hereof, within the last three years, the Company and its Subsidiaries have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law.

        5.16    Intellectual Property.

        (a)   Section 5.16 of the Company Disclosure Letter lists all of the trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, likenesses, logos (collectively, "Trademarks") that are material to the conduct of the business of the Company or any of its Subsidiaries, and all registered copyrights, patents, URLs and domain names currently used by, or necessary to the conduct of the business of, the Company or its Subsidiaries (collectively with the Trademarks, the "Proprietary Rights"). Section 5.16 of the Company Disclosure Letter also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each registered trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and (iii) for each registered copyright, the number and date of filing for each country in which a copyright has been filed, as well as licenses relating to any of the foregoing. True and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has any interest whatsoever have been provided to Purchaser or its Representatives. The Company and each of its Subsidiaries are taking or have taken all measures that the executive officers of the Company believe are reasonably required to maintain, and all measures that they believe are reasonably required to protect, each item of Proprietary Rights that the Company or any of its Subsidiaries owns or uses.

        (b)   Except as disclosed in Section 5.16(b) of the Company Disclosure Letter, the Company and its Subsidiaries have no obligation to compensate any Person for the use of any of the Proprietary Rights or for the use of any Trademarks that are not necessary for, or material to, the conduct of the business of the Company or any of its Subsidiaries, copyrighted works, names and likenesses, trade secrets, databases or customer or supplier information or other information currently used by the Company or any of its Subsidiaries (collectively, "Related Rights") where the amount of such compensation for any of such Related Rights would reasonably be expected to exceed $500,000 in any fiscal year and the Company and its Subsidiaries (including, for these purposes, their respective predecessors-in-interest) have not granted any Person any license, option or other rights to use in any manner any of such Proprietary Rights or Related Rights, whether requiring the payment or royalties or not. The Company and its Subsidiaries have used reasonable measures to protect the proprietary nature of the Proprietary Rights and maintain in confidence, and protect the proprietary nature of, the trade secrets and confidential information that they own or use. With respect to each item of the Proprietary Rights and Related Rights, the Company and its Subsidiaries have not agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to such Proprietary Rights. With respect to each item of the Related Rights, the Company and its Subsidiaries have not agreed to indemnify any Person for or against any infringement, misappropriation or other conflict with respect to such Related Rights where the amount of such indemnification would reasonably be expected to exceed $500,000 in any fiscal year.

        (c)   The Company and its Subsidiaries own or control or have a valid right to use each of the Proprietary Rights and Related Rights, and none of such Proprietary Rights or Related Rights will cease to be valid rights by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. The Company and its Subsidiaries have not received any material notice of invalidity or infringement of, misappropriation or other conflict with, any rights of others with respect to any of the Proprietary Rights or Related Rights except as listed in Section 5.16 of the Company Disclosure Letter. Except for licensees of the Trademarks which licenses were granted in the ordinary course of the day-to-day business of the Company and its Subsidiaries, (i) to the Company's knowledge, no other Person has the right to use any of the Trademarks in the manner in which they are now being used either in identical form or in such near resemblance thereto as to be likely to cause confusion with such Trademarks or to cause a mistake or deceive, (ii) no other Person has notified the Company or any of its Subsidiaries in writing that it is claiming any ownership of or right to use the Proprietary Rights or Related Rights, and (iii) to the Company's knowledge, no other Person is infringing upon any such Proprietary Rights or Related Rights in any way. Except as set forth in the Company Disclosure Letter, the Company's or its Subsidiaries' use of any such Proprietary Rights or Related Rights does not as of the date hereof conflict with, infringe upon or otherwise violate the valid rights of any third party in or to any of such Proprietary Rights or Related Rights, and no action has been instituted against or notices received by the Company or any of its Subsidiaries that are presently outstanding, alleging that the Company's or any such Subsidiary's use of the Proprietary Rights or Related Rights infringes upon, misappropriates or otherwise violates any rights of a third party in or to such Proprietary Rights or Related Rights.

        (d)   Section 5.16 of the Company Disclosure Letter identifies each item of the Proprietary Rights and Related Rights that is owned by a Person other than the Company or its Subsidiaries ("Third-Party Rights"), and all licenses or other agreements pursuant to which the Company and its Subsidiaries use such items are listed in Section 5.16 of the Company Disclosure Letter. With respect to each such item:

            (i)  the license or other agreement covering such item is legal, valid, binding and enforceable and in full force and effect with respect to the Company and its Subsidiaries and the Company has made correct and complete copies of such license or other agreements available to Purchaser or its Representatives;

           (ii)  each such license or other agreement, including licenses to all third-party software listed in Section 5.16 of the Company Disclosure Letter other than generally commercially available software, to which the Company and its Subsidiaries are party, is assignable by the Company or one of its Subsidiaries, and the Company and its Subsidiaries which are a party to such license or agreement may be subject to a change of control, in each case, without the consent or approval of, or any payment to, any party, and the consummation of the transactions contemplated by this Agreement will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such license or other agreement;

          (iii)  none of the Company and its Subsidiaries is in breach of or default under any such license or agreement, and, to the Company's knowledge, no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration thereunder; and

          (iv)  any underlying item of the Proprietary Rights or Related Rights is not subject to any outstanding judgment, order, decree, stipulation or injunction.

        5.17    Material Contracts.

        (a)   Section 5.17 of the Company Disclosure Letter sets forth a complete and accurate list of all notes, bonds, mortgages, indentures, deeds of trust, licenses, leases, agreements, contracts, commitments, arrangements, Permits, concessions, franchises, limited liability or partnership agreements or other instruments to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or restricted ("Contracts") (other than Leases set forth in Section 5.21(b) of the Company Disclosure Letter) of the following categories (collectively, and together with the Leases set forth in Section 5.21(b) of the Company Disclosure Letter, the "Material Contracts" and each a "Material Contract"):

            (i)  Contracts requiring annual expenditures by or liabilities of any party thereto in excess of $1.0 million that have a remaining term in excess of 90 days or are not cancelable (without material penalty, cost or other liability) within 90 days;

           (ii)  Contracts containing covenants limiting in any material respect the ability of the Company or any of its Subsidiaries or other affiliate of the Company (including Purchaser and its affiliates after the Effective Time) to engage in any line of business or compete with any Person, in any product line or line of business, or operate at any location;

          (iii)  promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and contracts providing for the borrowing or lending of money, in an amount in excess of $1.0 million, whether as borrower, lender or guarantor;

          (iv)  joint venture, alliance or partnership agreements or joint development or similar agreements with any Third Party under which the Company has or may in the future have an obligation to invest or pay in excess of $1.0 million pursuant to the terms of any such agreement;

           (v)  all licenses, sublicenses, consents, royalty and other agreements concerning Proprietary Rights or Related Rights which Proprietary Rights or Related Rights, as applicable, are material to the conduct of the business of the Company or any of its Subsidiaries;

          (vi)  employment or severance contracts with current or former officers or directors, including, without limitation, change-in-control agreements;

         (vii)  Contracts with or for the benefit of any director of the Company or any Person other than a publicly traded entity in which any director has an equity interest or which is an employer of a director of the Company;

        (viii)  Contracts with any Governmental Entity that have a remaining term in excess of one year or are not cancelable (without material cost, penalty or other liability) within 180 days;

          (ix)  Contracts or commitments in which the Company or any of its Subsidiaries has granted exclusive marketing rights relating to any product or service, any group of products or services or any territory;

           (x)  Contracts pending for the acquisition or sale, directly or indirectly (by merger or otherwise) of assets (whether tangible or intangible), in excess of $1.0 million in market or book value with respect to any contract or the capital stock of another Person, in each case in an amount in excess of $1.0 million; or

          (xi)  as of the date hereof, any other Contract the performance of which could be reasonably expected to require annual expenditures in any calendar year by the Company or any of its Subsidiaries in excess of $1.0 million.

        (b)   True and complete copies of the written Material Contracts and descriptions of verbal Material Contracts, if any, have been delivered or made available to Purchaser. As of the date hereof, each of the Material Contracts is a valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, enforceable against the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity. From and after the date hereof, except as would not reasonably be expected to result in a Material Adverse Restriction, each of the Material Contracts is a valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, enforceable against the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity.

        (c)   Neither the Company nor any of its Subsidiaries is, or has received any notice that any other party is, in breach, default or violation (each a "Default") (and no event has occurred or not occurred through the Company's inaction or, to the knowledge of the Company, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute a Default) of any term, condition or provision of any Material Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, except for Defaults that would not reasonably be expected to have, a Company Material Adverse Effect.

        (d)   The Company has not received notice of the termination of any Material Contract.

        5.18    No Undisclosed Liabilities.    Except as disclosed in the 2003 Balance Sheet or the notes thereto and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 2003, the Company and its Subsidiaries do not have any liabilities of any kind (whether accrued, absolute, contingent or otherwise), which, individually or in the aggregate would be material to the Company and its Subsidiaries, taken as a whole, and were required to be reflected in or shown on the 2003 Balance Sheet or the notes thereto pursuant to GAAP.

        5.19    Litigation.    All of the material actions, suits, claims, investigations, arbitrations or proceedings pending or, to the knowledge of the Company, threatened, as of the date hereof, against the Company or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity are set forth in Section 5.19 of the Company Disclosure Letter. There is no action, suit, claim, investigation, arbitration or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity that would be reasonably expected to result in a Material Adverse Restriction (it being expressly understood and agreed that the mere filing of litigation or mere existence of litigation by or on behalf of the stockholders of the Company or any other Person, that challenges or otherwise seeks damages with respect to the transactions contemplated hereby shall not in and of itself be deemed to have such effect), and to the knowledge of the Company, there is no basis for any such action, suit, claim, investigation, arbitration or proceeding. None of the Company, any of its Subsidiaries or any officer, director or employee of the Company or any of its Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Entity from engaging in or continuing any conduct or practice in connection with the business or assets of the Company or any of its Subsidiaries nor, to the knowledge of the Company, is the Company, any of its Subsidiaries or any executive officer or director of the Company or any of its Subsidiaries under investigation by any Governmental Entity related to the conduct of the Company's or any of its Subsidiaries' business. To the knowledge of the Company, there is not in existence any order, judgment or decree of any court or other tribunal or other agency that is applicable to the Company or any of its Subsidiaries enjoining or requiring the Company or any of its Subsidiaries to take any action of any kind with respect to its business, properties or assets.

        5.20    Insurance.    (a) Each of the Company and its Subsidiaries maintains insurance coverage (the "Insurance Policies") with insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent, and have public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any activities of the Company or any of its Subsidiaries or any properties owned, occupied or controlled by the Company or any of its Subsidiaries, in such amount as is reasonably prudent. Section 5.20 of the Company Disclosure Letter contains a complete and accurate list of all Insurance Policies of the Company and its Subsidiaries as of the date hereof. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full, in each case without any exception other than those that would not be reasonably expected to have a Company Material Adverse Effect. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement, in each case without any exception other than those that would not be reasonably expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the knowledge of the Company, indicated any intent to do so or not to renew any such policy, in each case without any exception other than those that would not be reasonably expected to have a Company Material Adverse Effect. All material claims under the Insurance Policies have been filed in a timely fashion. To the knowledge of the Company, since the Company's formation, there have been no historical gaps in insurance coverage of the Company or its Subsidiaries that presents a material risk to coverage under the Insurance Policies.

        (b)   The Company has properly applied for and accurately completed its applications for and has, in force and effect and fully paid through June 30, 2004, no less than $50 million in claims made directors' and officers' insurance coverage (the "Current D&O Insurance"). The Company, its directors and officers are all insureds under the Current D&O Insurance. The Current D&O Insurance extends to "claims" for "wrongful acts" which may result in "loss" to (i) the Company's directors and officers and/or (ii) the Company itself for "securities claims," as those terms are commonly understood in the insurance industry, including coverage for all manner of investigations and proceedings including defense costs with respect thereto. The Current D&O Insurance is not subject to any exclusions or restrictions which would limit or eliminate coverage (other than such as are normal and customary in directors' and officers' insurance policies) based upon, arising out of, and/or relating to any prior or pending act or omission. The Current D&O Insurance does not contain any exclusion (other than such as are normal and customary in directors' and officers' insurance policies) applicable to the Merger and the transactions contemplated thereby. Evidence of the foregoing reasonably satisfactory to the Purchaser shall be provided to Purchaser prior to the Effective Time.

        5.21    Real Estate.

        (a)   Section 5.21(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Company as of the date hereof (collectively, the "Owned Real Property"). Except as set forth on Section 5.21(a) of the Company Disclosure Letter, with respect to each such parcel of Owned Real Property, except for Permitted Encumbrances, (i) such parcel is free and clear of all encumbrances; (ii) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of such parcel; and (iii) there are no outstanding rights of first refusal or options to purchase such parcel.

        (b)   Schedule 5.21(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all Leases (as defined below). Except as would not have a Company Material Adverse Effect: (i) all of the leases, licenses, tenancies, subleases and all other occupancy agreements ("Leases") in which the Company or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (the leased and subleased space or parcel of real property thereunder being, collectively, the "Real Property") are in full force and effect and (ii) neither the Company (or any of its Subsidiaries), nor to the knowledge of the

Company, any other party to any such Lease, is in default under the Leases, and no event has occurred which, with notice or lapse of time, would constitute a default by the Company (or any of its Subsidiaries) under the Leases.

        5.22    Affiliate Transactions.    Except as set forth in Section 5.22 of the Company Disclosure Letter, and except for employment agreements with officers of the Company set forth in Section 5.17 of the Company Disclosure Letter, there are no Contracts with any (a) present or former officer or director of the Company or any of its Subsidiaries or any of their immediate family members (including their spouses), (b) record or beneficial owner of more than 5% of the Common Stock, or (c) any Person known by the Company's executive officers to be an affiliate of any such officer, director or beneficial owner.

        5.23    Fairness Opinion.    The Board has received the opinion of Goldman, Sachs & Co. (the "Financial Advisor"), dated the date of this Agreement, and subject to the qualifications stated therein, to the effect that, as of such date, the Merger Consideration to be received by the holders of shares of Common Stock is fair, from a financial point of view, to such holders (other than holders who will be parties to the Exchange Agreements).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

        Except as set forth in the corresponding sections of the disclosure letter, dated the date hereof, delivered by Purchaser and Merger Sub to the Company prior to the execution of this Agreement (the "Purchaser Disclosure Letter") with specific reference to the particular Section or subsection of this Agreement to which the limitation set forth in such Purchaser Disclosure Letter relates (it being understood that any information set forth in a particular section of the Purchaser Disclosure Letter shall be deemed to apply to each other section or subsection thereof or hereof to which its relevance is reasonably apparent from such particular section), Purchaser and Merger Sub hereby represent and warrant to the Company as follows:

        6.1    Existence; Good Standing; Corporate Authority.    Each of Purchaser and Merger Sub (a) is a corporation duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other state of the United States or the laws of any foreign jurisdiction, if applicable, in which the transaction of its business makes such qualification necessary; and (c) all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, except with respect to (b) and (c) where the failure to be so qualified, to be in good standing or to have such power and authority would not, individually or in the aggregate, prevent or delay the ability of Purchaser or Merger Sub to consummate the transactions contemplated by this Agreement or any of the Ancillary Documents to which it is or will become a party (any such change, effect, event, occurrence, state of facts or development, "Purchaser Material Adverse Effect").

        6.2    Authorization, Validity and Effect of Agreements.    Each of Purchaser and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by the respective boards of directors of Purchaser and Merger Sub and by Purchaser as the sole stockholder of Merger Sub and no other corporate proceedings on the part of Purchaser or Merger Sub are necessary to authorize this Agreement and the Ancillary Documents or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and any Ancillary Documents at the time of execution will have been, duly and validly executed and delivered by Purchaser and Merger Sub, and (assuming this Agreement and such Ancillary Documents each constitutes a valid and binding obligation of the Company) constitutes and will constitute the valid and binding obligations of each of Purchaser and Merger Sub, enforceable in accordance with their respective terms.

        6.3    No Violation.    Neither the execution and delivery by Purchaser and Merger Sub of this Agreement or any of the Ancillary Documents nor the consummation by Purchaser or Merger Sub of the transactions contemplated hereby or thereby does or will (a) violate, conflict with or result in any breach of any provision of the respective certificates of incorporation or bylaws of Purchaser or Merger Sub; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination, cancellation or amendment or in a right of termination, cancellation or amendment of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation or imposition of any Encumbrance upon any of the properties of Purchaser or Merger Sub; (c) result in there being declared void, voidable or without further binding effect, any contract to which Purchaser or Merger Sub is a party, or by which Purchaser or Merger Sub or any of their respective properties is bound, except for any such breach, default or right with respect to which requisite waivers or consents have been, or prior to the Effective Time will be, obtained or any of the foregoing matters that would not have a Purchaser Material Adverse Effect; (d) other than the Regulatory Filings, require any Consent of any Governmental Entity, the lack of which would reasonably be expected to have a material adverse effect on the ability of Purchaser or Merger Sub to consummate the transactions contemplated hereby; or (e) violate any Laws applicable to Purchaser or the Merger Sub or any of their respective assets or properties, except for violations that would not have a Purchaser Material Adverse Effect.

        6.4    Financing.    Merger Sub has delivered to the Company (i) signed counterpart(s) of the commitment letter of Credit Suisse First Boston and Union Bank of Switzerland, dated as of the date hereof, pursuant to which such Persons have agreed, subject to the terms and conditions set forth therein, to provide up to an aggregate of $250 million of debt financing in connection with the transactions contemplated hereby and up to $50 million of revolving credit (the "Bank Commitment Letter") and (ii) the signed commitment letter of Leonard Green & Partners, L.P. ("LGP") pursuant to which LGP has agreed, subject to the terms and conditions set forth therein, to make or cause to be made an equity investment in Purchaser of an amount (the "Equity Commitment") equal to $200.6 million minus the amount of cash and cash equivalents on the Company's balance sheet at the Closing; provided, however, that the Equity Commitment shall in no event be less than $190.5 million (collectively, the "Financing Letters"). The Financing Letters are in full force and effect as of the date hereof. The funds in the amounts set forth in the Financing Letters would be sufficient to enable Merger Sub and the Company to pay the full Merger Consideration, to make all other necessary payments by it in connection with the Merger (including the repayment of certain outstanding indebtedness of the Surviving Corporation) and to pay all of the related fees and expenses, in each case as contemplated by the Financing Letters (collectively, the "Merger Funds"). The financing referred to in the Financing Letters is herein referred to as the "Financing."

        6.5    Purchaser-Owned Shares of Common Stock.    As of the date of this Agreement, Purchaser, Merger Sub and their respective affiliates own no shares of Common Stock.

        6.6    Interim Operations of Merger Sub.    Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

        6.7    Brokers.    Other than LGP, all of whose fees and expenses will be borne by the Surviving Corporation at the Closing, neither Purchaser or Merger Sub has entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of Purchaser, Merger Sub or the Company or any of their respective Affiliates to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE VII

COVENANTS

        7.1    Interim Operations.

        (a)   From and after the date of this Agreement to the Effective Time, unless Purchaser has consented in writing thereto, the Company shall, and shall cause each of its Subsidiaries to:

            (i)  conduct their respective businesses and operations only in its usual, regular and ordinary course of business consistent with past practice;

           (ii)  use their reasonable efforts to (A) preserve intact their business organizations, (B) maintain in effect all existing material qualifications, licenses, permits, approvals and other authorizations referred to in Section 5.1 and Section 5.12, (C) keep available the services of the officers and key employees of the Company and each Subsidiary, and (D) preserve existing relationships with material customers and suppliers and those Persons having business relationships with them;

          (iii)  promptly upon the discovery thereof notify Purchaser of the existence of any breach of any representation or warranty contained herein (or, in the case of any representation or warranty that makes no reference to Company Material Adverse Effect, any breach of such representation or warranty in any material respect) or the occurrence of any event that would cause any representation or warranty contained herein no longer to be true and correct (or, in the case of any representation or warranty that makes no reference to Company Material Adverse Effect, to no longer be true and correct in any material respect);

          (iv)  promptly deliver to Purchaser copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

        (b)   Without limiting the generality of the foregoing, from and after the date of this Agreement to the Effective Time, unless Purchaser has consented in writing thereto, the Company shall not, and shall not permit any of its Subsidiaries to:

            (i)  propose to its stockholders or amend its certificate of incorporation or bylaws or comparable governing instruments, except for any amendment required in connection with the performance by the Company or its Subsidiaries of their respective obligations under this Agreement;

           (ii)  grant, issue, sell, pledge, encumber, transfer, deliver or register for issuance or sale any shares of capital stock or other ownership interest in the Company (other than issuances of Common Stock pursuant to (A) the exercise of Options outstanding on the date hereof or (B) the conversion of any Class B Common Stock outstanding on the date hereof into Class A Common Stock) or any of its Subsidiaries (other than issuances of capital stock of the Company's Subsidiaries pursuant to the exercise of Options outstanding on the date hereof), or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities; or accelerate any right to convert or exchange or acquire any securities of the Company (other than Options pursuant to Sections 4.2(d) and 5.2(c)) or any of its Subsidiaries for any such shares or ownership interest;

          (iii)  effect any stock split, combination, reclassification or conversion of any of its capital stock or otherwise change its capitalization as it exists on the date hereof;

          (iv)  directly or indirectly redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any shares of its capital stock or capital stock of any of its Subsidiaries, other than by repurchasing restricted stock or upon the cashless exercise of options, in each case in the ordinary course of business;

           (v)  sell, lease, license, encumber or otherwise dispose of any of its assets (including Intellectual Property of the Company or its Subsidiaries or capital stock of any of its Subsidiaries), except in the ordinary course of business (excluding capital stock of its Subsidiaries);

          (vi)  merge with or acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment) in one transaction or a series of related transactions any Person, for an aggregate consideration in excess of $1.0 million, any equity interests or other securities of any Person, any division or business of any Person or all or substantially all of the assets of any Person;

         (vii)  incur or assume any indebtedness for borrowed money, issue or sell any debt securities of the Company or any of its Subsidiaries or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (except wholly owned Subsidiaries of the Company or in the ordinary course of business up to $1.0 million), in any such case in excess of $1.0 million, except for the incurrence of indebtedness for working capital purposes in the ordinary course of business under the Company's or its Subsidiaries' existing credit facilities and capital expenditures made in accordance with the Company's or its Subsidiaries' previously adopted capital budgets, copies of which have been provided to Purchaser;

        (viii)  make or forgive any loans, advances or capital contributions to, or investments in, any other Person;

          (ix)  (A) enter into any new employment, severance, consulting or salary continuation agreements with any newly hired employees other than in the ordinary course of business or enter into any of the foregoing with any existing officers or directors or alter or amend in any way, except as may be required by Law or pursuant to any Contract or commitment in existence as of the date hereof, any compensation or benefits due to employees other than increases or new incentive awards in the ordinary course of business consistent with past practices; (B) except as required by Law or any existing Company Employee Plan or Material Contract or in the ordinary course of business consistent with past practice, increase the amount of compensation of or grant new incentive awards to any director or officer of the Company or any of its Subsidiaries other than annual restricted stock granted to directors; (C) except as required by Law, a Material Contract existing on the date hereof or pursuant to a Company severance policy or Company Employee Plan existing on the date hereof, grant any severance or termination pay to any director or officer of the Company or any of its Subsidiaries; (D) except as required by Law, adopt any additional employee benefit plan; (E) except as required by any existing Company Employee Plan or agreement thereunder, provide for the payment of any amounts as a result of the consummation of the transactions contemplated by this Agreement; or (F) pay any bonuses except to the extent earned under existing awards or new incentive awards listed in Section 5.10(h)(i)(6) of the Company Disclosure Letter;

           (x)  adopt or amend in any material respect or terminate any employee benefit plan or arrangement;

          (xi)  make any material changes in the type or amount of their insurance coverage or permit any material insurance policy naming the Company or any of its Subsidiaries as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business;

         (xii)  except as required by changes in applicable Law or GAAP, change any accounting methods, principles or practices used by the Company or its Subsidiaries, in each case, as concurred by its independent public accountants;

        (xiii)  (A) settle, pay or discharge, any litigation, investigation, arbitration, proceeding or other claim, liability or obligation arising from the conduct of business in the ordinary course for an amount in excess of $1.0 million, except for any settlement, payment or discharge by FTD, Inc. and FTD.COM Inc. of their obligations under that certain Stipulation and Agreement of Compromise, Settlement and Release, dated as of August 4, 2003 (the "Stipulation") entered into in settlement of the consolidated shareholder class actions entitled "In re FTD.COM, Inc. Shareholders Litigation," Delaware Chancery Court Case No. 19458-NC, provided, that the Settlement (as defined in the Stipulation) has not been and shall not be changed or altered in any material way since the date of such Stipulation;

            (B)  settle, pay or discharge any claim against the Company with respect to or arising out of the transactions contemplated by this Agreement;

            (C)  settle, pay or discharge any claim against the Company with respect to any action set forth on Section 7.1(b)(xiii)(C) of the Company Disclosure Letter; or

        (xiv)  (A) make any material Tax election or take any position on any Company Return filed on or after the date of this Agreement or adopt any method therein that is materially inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position or election is pursuant to applicable Law or the Code, (B) enter into any settlement or compromise of any material Tax liability, (C) file any amended Company Return that would result in a material change in Tax liability, taxable income or loss, (D) change any annual Tax accounting period, (E) enter into any closing agreement relating to any material Tax liability, or (F) give or request any waiver of a statute of limitation with respect to any Company Return;

         (xv)  enter into any new line of business involving capital expenditures in excess of $5.0 million during the Company's 2004 fiscal year;

        (xvi)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization or restructuring the corporate structure of any of its Subsidiaries (other than the Merger);

       (xvii)  enter into any contract or agreement other than in the ordinary course of business consistent with past practices that would be material to the Company and its Subsidiaries, taken as a whole;

      (xviii)  except as required by applicable Law or GAAP, revalue in any material respect any of its assets, including writing down the value of inventory in any material manner, or writing-off notes or accounts receivable in any material manner;

        (xix)  permit to lapse any registrations or applications for material Intellectual Property owned, licensed, or used by the Company or any of its Subsidiaries;

         (xx)  declare or set aside or pay for any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of capital stock of the Company;

        (xxi)  except as contemplated by this Agreement, amend, alter or modify the terms of any currently outstanding rights, warrants or options to acquire or purchase any capital stock of, or ownership interest in, the Company, or any securities convertible into or exchangeable for such capital stock or ownership interest;

       (xxii)  except in the ordinary course of business, amend, modify or terminate any Material Contract, agreement or arrangement of the Company or any Subsidiary, or otherwise waive,

  release or assign any material rights, claims or benefits of the Company or any Subsidiary thereunder; or

      (xxiii)  agree in writing or otherwise to take any of the foregoing actions.

        7.2   Stockholder Meeting; Proxy Statement; Schedule 13E-3.

        (a)   The Company, Purchaser and Merger Sub shall use their respective reasonable best efforts to take or cause to be taken such actions as may be required to be taken under the Exchange Act, the Securities Act and any other federal securities laws, and under any applicable state securities or blue sky Laws in connection with the Merger and the other transactions contemplated hereby and by the Ancillary Documents.

        (b)   The Company shall duly call and hold a meeting of its holders of Class A Common Stock (the "Stockholder Meeting") as promptly as practicable for the purpose of obtaining the Stockholder Approval, and the Company shall use reasonable best efforts to hold the Stockholder Meeting as soon as practicable after the date on which the Proxy Statement is cleared by the SEC.

        (c)   In connection with the Merger and the Stockholder Meeting, the Company shall prepare and file with the SEC, as promptly as practicable, a proxy statement relating to the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the "Proxy Statement") and a Rule 13E-3 Transaction Statement on Schedule 13E-3 (together with any amendments thereof or supplements thereto, the "Schedule 13E-3") relating to the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents and shall use its reasonable best efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable; provided, however, that prior to the filing of the Proxy Statement and the Schedule 13E-3, the Company shall consult with Purchaser and Merger Sub with respect to such filings and shall afford Purchaser and Merger Sub reasonable opportunity to comment thereon. Purchaser and Merger Sub shall provide the Company with any information for inclusion in the Proxy Statement and the Schedule 13E-3 which may be required under applicable Law and which is reasonably requested by the Company. The Company shall promptly notify Purchaser and Merger Sub of the receipt of comments of the SEC and of any request from the SEC for amendments or supplements to the Proxy Statement or the Schedule 13E-3 or for additional information, and will promptly supply Purchaser and Merger Sub with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement, the Schedule 13E-3 or the Merger. If at any time prior to the Stockholder Meeting any event should occur which is required by applicable Law to be set forth in an amendment of, or a supplement to, the Proxy Statement or the Schedule 13E-3, the Company will prepare and mail such amendment or supplement; provided, however, that prior to such mailing, the Company shall consult with Purchaser and Merger Sub with respect to such amendment or supplement and shall afford Purchaser and Merger Sub reasonable opportunity to comment thereon. The Company will notify Purchaser and Merger Sub at least 48 hours prior to the mailing of the Proxy Statement, or 24 hours prior to the mailing of any amendment or supplement thereto, to the Company's stockholders. Subject to the provisions of Section 7.10, the Company Recommendation, together with a copy of the opinion referred to in Section 5.23, shall be included in the Proxy Statement.

        (d)   The Company represents and warrants that the Proxy Statement and the Schedule 13E-3 will, in the case of the Schedule 13E-3 as of the date thereof, the date of any amendment thereto, and as of the time of the Stockholder Meeting, and, in the case of the Proxy Statement, as of the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders and as of the time of the Stockholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement or the Schedule 13E-3 based on information supplied by Purchaser or Merger Sub for inclusion or incorporation by reference therein.

        (e)   Purchaser and Merger Sub represent and warrant that the information supplied or to be supplied by Purchaser and Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, in the case of the Schedule 13E-3 as of the date thereof, the date of any amendment thereto, and as of the time of the Stockholder Meeting, and, in the case of the Proxy Statement, as of the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders, and as of the time of the Stockholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Purchaser and Merger Sub make no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement or Schedule 13E-3 based on information supplied by Company for inclusion or incorporation by reference therein.

        7.3   Efforts and Assistance; HSR Act.

        (a)   Subject to the terms and conditions hereof, each party will use its reasonable best efforts to take, or cause to be taken, all actions, to file, or caused to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Documents as promptly as practicable, including, without limitation, obtaining all necessary consents, waivers, approvals, authorizations, Permits or orders from all Governmental Entities or other third parties. Each party shall also refrain from taking, directly or indirectly, any action which would impair such party's ability to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents. Without limiting the foregoing, the Company shall use its reasonable best efforts to (i) take all action necessary or desirable so that no anti-takeover laws and regulations or similar laws or regulations are or become applicable to the Merger or any of the other transactions contemplated by this Agreement and the Ancillary Documents and (ii) if any anti-takeover law or regulation becomes applicable to any of the foregoing, take all action necessary so that the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents may be consummated as promptly as practicable on the terms contemplated in this Agreement and/or the Ancillary Documents, as the case may be, and otherwise to minimize the effect of such statute or regulation on the Merger and such other transactions.

        (b)   The Company, Purchaser and Merger Sub shall cooperate with one another in determining whether any action by or in respect of, or filing, including, without limitation, any Regulatory Filing, with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement. Each of the Company, Purchaser and Merger Sub will, and will cause its respective subsidiaries, if any, to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, approval, waiver, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private Third Party required to be obtained or made by the Company, Purchaser and Merger Sub or any of their respective subsidiaries, if any, in connection with the Merger or the taking of any action contemplated by this Agreement or the Ancillary Documents.

        (c)   The Company, Purchaser and Merger Sub shall furnish all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any Governmental Entity in connection with the transactions contemplated by this Agreement. The Company, Purchaser and Merger Sub shall have the right to review in advance, and to the extent reasonably practicable each will consult the other on, all the information relating to the other and each of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Third Party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

        (d)   If required, each of the Company, Purchaser and Merger Sub shall take all reasonable action necessary to file as soon as practicable notifications under the HSR Act and any other applicable Law governing antitrust or competition matters, including, without limitation, Foreign Antitrust Laws and respond as promptly as practicable to any inquiries from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters related to the Merger or the other transactions contemplated by this Agreement and the Ancillary Documents.

        (e)   At Purchaser's request, the Company shall use its best efforts to obtain the consent to the cancellation of each holder of Options to purchase Class A Common Stock where the per share exercise price for such Options exceeds the Merger Consideration.

        7.4    Publicity.    The initial press release relating to this Agreement shall be a joint press release and thereafter, so long as this Agreement is in effect, the Company and Purchaser shall consult with each other before issuing any press release or otherwise making public statements with respect to this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and shall not issue any such press release or make any similar public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed, except as the disclosing party may determine to be required by applicable Law or any listing agreement with any national securities exchange or the Nasdaq Stock Market.

        7.5    Further Action.    At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger. The Company shall use reasonable efforts to cooperate with and assist Merger Sub in obtaining the Financing.

        7.6    Insurance; Indemnity.

        (a)   The Company will purchase from an insurer reasonably acceptable to Purchaser a six-year pre-paid noncancellable directors' and officers' insurance policy covering the current and all former directors or officers of the Company and its Subsidiaries, and their heirs and representatives, with respect to acts or failures to act prior to the Effective Time, in a single aggregate amount over the six-year period immediately following the Closing Date equal to the policy limits for the Company's and its Subsidiaries' current directors' and officers' insurance policies; provided, however, that the Company shall not be required to obtain a policy providing such coverage except to the extent that such coverage can be provided at a total cost of no greater than $2.0 million (the "Cap"), and, if equivalent coverage cannot be obtained, or can be obtained only by paying a total premium in excess of the Cap, the Company shall only be required to obtain as much coverage as can be obtained by paying a total premium equal to the Cap.

        (b)   The Surviving Corporation shall honor all of the Company's obligations to indemnify and hold harmless, to the extent not paid by insurance, the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the DGCL and the Company's certificate of incorporation and bylaws in effect on the date hereof, regardless of whether such certificate of incorporation or bylaws are hereafter amended, and such obligations shall survive the Merger and continue in full force and effect from the Effective Time until six years after the Effective Time.

        (c)   From and after the Effective Time, Purchaser shall, until six years after the Effective Time, indemnify and hold harmless, to the extent not paid by insurance or by the Surviving Corporation pursuant to its obligation to provide indemnification under Section 7.6(b), to the fullest extent permitted under applicable law, each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any Subsidiary, and their heirs and representatives (collectively, "Indemnified Parties"), against all losses, claims, damages, liabilities, reasonable costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (collectively, "Losses") from any claims, actions, suits, proceedings, arbitrations, investigations or audits (collectively, "Litigation") arising before or after the Effective Time as a result of or pertaining to acts or omissions, or alleged acts or omissions, by them to the extent attributable to their capacities as such, which acts or omissions occurred prior to the Effective Time; provided, however, that in no event shall Purchaser be required to indemnify any Indemnified Parties for Losses arising out of such Indemnified Parties' gross negligence, wanton malfeasance, willful or illegal conduct or conduct that was intentionally injurious to the Company. Without limiting the foregoing, Purchaser shall periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted under applicable law provided that the person to whom the expenses are advanced provides an undertaking reasonably acceptable to the Company to repay such advance if it is ultimately determined that such person is not entitled to indemnification.

        (d)   If, after the Effective Time, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties or assets to any Person, then, in each such case, proper provisions shall be made so that successors and assigns of Purchaser or the Surviving Corporation, as case may be, shall assume all of the obligations set forth in this Section 7.6. The provisions of this Section 7.6 are intended for the benefit of and shall be enforceable by each person who is now or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, an officer, director or similar person of the Company or any of its Subsidiaries.

        (e)   If any obligation to indemnify described in Section 7.6(a) (each, an "Action") arises or occurs, the Surviving Corporation shall control the defense of such Action with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the party seeking indemnification pursuant to Section 7.6(a) (each, an "Indemnified Party"), provided that the Indemnified Party shall be permitted to participate in the defense of such Action through counsel selected by the Indemnified Party, at the Indemnified Party's expense. Notwithstanding the foregoing, if there is any actual or potential conflict between the Surviving Corporation and any Indemnified Party or there are additional defenses available to any Indemnified Party, such Indemnified Party shall be permitted to participate in the defense of such Action with counsel selected by the Indemnified Party, at the Surviving Corporation's expense; provided, however, that the Surviving Corporation shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single Action except to the extent that two or more of such Indemnified Parties have conflicting interests in the outcome of such Action. The Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld.

        7.7    Restructuring of Merger.    Upon the mutual agreement of Purchaser and the Company, the Merger shall be restructured in the form of a forward subsidiary merger of the Company with and into Merger Sub, with Merger Sub being the surviving corporation, or as a merger of the Company with and into Purchaser, with Purchaser being the surviving corporation. In such event, this Agreement shall be deemed appropriately modified to reflect such form of merger.

        7.8   Employee Benefit Plans.

        (a)   From and after the Effective Time, the Surviving Corporation and its Subsidiaries will, and Purchaser will cause them to, honor in accordance with their terms, and provide all other benefits under, all existing employment, change in control and severance agreements between the Company or any of its Subsidiaries and any current or former officer, director, consultant or employee of the Company or any of its Subsidiaries ("Covered Employees") to the extent in effect on the date hereof, and, subject to Sections 4.2(d), (e) and (f), all benefits or other amounts earned or accrued to the extent vested or that become vested in the ordinary course through the Effective Time under all employee benefit plans of the Company and any of its Subsidiaries, in each case to the extent in effect on the date hereof.

        (b)   To the extent that Covered Employees are included in any benefit plan of Purchaser or its Subsidiaries, Purchaser agrees that the Covered Employees shall receive credit under such plan for service prior to the Effective Time with the Company and its Subsidiaries to the same extent such service was counted under similar Company Benefit Plans for purposes of eligibility, vesting or eligibility for retirement (but not for benefit accrual).

        7.9    Access to Information.    (a) The Company shall, and shall cause each of its Subsidiaries to, afford to Purchaser and to the officers, employees, accountants, counsel, financial advisors and other Representatives of Purchaser, reasonable access during normal business hours during the period prior to the Effective Time to all their respective offices, properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its respective Subsidiaries to, furnish promptly to Purchaser (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (ii) any financial and operating data or information and (iii) all other information concerning its business, properties and personnel as such other party may reasonably request. The Company shall instruct its officers, employees, accountants, counsel, financial advisors and other Representatives to cooperate with reasonable requests of Purchaser in its investigation. Except as required by applicable Laws, each of the parties hereto will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other Representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement previously entered into by Purchaser and the Company (the "Confidentiality Agreement"). Notwithstanding any other express or implied agreement, arrangement or understanding to the contrary, except as reasonably necessary to comply with applicable securities laws, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (as such terms are defined in Treasury Regulation §1.6011-4) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such treatment. This authorization is not intended to permit disclosure of any other information, including, without limitation, (x) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, and (y) the identities of participants in the transactions.

        (b)   Purchaser shall give prompt notice to the Company of any facts, events or notice received by Purchaser which in any such case would reasonably be expected to cause the Financing to be unavailable by the End Date (as hereinafter defined). The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, (ii) any failure of the Company or Purchaser, as the case may be, to materially comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause the failure by such party to materially comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any Third Party alleging that the consent of such Third Party is or may be required in connection with the transactions contemplated by this Agreement or any Ancillary Document, (iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge, threatened against, or affecting such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated hereby or by the Ancillary Documents, and (v) the occurrence of any event, development or circumstance which has had or would be reasonably expected to result in a Company Material Adverse Effect or Purchaser Material Adverse Effect, as applicable; provided, however, that the delivery of any notice pursuant to this Section 7.9(b) shall not limit or otherwise affect the remedies available hereunder to the party giving or receiving such notice.

        7.10   Acquisition Proposals; Board Recommendation.

        (a)   The Company shall immediately terminate, and shall instruct its and its Subsidiaries' officers, directors, employees, attorneys, accountants, advisors, representatives and agents ("Representatives") to immediately terminate, all existing discussions or negotiations, if any, with any Person conducted heretofore with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal. The Company shall promptly demand that each Person which has heretofore executed a confidentiality agreement with or for the benefit of the Company or any of its Subsidiaries or any of its or their Representatives with respect to such Person's consideration of a possible Acquisition Proposal promptly return or destroy (which destruction shall be certified in writing by such Person to the Company) all confidential information heretofore furnished by the Company or any of its Subsidiaries or any of its or their Representatives to such Person or any of its or their Representatives in accordance with the terms of any confidentiality agreement with such Person. The term "Acquisition Proposal" means any offer or proposal (whether or not in writing) (other than an offer or proposal by or on behalf of Purchaser or its affiliates) for, or any indication of interest in: (i) a transaction pursuant to which any Person or group of Persons acquires or would acquire beneficial ownership of more than 15% of the outstanding voting power of the Company or any of its Subsidiaries, whether from the Company or pursuant to a tender offer, exchange offer or otherwise; (ii) a merger, consolidation, business combination, reorganization, share exchange, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction which would result in any Person (or group of Persons) other than Purchaser, Merger Sub or any of their affiliates (any such Person, a "Third Party") acquiring 15% or more of the fair market value of the assets of the Company and its Subsidiaries, taken as a whole; (iii) any transaction which would result in a Third Party acquiring 15% or more of the fair market value of the assets (including, without limitation, the capital stock of any Subsidiary of the Company) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction (whether by purchase of assets, acquisition of stock of a Subsidiary of the Company or otherwise); or (iv) any combination of the foregoing.

        (b)   From the date of this Agreement until the Effective Time, the Company shall not, and the Company shall cause its Subsidiaries and its and their Representatives not to, (i) solicit or initiate or knowingly encourage or take any other action to facilitate any proposal, inquiry or request that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) participate or engage in substantive discussions or negotiations with, or disclose or provide any non-public information relating to the Company or its Subsidiaries to, or afford access to any of the properties, books or records of the Company or its Subsidiaries to, any Person that has made an Acquisition Proposal or such a proposal, inquiry or request or any of such Person's affiliates or any Subsidiary of the Company or any of its or their Representatives, (iii) except as provided in this Section 7.10 and subject to compliance herewith, enter into any agreement or agreement in principle with any Person that has made an Acquisition Proposal or such a proposal, inquiry or request or any of such Person's affiliates or any Subsidiary of the Company or any of its or their Representatives, or (iv) grant any waiver or release under, or fail to enforce to the maximum extent possible, any standstill or similar agreement by any Person who has made an Acquisition Proposal or such a proposal, inquiry or request; provided, however, that prior to obtaining Stockholder Approval, the Company and its Representatives may take any actions described in clause (ii) of this subsection (b) in respect of a Person that has made an Acquisition Proposal if, but only if, (A) such Person has submitted a written Acquisition Proposal which did not result from a violation by the Company of its obligations under this Section 7.10 and at such time the Company has complied with its obligations under this Section 7.10, and the Company is proceeding in good faith with respect to its obligations under Section 7.2, to the extent applicable, (B) such Person has entered into a confidentiality agreement with the Company on terms that the Company reasonably determines are no less favorable to the Company than the Confidentiality Agreement, (C) such Acquisition Proposal constitutes a Superior Proposal, (D) a majority of the Board has reasonably determined, following consultation with outside counsel which frequently provides advice with respect to the DGCL, that the failure to take such action would result in a failure of the Board to comply with its fiduciary duties imposed by Delaware law, and (E) prior to disclosing or providing any such nonpublic information the Company shall disclose all such information to Merger Sub unless previously provided to Merger Sub. For purposes of this Agreement, a "Superior Proposal" means any written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 100% for purposes of this definition) that a majority of the members of the Board determine in good faith, after consultation with its outside legal counsel and financial advisors (w) provides to the Company's stockholders consideration with a value per share of Common Stock that exceeds the value per share of Common Stock of the consideration provided for in this Agreement (after taking into account any revisions made or proposed by Parent or Merger Sub), (x) would result in a transaction, if consummated, that would be more favorable to the Company's stockholders (taking into account all facts and circumstances, including all legal, financial, regulatory and other aspects of the proposal and the identity of the offeror) than the transactions contemplated hereby, (y) is reasonably likely to be consummated in a timely manner (taking into account all legal, financial, regulatory and other relevant considerations), and (z) is made by a Person or group of Persons who have provided the Company with reasonable evidence that such Person or group has or will have sufficient funds to complete such Acquisition Proposal.

        (c)   The Company shall promptly advise Purchaser, telephonically and in writing, of the Company's receipt of any Acquisition Proposal or any proposal, inquiry or request that the Company determines could reasonably be expected to lead to an Acquisition Proposal. The Company shall promptly provide Purchaser, in writing and in reasonable detail, with the terms and conditions of any such Acquisition Proposal, inquiry or request and the identity of the Person making the same, and copies of any written materials received from such Person. The Company shall update Purchaser and Merger Sub in respect of material changes in the status or content of any discussions or negotiations regarding any Acquisition Proposal, and shall promptly inform Purchaser of any change in any of the price, form of consideration or other meaningful terms of any Acquisition Proposal. Promptly upon determination by the Board that an Acquisition Proposal constitutes a Superior Proposal, the Company shall deliver to Purchaser a written notice (a "Notice of Superior Proposal") advising it that the Board has so determined, specifying in reasonable detail the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal, and providing Purchaser and Merger Sub with copies of all written materials received from such Person and not previously provided.

        (d)   The Board has adopted a resolution recommending the adoption of this Agreement by the Company's stockholders (the "Company Recommendation") and, except as provided in the next sentence, the Board shall not withdraw or modify such Company Recommendation. The Board shall be permitted to (i) withdraw or modify in a manner adverse to Purchaser and Merger Sub (or not to continue to make) its recommendation to its stockholders with respect to a Superior Proposal or (ii) cause the Company to enter into an agreement relating to a Superior Proposal if, but only if, (A) a majority of the Board has reasonably determined, following consultation with outside counsel which frequently provides advice with respect to the DGCL, that the failure to take such action would result in a failure of the Board to comply with its fiduciary duties imposed by Delaware law, (B) the Company has given Purchaser and Merger Sub three business days' prior written notice of its intention to withdraw or modify such recommendation or enter into such Agreement, (C) the Company has complied with its obligations under this Section 7.10, and (D) simultaneously with entering into any such agreement, the Company shall pay Purchaser the Termination Fee in accordance with Section 9.2. Nothing in this Section 7.10 shall prohibit the Company or the Board from taking and disclosing to the stockholders of the Company a position with respect to an Acquisition Proposal by a Third Party to the extent the Company determines to be required under Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act; provided, that unless and until this Agreement is terminated in accordance with Section 9.1 hereof, nothing in this sentence shall affect the obligations of the Company or the rights of Purchaser or Merger Sub under any other provision of this Agreement.

        7.11    Transfer Taxes.    Purchaser and the Company shall cooperate in the preparation, execution and filing of all returns, applications, questionnaires or other documents, regarding any real property transfer, stamp, recording, documentary, gains, sales, use, value added, stock transfer or other taxes and any other fees and similar taxes which become payable in connection with the Merger (collectively, "Transfer Taxes"). From and after the Effective Time, the Surviving Corporation shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Common Stock, all Transfer Taxes.

        7.12    Financing Obligation.    Merger Sub will use its reasonable best efforts to cause the financing contemplated by the Financing Letters, subject to the terms and conditions set forth therein, to be available at the Effective Time; provided, however, that if funds in the amounts set forth in the Bank Commitment Letter or any portion thereof becomes unavailable to Merger Sub on the terms and conditions set forth therein, Purchaser and Merger Sub shall use their reasonable best efforts to obtain the Merger Funds to the extent available on substantially similar terms and conditions as set forth in the Financing Letters, which efforts will include, without limitation, if reasonably required, the investment of up to $20.0 million of equity in addition to the Equity Commitment.

ARTICLE VIII

CONDITIONS

        8.1    Conditions to Each Party's Obligation to Effect the Merger.    The obligations of the Company, Purchaser and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

        (a)   the Stockholder Approval shall have been obtained;

        (b)   any applicable waiting period or required approval under the HSR Act, or any other similar applicable Laws required prior to the completion of the Merger shall have expired or been earlier terminated or received; and

        (c)   no Governmental Entity of competent authority or jurisdiction shall have issued any Laws or taken any other action then in effect, which restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger; provided, however, that the parties hereto shall use their respective reasonable best efforts to have any such Law or other legal restraint vacated.

        8.2    Conditions to Obligations of the Company.    The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

        (a)   (i) Purchaser and Merger Sub shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time, (ii)(A) the representations and warranties of Purchaser and Merger Sub contained in this Agreement that are qualified by reference to materiality or a Purchaser Material Adverse Effect shall be true and correct when made and at and as of the Effective Time, as if made at and as of such time (provided that representations made as of a specific date shall be required to be true and correct as of such date only), (B) the representations and warranties of Purchaser and Merger Sub set forth in Section 6.1, Section 6.2, Section 6.4 and Section 6.7 that are not qualified by Purchaser Material Adverse Effect shall have been true and correct in all material respects when made and at and as of the time of the Effective Time, as if made as of such time (provided that representations made as of a specific date shall be required to be true and correct as of such date only) and (C) all other representations and warranties of Purchaser and Merger Sub shall be true and correct when made and at and as of the Effective Time as if made at and as of such time (provided, that representations made as of a specific date shall be required to be true and correct as of such date only), except where the failure of such representations and warranties to be so true and correct, does not have, and is not reasonably likely to have, a Purchaser Material Adverse Effect and (iii) the Company shall have received a certificate signed by the Chief Executive Officer or President of each of Purchaser and Merger Sub to the foregoing effect;

        (b)   Purchaser shall have obtained or made all consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings identified on Section 8.2(b) of the Purchaser Disclosure Letter; provided, however, that this condition shall be deemed satisfied if the failure of this condition is due to willful breach by the Company of any of its material covenants in this Agreement; and

        (c)   since the date of this Agreement, there shall not have occurred any change, event, occurrence, development or circumstance which, constitutes or could reasonably be expected to result in, a Purchaser Material Adverse Effect.

        8.3    Conditions to Obligations of Purchaser and Merger Sub.    The obligations of Purchaser and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

        (a)   (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii)(A) the representations and warranties of the Company contained in this Agreement that are qualified by reference to materiality, a Company Material Adverse Effect or a Material Adverse Restriction shall be true and correct when made and at and as of the Effective Time, as if made at and as of such time (provided that representations made as of a specific date shall be required to be true and correct as of such date only), (B) the representations and warranties of the Company set forth in Section 5.1(a), Section 5.2 (other than with respect to the non-applicability of any anti-takeover laws or regulations other than Section 203 of the DGCL), Section 5.4(a), Section 5.5, Section 5.10(g) and Section 5.23 that are not qualified by Company Material Adverse Effect shall have been true and correct in all respects (except for de minimis deviations) when made and at and as of the Effective Time, as if made at and as of such time (provided that representations made as of a specific date shall be required to be true and correct as of such date only), (C) the representations and warranties of the Company set forth in Section 5.3(b), Section 5.4(b) , Section 5.6, Section 5.9, Section 5.11, Section 5.19 (except for the last two sentences thereof) and Section 5.20(b) shall have been true and correct in all material respects when made and as of the Effective Time, as if made again at and as of such time, (D) the representations and warranties of the Company set forth in Section 5.10(h) and the last two sentences of Section 5.19 shall have been true and correct when made and as of the Effective Time, as if made again at and as of such time, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not result in, and is not reasonably likely to result in, a Material Adverse Restriction, and (E) all other representations and warranties of the Company shall have been true and correct when made and at and as of the Effective Time as if made at and as of such time

(provided, that representations made as of a specific date shall be required to be true and correct as of such date only), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have, and is not reasonably likely to have, a Company Material Adverse Effect and (iii) Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect;

        (b)   there shall not be pending (i) any action or proceeding by any Governmental Entity before any court or Governmental Entity or (ii) any action or proceeding by any other Person, in any case referred to in clauses (i) and (ii), that has a reasonable likelihood of success seeking to (x) make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or the other transactions contemplated hereby or by the Ancillary Documents or seeking to obtain material damages, (y) restrain or prohibit Purchaser's (including its affiliates) ownership or operation of all or any material portion of the business or assets of the Company (including the Surviving Corporation after the Effective Time) or Subsidiaries or affiliates, or to compel Purchaser or any of its affiliates (including the Surviving Corporation after the Effective Time) to dispose of or hold separate all or any material portion of the business or assets of the Company (including the Surviving Corporation after the Effective Time) or its Subsidiaries, or (z) impose or confirm material limitations on the ability of Purchaser or any of its affiliates (including the Surviving Corporation after the Effective Time) to effectively control the business or operations of the Company (including the Surviving Corporation after the Effective Time) or any of its Subsidiaries or effectively to exercise full rights of ownership of the Common Stock, including, without limitation, the right to vote any Common Stock acquired or owned by Purchaser or any of its affiliates on all matters properly presented to the holders of Common Stock, and no Governmental Entity or arbitrator shall have issued any judgment, order, decree or injunction, and there shall not be any Law, that, in Purchaser's reasonable judgment, is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (x) through (z); provided, however, that Purchaser shall use its reasonable best efforts to have any such judgment, order, decree or injunction vacated;

        (c)   the Company shall have (i) obtained or made all consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings identified on Section 8.3(c) of the Company Disclosure Letter; provided, however, that this condition shall be deemed satisfied if the failure of this condition is due to willful breach by Purchaser or Merger Sub of any of its material covenants in this Agreement and (ii) obtained the termination as of the Closing Date of the Management Consulting Services Agreement, dated as of December 18, 1994, by and among Perry Capital Corp., Perry Principals, L.L.C., Bain Capital, Inc. and Fleet Growth Resources, Inc., without any further payment due by, or liability or obligation of, the Company (including its Subsidiaries and successors) thereunder;

        (d)   the aggregate number of shares of Common Stock at the Effective Time, the holders of which have demanded appraisal of their shares from the Company in accordance with the provisions of Section 262 of the DGCL, shall not equal 10% or more of the Common Stock outstanding as of the record date for the Stockholder Meeting;

        (e)   since the date of this Agreement, there shall not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, constitutes or could reasonably be expected to result in, a Company Material Adverse Effect;

        (f)    the employment and non-competition agreements, as amended, listed on Section 8.3(f) of the Company Disclosure Letter shall be in full force and effect and none of such individuals shall be unable or unwilling, absent a breach or default by the Company of his underlying employment and non-competition agreement, to provide his services in accordance with the terms and conditions of his employment and non-competition agreement (as so amended); provided, however, that the condition set forth in this Section 8.3(f) will be deemed to be waived with respect to all persons listed on

Section 8.3(f) of the Company Disclosure Letter, except Robert L. Norton, who becomes incapable of performing such services due to the death or "Disability" (as that term is defined in the applicable employment agreement) of such individual;

        (g)   at or prior to the Closing, on behalf of holders of Common Stock, the Company shall furnish to Purchaser an affidavit stating, under penalty of perjury, that the Company is not and has not been a United States real property holding corporation at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

        (h)   Mr. Norton and the other executives of the Company listed in Section 8.3(h) of the Company Disclosure Letter (to the extent executives, other than Mr. Norton, elect to invest) (the "Investing Executives") shall have invested at least $4.0 million in the aggregate in any combination of (i) common equity of the Purchaser and (ii) preferred equity of the Purchaser; provided, however, that any such Investing Executive shall not invest in any class of preferred equity of the Purchaser in an amount that exceeds an amount equal to (A) such Investing Executive's aggregate investment in the equity of the Purchaser, multiplied by (B) a fraction equal to the amount of equity invested in such class of preferred equity by Persons other than such Investing Executive divided by the aggregate amount of equity invested in the Purchaser by Persons other than the Investing Executives; and

        (i)    the Financing or any alternate or substitute financing contemplated by Section 7.12 and the retirement of all of the Company's and its Subsidiaries' indebtedness and the release of any related liens shall have been consummated on terms reasonably acceptable to Merger Sub; provided, however, that the terms of the Financing Letters as of the date hereof shall be deemed to be acceptable to Merger Sub; and provided, further, however, that Purchaser and Merger Sub hereby acknowledge that if the parties to the Financing Letters other than LGP are prepared to fully comply with their respective obligations thereunder to enter into and advance $100 million of funds under the Senior Credit Facilities (as defined in the Bank Commitment Letter) and to enter into the revolving credit facility of $50 million contemplated by the Bank Commitment Letter and either (A) purchase $150 million aggregate principal amount of the Securities (as defined in the Bank Commitment Letter) or (B) make the Bridge Loans (as defined in the Bank Commitment Letter) in the aggregate principal amount of $150 million (as contemplated by the Bank Commitment Letter), the condition set forth in this Section 8.3(i) shall be deemed to have been satisfied.

ARTICLE IX

TERMINATION; AMENDMENT; WAIVER

        9.1    Termination.    This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by written notice, whether before or after the Stockholder Approval shall have been obtained:

        (a)   by mutual written agreement of Purchaser and the Company, in each case duly authorized by their respective boards of directors;

        (b)   by either Purchaser or the Company, if:

            (i)  the Merger shall not have been consummated by April 15, 2004 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement has resulted in the failure of the Merger to occur on or before the End Date;

           (ii)  there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or any ruling, judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining the Company or Merger Sub from consummating the Merger is entered and the ruling, judgment, injunction, order or decree shall have become final and nonappealable and, prior to that termination, the parties shall have used reasonable efforts to resist, resolve or lift, as applicable, any Law, ruling, judgment, injunction, order or decree; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the imposition of such ruling, judgment, injunction, order or decree or the failure of such ruling, judgment, injunction, order or decree to be resisted, resolved or lifted, as applicable; or

          (iii)  at the Stockholder Meeting or any adjournment thereof at which this Agreement has been voted upon, the Stockholder Approval shall not have been obtained;

        (c)   by the Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Purchaser or Merger Sub set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Section 8.2(a) not to be satisfied, and such condition shall either be incapable of being satisfied by the End Date or is not cured within ten business days after notice from the party wishing to terminate; provided, however, that the Company shall not also then be in material breach of this Agreement;

        (d)   by Purchaser, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Section 8.3(a) not to be satisfied, and such condition is either incapable of being satisfied by the End Date or is not cured within ten business days after notice from the party wishing to terminate; provided, however, that Purchaser or Merger Sub shall not also then be in material breach of this Agreement;

        (e)   by Purchaser: (i) if the Company shall have breached any of its obligations under Section 7.2 or Section 7.10 of this Agreement; or (ii) if the Board shall (A) amend, withdraw, modify, change, condition or qualify the Company Recommendation in a manner adverse to Merger Sub, (B) approve or recommend to the stockholders of the Company an Acquisition Proposal (other than by Purchaser, Merger Sub or their affiliates), (C) approve or recommend that the stockholders of the Company tender their Common Stock in any tender or exchange offer that is an Acquisition Proposal (other than by Purchaser, Merger Sub or their affiliates), or (D) approve a resolution or agree to do any of the foregoing;

        (f)    by the Company, if and only if: (i) the Company simultaneously enters into a definitive agreement for a Superior Proposal in accordance with, and has otherwise complied with, the terms of Section 7.10 hereof; (ii) the Company has complied with all provisions of Section 7.10, including the notice provisions therein; and (iii) simultaneously with such termination, the Company shall have paid Purchaser the Termination Fee and the Purchaser Termination Expenses (each as defined below) in accordance with Section 9.2. With respect to any termination of this Agreement, the term (A) "Termination Fee" means a cash amount equal to $12.5 million and (B) "Purchaser Termination Expenses" means Purchaser's actual and reasonably documented out-of-pocket expenses and fees (including reasonable attorneys' fees) actually incurred by Purchaser, Merger Sub and their respective affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, which amount shall not be greater than $2.0 million; and

        (g)   by the Company, if the condition set forth in Section 8.3(i) shall have conclusively become forever incapable of fulfillment; provided, however, that the Company shall not also then be in material breach of this Agreement.

        The party desiring to terminate this Agreement pursuant to Sections 9.1(b) through 9.1(g) shall give written notice of such termination to the other party in accordance with Section 10.2; provided, that no such termination by the Company shall be effective unless and until the Company shall have paid the Termination Fee and/or Purchaser Termination Expenses, if any, required to be paid by it pursuant to Section 9.2; provided, further, that no such termination by Purchaser or Merger Sub shall be effective unless and until Purchaser shall have paid any Company Termination Expenses required to be paid by it pursuant to Section 9.2(c). With respect to any termination of this Agreement, the term "Company Termination Expenses" means the Company's actual and reasonably documented out-of-pocket expenses and fees (including reasonable attorneys' fees) actually incurred by the Company and its affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, which amount shall not be greater than $2.0 million.

        9.2     Effect of Termination.

        (a)   In the event of termination of this Agreement by either the Company or Merger Sub as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or Merger Sub or their respective Subsidiaries, officers or directors except (i) with respect to Section 7.4, Section 7.9, this Section 9.2 and Article X and (ii) with respect to any liabilities for damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement or any Ancillary Document; provided, however, that in the event this Agreement is terminated by Purchaser other than as a result of a willful and material breach by the Company and the Termination Fee and Purchaser Termination Expenses are paid pursuant to Section 9.2(b), then Purchaser's right to such payment will be the sole and exclusive remedy of Purchaser and Merger Sub hereunder.

        (b)   Notwithstanding any other provision of this Agreement, the Company and Purchaser agree that: (i) if this Agreement is terminated pursuant to Section 9.1(e) or Section 9.1(f) then the Company shall immediately pay to Purchaser the Termination Fee and Purchaser Termination Expenses; (ii) if this Agreement is terminated pursuant to (A) Section 9.1(b)(i) (provided, that at the time of such termination pursuant to Section 9.1(b)(i), the condition precedent in Section 8.1(b) shall have been satisfied and the reason for the Closing not having previously occurred shall not be the failure to satisfy the condition precedent set forth in Section 8.2 through no fault of the Company) or (B) Section 9.1(b)(iii), then, in the event that, prior to such termination, any Third Party shall have publicly made, proposed, communicated or disclosed an intention to make an Acquisition Proposal, or such Acquisition Proposal becomes publicly known, and within 12 months following such termination the Company enters into a definitive agreement with respect to an Acquisition Proposal, then the Company shall immediately pay to Purchaser the Termination Fee and Purchaser Termination Expenses; and (iii) if (A) this Agreement is terminated pursuant to Section 9.1(d), (B) no Termination Fee has been paid by the Company to Purchaser, and (C) within 12 months following such termination the Company enters into a definitive agreement with respect to an Acquisition Proposal, then, the Company shall immediately pay to Purchaser the Termination Fee and Purchaser Termination Expenses upon the entry into such definitive agreement.

        (c)   Without duplication of any payments made pursuant to Section 9.2(b), in the event that this Agreement is terminated prior to the Effective Time pursuant to Section 9.1(b)(iii) or 9.1(d) or as a consequence of the failure or non-waiver of any of the conditions set forth in Section 8.3(a), 8.3(c) or 8.3(e), then the Company shall pay Purchaser an amount equal to the Purchaser Termination Expenses. In the event that this Agreement is terminated prior to the Effective Time pursuant to Section 9.1(c) or as a consequence of the failure or non-waiver of any of the conditions set forth in Section 8.2(a) or 8.2(c), then Purchaser shall pay the Company an amount equal to the Company Termination Expenses.

        (d)   Notwithstanding anything in this Section 9.2 to the contrary, the Company shall not be required to pay any Termination Fee or Termination Expenses to Purchaser in the event this Agreement is terminated by Purchaser as a result of the condition in Section 8.3(f) or Section 8.3 (h) becoming incapable of being satisfied due to the death or "Disability" (as that term is defined in the applicable employment agreement) of the applicable individuals party to the agreements referenced therein.

ARTICLE X

GENERAL PROVISIONS

        10.1    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

        10.2    Notices.    Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Purchaser or Merger Sub:	If to the Company:
Mercury Man Holdings Corporation 11111 Santa Monica Blvd. Suite 2000 Los Angeles, CA 90025 Facsimile: (310) 954-0404 Attention: John M. Baumer	FTD, Inc. 3113 Woodcreek Drive Chicago, IL 60515 Facsimile: (630) 719-6183 Attention: Robert L. Norton
With a copy to:	With a copy to:
Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Facsimile : (212) 751-4864 Attention : Howard Sobel James P. Beaubien	Jones Day 77 West Wacker Drive Chicago, Illinois 60601 Facsimile: (312) 782-8585 Attention: Timothy J. Melton

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

        10.3    Amendment.    Any provision of this Agreement may be amended or waived prior to the Effective Time, if, and only if, the amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Purchaser and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective.

        10.4    Extension; Waiver.    At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts of such party and (b) waive any inaccuracies in the representations and warranties of such party contained herein or in any document delivered pursuant hereto. No such extension or waiver shall be deemed or construed as a continuing extension or waiver on any occasion other than the one on which such extension or waiver was granted or as an extension or waiver with respect to any provision of this Agreement not expressly identified in such extension or waiver on the same or any other occasion. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        10.5    Assignment; Binding Effect.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 7.6 and Section 7.8, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        10.6    Entire Agreement.    This Agreement, the Confidentiality Agreement, the Company Disclosure Letter, the Purchaser Disclosure Letter, the Exhibits hereto, the Ancillary Documents, the letter, dated the date hereof, between the Company and LGP and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

        10.7    Fees and Expenses.    Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

        10.8    Governing Law.    This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company, Purchaser and Merger Sub hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle and of the United States of America located in the District of Delaware (collectively, the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

        10.9    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        10.10    Headings.    Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        10.11    Interpretation.    In this Agreement (including Exhibit A to this Agreement, the Company Disclosure Letter and the Purchaser Disclosure Letter), unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used in this Agreement, (a) the words "Subsidiary," "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act, (b) "Person" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity, (c) "business day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close, and (d) "knowledge" means the actual knowledge, after due inquiry, of any executive officer of the Company or Purchaser, as the case may be.

        10.12    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this

Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        10.13    Enforcement of Agreement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.

        10.14    Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

        10.15    Obligation of Purchaser.    Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause Merger Sub to take such action.

(Signature Page Follows)

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

MERCURY MAN HOLDINGS CORPORATION
By:	/s/ JOHN BAUMER
	Name:	John Baumer
	Title:	Vice President
NECTAR MERGER CORPORATION
By:	/s/ JOHN BAUMER
	Name:	John Baumer
	Title:	Vice President
FTD, INC.
By:	/s/ ROBERT L. NORTON
	Name:	Robert L. Norton
	Title:	Chief Executive Officer

ANNEX B

PERSONAL AND CONFIDENTIAL

October 5, 2003

Board of Directors
FTD, Inc.
3113 Woodcreek Drive
Downers Grove, IL 60515

Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than holders who are parties to the Exchange Agreement (as defined in the Agreement)) of the outstanding shares of Class A common stock, par value $0.01 per share (the "Class A Shares"), and the outstanding shares of Class B common stock, par value $0.0005 per share (the "Class B Shares"; together with the "Class A Shares", the "Shares"), of FTD, Inc. (the "Company") of the $24.85 per Share in cash to be received by the holders of Shares pursuant to the Agreement and Plan of Merger, dated as of October 5, 2003 (the "Agreement"), among Mercury Man Holdings Corporation ("Buyer"), Nectar Merger Corporation, a wholly owned subsidiary of Buyer, and the Company.

        Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the "Transaction"). We expect to receive fees for our services in connection with the Transaction, the principal portion of which fees are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We also have provided and are currently providing certain investment banking services to the Company and its affiliates, including having acted as financial advisor to Stream International Inc. ("Stream"), an affiliate of Bain Capital, LLC ("Bain Capital"), which owns approximately 16.3% of the Shares, in connection with the sale of Stream in October 2001; as joint bookrunner with respect to a Senior Credit Facility (aggregate principal amount $725,000,000) of Houghton Mifflin Company ("Houghton Mifflin"), an affiliate of Bain Capital, in December 2002; as joint lead manager with respect to a public offering of 8 1/4% Senior Subordinated Notes due February 2011 (aggregate principal amount $600,000,000) and 9 7/8% Senior Subordinated Notes due February 2013 (aggregate principal amount $400,000,000) of Houghton Mifflin in January 2003; and as joint lead manager with respect to a public offering of 9 7/8% Senior Subordinated Notes due December 2007 (aggregate principal amount $125,000,000) of Sealy Corporation, an affiliate of Bain Capital, in January 2003. We also have provided and are currently providing certain investment banking services to affiliates of Buyer, including having acted as sole manager with respect to a public offering of 10 3/4% Senior Subordinated Notes due November 2011 (aggregate principal amount $200,000,000) of Petco Animal Supplies Inc. ("Petco"), an affiliate of Buyer, in October 2001; as joint lead manager with respect to a public offering of 16,000,000 shares of Common Stock of VCA Antech Inc. ("VCA Antech"), an affiliate of Buyer, in November 2001; as sole manager with respect to a public offering of 9 7/8% Senior Subordinated Notes due December 2009 (aggregate principal amount $170,000,000) of VCA Antech in November 2001; and as co-manager with respect to a public offering of 14,500,000 shares of Common Stock of Petco in February 2002. In addition, an affiliate of Goldman, Sachs & Co. holds a minority equity interest in Dollar Financial, Inc., an affiliate of Buyer. We also may provide

B-1

investment banking services to affiliates of the Company and Buyer in the future. In connection with the above-described investment banking services we have received, and may receive, compensation. In addition, Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, financing and brokerage activities for both companies and individuals. In the ordinary course of their trading, investment management, financing and brokerage activities, Goldman, Sachs & Co. and its affiliates may actively trade the debt and equity securities of the Company and affiliates of Buyer (or related derivative securities) for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the two fiscal years ended June 30, 2003; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Class A Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the direct marketing and merchant processing industries specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

        We have relied upon the accuracy and completeness of all of the financial, accounting, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion does not address the relative merits of the Transaction as compared to any alternative business transaction that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Transaction. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction.

        Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the $24.85 per Share in cash to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders (other than holders who are parties to the Exchange Agreement).

B-2

ANNEX C

General Corporation Law Of The State Of Delaware

Section 262. Appraisal Rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a.
    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b.
    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

    c.
    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d.
    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within ten days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

VOTING AGREEMENT

        Voting Agreement (this "Agreement"), dated as of October 5, 2003, by and among MERCURY MAN HOLDINGS CORPORATION, a Delaware corporation ("Parent"), and the stockholder(s) listed on the signature pages hereto (the "Stockholder").

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Nectar Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and FTD, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing, among other things, for the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the "Merger"); and

        WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of that number of shares of Class A common stock, par value $0.01 per share (the "Company Shares"), and Class B common stock, par value $0.0005 per share (the "Class B Shares"), of the Company set forth beside the Stockholder's name on Schedule A hereto; and

        WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition to Merger Sub and Parent entering into the Merger Agreement and incurring the obligations set forth therein, Parent has required that the Stockholder enter into this Agreement and that certain other substantial stockholders of the Company (the "Other Stockholders") enter into substantially similar agreements (the "Other Voting Agreements");

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

        Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

        "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to the Stockholder, "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the avoidance of doubt, however, no officer or director of the Company shall be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as a director or officer of the Company.

        "Alternative Transaction" means (a) any transaction of the type described in clauses (i) through (iv) of the definition of Acquisition Proposal contained in the Merger Agreement other than the transactions contemplated by the Merger Agreement and (b) any other action, agreement or transaction that would result in a breach of any representation, warranty, covenant or other obligation or agreement of the Company contained in the Merger Agreement (or of the Stockholder contained in this Agreement) or that might hinder, delay, impede or frustrate the consummation of the transactions contemplated by the Merger Agreement.

        "Beneficially Owned" or "Beneficial Ownership" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

        "Beneficial Owner" with respect to any securities means a Person that has Beneficial Ownership of such securities.

        "Equity Interest" means with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock or other equity interests (including, without limitation, partnership or membership interests in a partnership or limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person) whether outstanding on the date hereof or issued after the date hereof.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity (as defined in the Merger Agreement).

        "Subject Shares" means, with respect the Stockholder, without duplication, (i) Company Shares and Class B Shares Beneficially Owned by the Stockholder on the date hereof as described on Schedule A hereto, (ii) any additional Company Shares or Class B Shares acquired by the Stockholder or over which it acquires Beneficial Ownership after the date hereof and prior to the Effective Time, (iii) any Equity Interests of any Person that the Stockholder is or becomes entitled to receive by reason of being a holder of any of the Subject Shares, and (iv) any Equity Interests or other property into which any of such Subject Shares shall have been or shall be converted or changed, whether by amendment to the certificate of incorporation of the Company, merger, consolidation, reorganization, reclassification, capital change or otherwise.

        "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

ARTICLE II

COVENANTS OF THE STOCKHOLDER

        2.1    Agreement to Vote.

          (a)   The Stockholder agrees that at any meeting of the stockholders of the Company held prior to the Expiration Date (as defined in Section 5.13), however called, and at every adjournment or postponement thereof prior to the Expiration Date, or in connection with any written consent of, or any other action by, the stockholders of the Company given or solicited prior to the Expiration Date, the Stockholder shall vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (a) in favor of approval of adoption of the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and (b) against any Alternative Transaction.

          (b)   Except as set forth on Schedule A hereto, the Stockholder shall not enter into any agreement or understanding with any Person prior to the Expiration Date directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares.

        2.2    Revocation of Proxies; Cooperation.    The Stockholder agrees as follows:

          (a)   The Stockholder hereby represents and warrants that any proxies heretofore given by the Stockholder in respect of the Subject Shares are not irrevocable and the Stockholder, except as set forth on Schedule A hereto, hereby revokes any and all such prior proxies with respect to such Subject Shares. Prior to the Expiration Date, except as set forth on Schedule A hereto, the Stockholder shall not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.1, deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares.

          (b)   At the Company's expense, the Stockholder will provide information reasonably requested by the Company, Parent or Merger Sub for any regulatory application or filing made or approval sought for, or in connection with, the Merger and the other transactions contemplated by the Merger Agreement.

          (c)   The Stockholder will take all action necessary to (i) in connection with any duly held and called meeting of stockholders of the Company, or any written consent of, or other action by, the stockholders of the Company, prior to the Expiration Date, vote the Subject Shares in accordance with the terms of this Agreement, (ii) assuming the consummation of the Merger in accordance with the terms of the Merger Agreement, permit the Subject Shares to be acquired in the Merger and (iii) prevent creditors in respect of any pledge of such shares from exercising their rights under such pledge in a manner inconsistent with the terms of this Agreement.

        2.3    No Solicitation.    The Stockholder agrees that:

          (a)   The Stockholder shall not, and shall cause its Affiliates and its and their directors, employees, attorneys, accountants, advisors, representatives and agents ("Representatives") not to, directly or indirectly, (i) solicit or initiate or knowingly encourage or take any other action to facilitate the submission of any Acquisition Proposal or any other proposal related to an Alternative Transaction or initiate an Alternative Transaction, (ii) participate or engage in substantive discussions or negotiations with, or disclose or provide any non-public information relating to the Company or its Subsidiaries to, or knowingly facilitate any inquiries by, any Person, that to the actual knowledge of the Stockholder at the relevant time is making any proposal that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal or any Alternative Transaction, (iii) knowingly facilitate the making of any proposal that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal or Alternative Transaction, (iv) approve, endorse, recommend or vote for any Acquisition Proposal or Alternative Transaction, or (v) enter into any agreement or agreement in principle, letter of intent or similar document contemplating or otherwise relating to any Acquisition Proposal or Alternative Transaction.

          (b)   Notwithstanding anything to the contrary contained in this Agreement: (i) the provisions of this Agreement apply solely to the Stockholder when acting in his or its capacity as a stockholder of the Company and not when acting or purporting to act as a representative or an officer or director of the Company (it being understood that the Company has separate and independent obligations to Parent and Merger Sub under Section 7.10 of the Merger Agreement); (ii) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict the Stockholder, any of its Affiliates or any of their respective representatives (A) who is a member of the Board of Directors of the Company from exercising his fiduciary duties to the Company by voting or taking any other action whatsoever in his capacity as a director or (B) who is an officer or employee of the Company from taking any action whatsoever in such capacity; and (iii) no action taken by the Company in compliance with the covenants of the Merger Agreement in respect of any Acquisition Proposal shall serve as the basis of a claim that the Stockholder is in breach of its obligations hereunder notwithstanding the fact that the Stockholder or its representatives have provided advice or assistance to the Company in connection therewith.

        2.4    No Transfer of Subject Shares; Publicity.    The Stockholder agrees that:

          (a)   During the term of this Agreement, the Stockholder shall not (i) except as set forth on Schedule A hereto, subject any of the Subject Shares to, or suffer to exist on any of the Subject Shares, any Encumbrances or (ii) not Transfer or agree to Transfer any of the Subject Shares (other than by operation of the Merger) or grant any proxy or power-of-attorney with respect to any of the Subject shares. The foregoing restrictions will not apply to Transfers to Affiliates of the Stockholder who have executed an instrument, in form and substance reasonably satisfactory to Parent, agreeing to be bound by this Agreement to the same extent as the Stockholder with respect to the Subject Shares to which such Transfer relates; provided, that the Stockholder shall remain liable for any failure by such Affiliate to so perform under this agreement.

          (b)   Unless required by applicable law or in connection with any mandatory regulatory or other filings, neither the Stockholder nor any of its Affiliates or Representatives shall make any press release or public announcement with respect to the business or affairs of the Company, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.

        2.5    No Appraisal.    The Stockholder agrees not to make a written demand for appraisal in respect of the Subject Shares in accordance with Section 262 of the Delaware General Corporation Law in connection with the Merger.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS
OF THE STOCKHOLDER

        The Stockholder represents, warrants and covenants to Merger Sub that:

        3.1    Ownership.    The Stockholder is the Beneficial Owner of the Subject Shares identified on Schedule A hereto and such shares constitute all of the capital stock of the Company Beneficially Owned by the Stockholder. The Stockholder good, valid and marketable title to all of such shares, free and clear of all Encumbrances, liens, claims, options, proxies, voting agreements and security interests and has the sole right to vote and dispose of such Subject Shares and there are no restrictions on rights of disposition or other Encumbrances pertaining to such Subject Shares, in each case except as described on Schedule A. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

        3.2    Authority and Non-Contravention.

          (a)   If the Stockholder is not an individual human being, the Stockholder is duly organized, validly existing and, to the extent applicable under applicable law, in good standing under the Laws of its jurisdiction of organization.

          (b)   Assuming due authorization, execution and delivery of this Agreement by Parent, this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Stockholder has all necessary power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations under this Agreement and no other corporate or similar proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance of this

  Agreement or the consummation of the transactions contemplated hereby. If the Stockholder is a corporation, limited liability company or partnership, such actions have been duly authorized and approved by all necessary corporate, limited liability company or partnership action, as the case may be, of the Stockholder.

          (c)   The Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or obtain any Permit from any Governmental Entity for any of the transactions contemplated hereby, except as may be required by Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

          (d)   Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby does or will (whether with notice or lapse of time or both) (i) in the event the Stockholder is a corporation, limited liability company or partnership, conflict with, result in any violation of or require any consent under any provision of the governing documents of the Stockholder, (ii) conflict with, result in any violation of, require any consent under or constitute a default by the Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which the Stockholder is a party or by which it or any of the Stockholder's assets (including the Subject Shares) are bound, or violate any Permit of any Governmental Entity, or any Law or order to which such Stockholder, or any of its assets (including the Subject Shares), may be subject, or (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned by the Stockholder (including the Subject Shares).

        3.3    Total Shares.    Except as set forth on Schedule A hereto, the Stockholder, except with respect to stock options disclosed pursuant to the Merger Agreement, is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Company Shares or Class B Shares or any securities convertible into or exchangeable or exercisable for Company Shares or Class B Shares.

        3.4    Reliance.    The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution, delivery and performance of this Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT

        4.1    Authority.    Parent represents, warrants and covenants to the Stockholder that, assuming due authorization, execution and delivery of this Agreement by the Stockholder, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Parent has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

        4.2    No Violation.    Neither the execution and delivery by Parent or Merger Sub of this Agreement or the Merger Agreement nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby does or will (a) violate, conflict with or result in any breach of any provision of the respective certificates of incorporation or bylaws of Parent or Merger Sub; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination, cancellation or amendment or in a right of termination, cancellation or amendment of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation or imposition of any Encumbrance upon any of the properties of Parent or Merger Sub; (c) result in there being declared void, voidable or without further binding effect, any Contract to which Parent or Merger Sub is a party, or by which Parent or Merger Sub or any of their respective properties is bound, except for any such breach, default or right with respect to which requisite waivers or consents have been, or prior to the Effective Time will be, obtained or any of the foregoing matters that would not have a Purchaser Material Adverse Effect; (d) other than the Regulatory Filings, require any Consent of any Governmental Entity, the lack of which would reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated hereby; or (e) violate any laws applicable to Parent or Merger Sub or any of their respective assets or properties, except for violations that would not have a Purchaser Material Adverse Effect.

ARTICLE V

GENERAL PROVISIONS

        5.1    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

        5.2    Notices.    All notices, consents, waivers and other communications under this Agreement shall be in writing (including facsimile or similar writing) and shall be given:

          (a)   If to Parent, to:

Leonard Green & Partners, L.P. 11111 Santa Monica Boulevard Suite 2000 Los Angeles, CA 90025
Attention:	John M. Baumer
Tim Flynn
Facsimile No.:	310-954-0404
With a copy (which will not constitute notice) to:
Latham & Watkins LLP 885 Third Avenue New York, NY 10022
Attention:	Howard A. Sobel, Esq.

Facsimile No.:	212-751-4864

          (b)   If to a Stockholder, to such Stockholder's address set forth on Schedule A hereto.

or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery when delivered at the address specified in this Section.

        5.3    Further Actions.    Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions, in each instance, as the requesting party may reasonably require to more effectively carry out the intent of the specific provisions of this Agreement.

        5.4    Entire Agreement and Modification.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitutes (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate.

        5.5    Drafting and Representation.    The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

        5.6    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        5.7    No Third-Party Rights.    The Stockholder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent. Parent may not assign any of its rights or delegate any of its obligations under this Agreement with respect to the Stockholder without the prior written consent of the Stockholder. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of their respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of the Stockholder and the successors and permitted assigns of Parent. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

        5.8    Enforcement of Agreement.    The Stockholder acknowledges and agrees that Parent could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Stockholder could not be adequately compensated by monetary damages. Accordingly, the Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at Law, and (b) in addition to any other right or remedy to which Parent may be entitled, at Law or in equity, Parent will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

        5.9    Waiver.    The rights and remedies of the parties to this agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        5.10    Governing Law.    This Agreement will be governed by and construed under the Laws of the State of Delaware applicable to contracts made and to be performed entirely in such State.

        5.11    Consent to Jurisdiction.    Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, County of New Castle or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 5.2 shall be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        5.12    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

        5.13    Termination.    This Agreement shall terminate upon the earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) the termination of the Merger Agreement in accordance with Section 9.1 thereof, (c) any amendment or other modification of the Merger Agreement that, in each case, materially and adversely affects the stockholders of the Company and to which the Stockholder all of the Other Stockholders have not agreed to in writing or (d) written notice by Parent to the Stockholder of the termination of this Agreement (the earliest of the events described in clauses (a), (b), (c) and (d), the "Expiration Date").

        5.14    Expenses.    Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Nothing in this Agreement shall be deemed to limit the obligations of the Company pursuant to Section 10.2 of the Merger Agreement.

        5.15    Headings; Construction.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference herein to a Section, Article, Paragraph, Clause or Schedule refers to a Section, Article, Paragraph or Clause of or a Schedule to this Agreement, unless otherwise stated, and (e) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day (as defined in the Merger Agreement), then the period shall end on the next day which is a Business Day.

        5.16    Other Voting Agreements.    Parent acknowledges and agrees that, if it enters into, amends, waives, terminates or otherwise modifies any Other Voting Agreement with any Other Stockholder on terms and conditions meaningfully more favorable to such Other Stockholder than the terms and conditions contained in this Agreement, Parent shall, as applicable, promptly advise Stockholder of such fact (and the relevant terms and conditions) and shall offer the Stockholder the opportunity to amend, terminate or otherwise modify this Agreement so that it contains substantially identical terms and conditions and, if requested by the Stockholder, Parent shall, as applicable, enter into such an amendment, termination or other modification to this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MERCURY MAN HOLDINGS CORPORATION
By:	/s/ JOHN BAUMER
Name: John Baumer
Title: Vice President
PERRY ACQUISITION PARTNERS, L.P.
By:	PERRY INVESTORS, L.L.C.,
Its:	General Partner
By:	/s/ RICHARD C. PERRY
Name: Richard C. Perry
Title: Managing Partner
PERRY PARTNERS, L.P.
By:	PERRY CORP.
Its:	Managing General Partner
By:	/s/ RICHARD C. PERRY
Name: Richard C. Perry
Title: President
PERRY PARTNERS INTERNATIONAL, INC.
By:	PERRY CORP.
Its:	Investment Manager
By:	/s/ RICHARD C. PERRY
Name: Richard C. Perry Title: President
PERRY SPECIAL SITUATIONS HOLDINGS, LLC
By:	/s/ RICHARD C. PERRY
Name: Richard C. Perry Title: Managing Member
/s/ RICHARD C. PERRY Richard C. Perry

SCHEDULE A

Name and Address of the Stockholder	Company Shares	Class B Shares	Other Company Securities
Perry Acquisition Partners, L.P. 599 Lexington Avenue New York, NY 10022	7,344,107	—	—
Perry Partners, L.P. 599 Lexington Avenue New York, NY 10022	12,958	122,479	—
Perry Partners International, Inc. 599 Lexington Avenue New York, NY 10022	30,544	247,874	—
Perry Special Situations Holdings, LLC 599 Lexington Avenue New York, NY 10022	—	50,000	—
Richard C. Perry 599 Lexington Avenue New York, NY 10022	69,966	—	—

Schedule A

ANNEX E

VOTING AGREEMENT

        Voting Agreement (this "Agreement"), dated as of October 5, 2003, by and among MERCURY MAN HOLDINGS CORPORATION, a Delaware corporation ("Parent"), and the stockholder(s) listed on the signature pages hereto (the "Stockholder").

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Nectar Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and FTD, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing, among other things, for the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the "Merger"); and

        WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of that number of shares of Class A common stock, par value $0.01 per share (the "Company Shares"), and Class B common stock, par value $0.0005 per share (the "Class B Shares"), of the Company set forth beside the Stockholder's name on Schedule A hereto; and

        WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition to Merger Sub and Parent entering into the Merger Agreement and incurring the obligations set forth therein, Parent has required that the Stockholder enter into this Agreement and that certain other substantial stockholders of the Company (the "Other Stockholders") enter into substantially similar agreements (the "Other Voting Agreements");

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

        Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

        "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to the Stockholder, "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the avoidance of doubt, however, no officer or director of the Company shall be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as a director or officer of the Company.

        "Alternative Transaction" means (a) any transaction of the type described in clauses (i) through (iv) of the definition of Acquisition Proposal contained in the Merger Agreement other than the transactions contemplated by the Merger Agreement and (b) any other action, agreement or transaction that would result in a breach of any representation, warranty, covenant or other obligation or agreement of the Company contained in the Merger Agreement (or of the Stockholder contained in this Agreement) or that might hinder, delay, impede or frustrate the consummation of the transactions contemplated by the Merger Agreement.

        "Beneficially Owned" or "Beneficial Ownership" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act,

disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

        "Beneficial Owner" with respect to any securities means a Person that has Beneficial Ownership of such securities.

        "Equity Interest" means with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock or other equity interests (including, without limitation, partnership or membership interests in a partnership or limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person) whether outstanding on the date hereof or issued after the date hereof.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity (as defined in the Merger Agreement).

        "Subject Shares" means, with respect the Stockholder, without duplication, (i) Company Shares and Class B Shares Beneficially Owned by the Stockholder on the date hereof as described on Schedule A hereto, (ii) any additional Company Shares or Class B Shares acquired by the Stockholder or over which it acquires Beneficial Ownership after the date hereof and prior to the Effective Time, (iii) any Equity Interests of any Person that the Stockholder is or becomes entitled to receive by reason of being a holder of any of the Subject Shares, and (iv) any Equity Interests or other property into which any of such Subject Shares shall have been or shall be converted or changed, whether by amendment to the certificate of incorporation of the Company, merger, consolidation, reorganization, reclassification, capital change or otherwise.

        "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

ARTICLE II

COVENANTS OF THE STOCKHOLDER

        2.1    Agreement to Vote.

        (a)   The Stockholder agrees that at any meeting of the stockholders of the Company held prior to the Expiration Date (as defined in Section 5.13), however called, and at every adjournment or postponement thereof prior to the Expiration Date, or in connection with any written consent of, or any other action by, the stockholders of the Company given or solicited prior to the Expiration Date, the Stockholder shall vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (a) in favor of approval of adoption of the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and (b) against any Alternative Transaction.

        (b)   Except as set forth on Schedule A hereto, the Stockholder shall not enter into any agreement or understanding with any Person prior to the Expiration Date directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares.

        2.2    Revocation of Proxies; Cooperation.    The Stockholder agrees as follows:

        (a)   The Stockholder hereby represents and warrants that any proxies heretofore given by the Stockholder in respect of the Subject Shares are not irrevocable and the Stockholder, except as set forth on Schedule A hereto, hereby revokes any and all such prior proxies with respect to such Subject

Shares. Prior to the Expiration Date, except as set forth on Schedule A hereto, the Stockholder shall not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.1, deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares.

        (b)   At the Company's expense, the Stockholder will provide information reasonably requested by the Company, Parent or Merger Sub for any regulatory application or filing made or approval sought for, or in connection with, the Merger and the other transactions contemplated by the Merger Agreement.

        (c)   The Stockholder will take all action necessary to (i) in connection with any duly held and called meeting of stockholders of the Company, or any written consent of, or other action by, the stockholders of the Company, prior to the Expiration Date, vote the Subject Shares in accordance with the terms of this Agreement, (ii) assuming the consummation of the Merger in accordance with the terms of the Merger Agreement, permit the Subject Shares to be acquired in the Merger and (iii) prevent creditors in respect of any pledge of such shares from exercising their rights under such pledge in a manner inconsistent with the terms of this Agreement.

        2.3    No Solicitation.    The Stockholder agrees that:

        (a)   The Stockholder shall not, and shall cause its Affiliates and its and their directors, employees, attorneys, accountants, advisors, representatives and agents ("Representatives") not to, directly or indirectly, (i) solicit or initiate or knowingly encourage or take any other action to facilitate the submission of any Acquisition Proposal or any other proposal related to an Alternative Transaction or initiate an Alternative Transaction, (ii) participate or engage in substantive discussions or negotiations with, or disclose or provide any non-public information relating to the Company or its Subsidiaries to, or knowingly facilitate any inquiries by, any Person, that to the actual knowledge of the Stockholder at the relevant time is making any proposal that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal or any Alternative Transaction, (iii) knowingly facilitate the making of any proposal that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal or Alternative Transaction, (iv) approve, endorse, recommend or vote for any Acquisition Proposal or Alternative Transaction, or (v) enter into any agreement or agreement in principle, letter of intent or similar document contemplating or otherwise relating to any Acquisition Proposal or Alternative Transaction.

        (b)   Notwithstanding anything to the contrary contained in this Agreement: (i) the provisions of this Agreement apply solely to the Stockholder when acting in his or its capacity as a stockholder of the Company and not when acting or purporting to act as a representative or an officer or director of the Company (it being understood that the Company has separate and independent obligations to Parent and Merger Sub under Section 7.10 of the Merger Agreement); (ii) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict the Stockholder, any of its Affiliates or any of their respective representatives (A) who is a member of the Board of Directors of the Company from exercising his fiduciary duties to the Company by voting or taking any other action whatsoever in his capacity as a director or (B) who is an officer or employee of the Company from taking any action whatsoever in such capacity; and (iii) no action taken by the Company in compliance with the covenants of the Merger Agreement in respect of any Acquisition Proposal shall serve as the basis of a claim that the Stockholder is in breach of its obligations hereunder notwithstanding the fact that the Stockholder or its representatives have provided advice or assistance to the Company in connection therewith.

        2.4    No Transfer of Subject Shares; Publicity.    The Stockholder agrees that:

        (a)   During the term of this Agreement, the Stockholder shall not (i) except as set forth on Schedule A hereto, subject any of the Subject Shares to, or suffer to exist on any of the Subject Shares, any Encumbrances or (ii) not Transfer or agree to Transfer any of the Subject Shares (other than by operation of the Merger) or grant any proxy or power-of-attorney with respect to any of the Subject shares. The foregoing restrictions will not apply to Transfers to Affiliates of the Stockholder who have executed an instrument, in form and substance reasonably satisfactory to Parent, agreeing to be bound by this Agreement to the same extent as the Stockholder with respect to the Subject Shares to which such Transfer relates; provided, that the Stockholder shall remain liable for any failure by such Affiliate to so perform under this agreement.

        (b)   Unless required by applicable law or in connection with any mandatory regulatory or other filings, neither the Stockholder nor any of its Affiliates or Representatives shall make any press release or public announcement with respect to the business or affairs of the Company, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.

        2.5    No Appraisal.    The Stockholder agrees not to make a written demand for appraisal in respect of the Subject Shares in accordance with Section 262 of the Delaware General Corporation Law in connection with the Merger.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF THE STOCKHOLDER

        The Stockholder represents, warrants and covenants to Merger Sub that:

        3.1    Ownership.    The Stockholder is the Beneficial Owner of the Subject Shares identified on Schedule A hereto and such shares constitute all of the capital stock of the Company Beneficially Owned by the Stockholder. The Stockholder good, valid and marketable title to all of such shares, free and clear of all Encumbrances, liens, claims, options, proxies, voting agreements and security interests and has the sole right to vote and dispose of such Subject Shares and there are no restrictions on rights of disposition or other Encumbrances pertaining to such Subject Shares, in each case except as described on Schedule A. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

        3.2    Authority and Non-Contravention.

        (a)   If the Stockholder is not an individual human being, the Stockholder is duly organized, validly existing and, to the extent applicable under applicable law, in good standing under the Laws of its jurisdiction of organization.

        (b)   Assuming due authorization, execution and delivery of this Agreement by Parent, this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Stockholder has all necessary power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations under this Agreement and no other corporate or similar proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. If the Stockholder is a corporation, limited liability company or partnership, such actions have been duly authorized and approved by all necessary corporate, limited liability company or partnership action, as the case may be, of the Stockholder.

        (c)   The Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or obtain any Permit from any Governmental Entity for any of the transactions contemplated hereby, except as may be required by Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

        (d)   Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby does or will (whether with notice or lapse of time or both) (i) in the event the Stockholder is a corporation, limited liability company or partnership, conflict with, result in any violation of or require any consent under any provision of the governing documents of the Stockholder, (ii) conflict with, result in any violation of, require any consent under or constitute a default by the Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which the Stockholder is a party or by which it or any of the Stockholder's assets (including the Subject Shares) are bound, or violate any Permit of any Governmental Entity, or any Law or order to which such Stockholder, or any of its assets (including the Subject Shares), may be subject, or (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned by the Stockholder (including the Subject Shares).

        3.3    Total Shares.    Except as set forth on Schedule A hereto, the Stockholder, except with respect to stock options disclosed pursuant to the Merger Agreement, is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Company Shares or Class B Shares or any securities convertible into or exchangeable or exercisable for Company Shares or Class B Shares.

        3.4    Reliance.    The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution, delivery and performance of this Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT

        4.1    Authority.    Parent represents, warrants and covenants to the Stockholder that, assuming due authorization, execution and delivery of this Agreement by the Stockholder, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Parent has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

        4.2    No Violation.    Neither the execution and delivery by Parent or Merger Sub of this Agreement or the Merger Agreement nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby does or will (a) violate, conflict with or result in any breach of any provision of the respective certificates of incorporation or bylaws of Parent or Merger Sub; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination, cancellation or amendment or in a right of termination, cancellation or amendment of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation or imposition of any Encumbrance upon any of the properties of Parent or Merger Sub; (c) result in there being declared void, voidable or without further binding effect, any Contract to which Parent or Merger Sub is a party, or by which Parent or Merger Sub or any of their respective properties is bound, except for any such breach, default or right with respect to which requisite waivers or consents have been, or prior to the Effective Time will be, obtained or any of the foregoing matters that would not have a Purchaser Material Adverse Effect; (d) other than the Regulatory Filings, require any Consent of any Governmental Entity, the lack of which would reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated hereby; or (e) violate any laws applicable to Parent or Merger Sub or any of their respective assets or properties, except for violations that would not have a Purchaser Material Adverse Effect.

ARTICLE V

GENERAL PROVISIONS

        5.1    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

        5.2    Notices.    All notices, consents, waivers and other communications under this Agreement shall be in writing (including facsimile or similar writing) and shall be given:

  (a)
  If to Parent, to:

  Leonard Green & Partners, L.P.
  11111 Santa Monica Boulevard
  Suite 2000
  Los Angeles, CA 90025
  Attention: John M. Baumer
                    Tim Flynn
  Facsimile No.: 310-954-0404

  With a copy (which will not constitute notice) to:

  Latham & Watkins LLP
  885 Third Avenue
  New York, NY 10022
  Attention: Howard A. Sobel, Esq.
  Facsimile No.: 212-751-4864

  (b)
  If to a Stockholder, to such Stockholder's address set forth on Schedule A hereto.

or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery when delivered at the address specified in this Section.

        5.3    Further Actions.    Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions, in each instance, as the requesting party may reasonably require to more effectively carry out the intent of the specific provisions of this Agreement.

        5.4    Entire Agreement and Modification.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitutes (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate.

        5.5    Drafting and Representation.    The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

        5.6    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        5.7    No Third-Party Rights.    The Stockholder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent. Parent may not assign any of its rights or delegate any of its obligations under this Agreement with respect to the Stockholder without the prior written consent of the Stockholder. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of their respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of the Stockholder and the successors and permitted assigns of Parent. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

        5.8    Enforcement of Agreement.    The Stockholder acknowledges and agrees that Parent could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Stockholder could not be adequately compensated by monetary damages. Accordingly, the Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at Law, and (b) in addition to any other right or remedy to which Parent may be entitled, at Law or in equity, Parent will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

        5.9    Waiver.    The rights and remedies of the parties to this agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        5.10    Governing Law.    This Agreement will be governed by and construed under the Laws of the State of Delaware applicable to contracts made and to be performed entirely in such State.

        5.11    Consent to Jurisdiction.    Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, County of New Castle or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 5.2 shall be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        5.12    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

        5.13    Termination.    This Agreement shall terminate upon the earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) the termination of the Merger Agreement in accordance with Section 9.1 thereof, (c) any amendment or other modification of the Merger Agreement that, in each case, materially and adversely affects the stockholders of the Company and to which the Stockholder all of the Other Stockholders have not agreed to in writing or (d) written notice by Parent to the Stockholder of the termination of this Agreement (the earliest of the events described in clauses (a), (b), (c) and (d), the "Expiration Date").

        5.14    Expenses.    Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Nothing in this Agreement shall be deemed to limit the obligations of the Company pursuant to Section 10.2 of the Merger Agreement.

        5.15    Headings; Construction.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference herein to a Section, Article, Paragraph, Clause or Schedule refers to a Section, Article, Paragraph or Clause of or a Schedule to this Agreement, unless otherwise stated, and (e) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day (as defined in the Merger Agreement), then the period shall end on the next day which is a Business Day.

        5.16    Other Voting Agreements.    Parent acknowledges and agrees that, if it enters into, amends, waives, terminates or otherwise modifies any Other Voting Agreement with any Other Stockholder on terms and conditions meaningfully more favorable to such Other Stockholder than the terms and conditions contained in this Agreement, Parent shall, as applicable, promptly advise Stockholder of such fact (and the relevant terms and conditions) and shall offer the Stockholder the opportunity to amend, terminate or otherwise modify this Agreement so that it contains substantially identical terms and conditions and, if requested by the Stockholder, Parent shall, as applicable, enter into such an amendment, termination or other modification to this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MERCURY MAN HOLDINGS CORPORATION
By:	/s/ JOHN BAUMER
	Name:	John Baumer
	Title:	Vice President
BAIN CAPITAL FUND IV, L.P. BAIN CAPITAL FUND IV-B, L.P.
By:	BAIN CAPITAL PARTNERS IV, L.P.
Their:	General Partner
By:	BAIN CAPITAL INVESTORS, L.L.C.
Its:	General Partner
By:	/s/ MICHAEL GOSS
	Name:	Michael Goss
	Title:	Managing Director
INFORMATION PARTNERS CAPITAL FUND, L.P.
By:	INFORMATION PARTNERS
Its:	General Partner
By:	BAIN CAPITAL PARTNERS IV, L.P.
Its:	General Partner
By:	BAIN CAPITAL INVESTORS, L.L.C.
Its:	General Partner
By:	/s/ MICHAEL GOSS
	Name:	Michael Goss
	Title:	Managing Director
BCIP ASSOCIATES BCIP TRUST ASSOCIATES, L.P.
By:	/s/ MICHAEL GOSS
	Name:	Michael Goss
	Title:	Authorized Person

SCHEDULE A

Name and Address of the Stockholder	Company Shares	Class B Shares	Other Company Securities
Information Partners Capital Fund, L.P. 111 Huntington Avenue Boston, MA 02199	885,226	—	—
Bain Capital Fund IV, L.P. 111 Huntington Avenue Boston, MA 02199	718,896	—	—
Bain Capital Fund IV-B, L.P. 111 Huntington Avenue Boston, MA 02199	822,708	—	—
BCIP Associates 111 Huntington Avenue Boston, MA 02199	160,836	—	—
BCIP Trust Associates, L.P. 111 Huntington Avenue Boston, MA 02199	91,950	—	—

Schedule A

ANNEX F

VOTING AGREEMENT

        Voting Agreement (this "Agreement"), dated as of October 5, 2003, by and among MERCURY MAN HOLDINGS CORPORATION, a Delaware corporation ("Parent"), and the stockholder(s) listed on the signature pages hereto (the "Stockholder").

        WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Nectar Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and FTD, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing, among other things, for the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the "Merger"); and

        WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of that number of shares of Class A common stock, par value $0.01 per share (the "Company Shares"), and Class B common stock, par value $0.0005 per share (the "Class B Shares"), of the Company set forth beside the Stockholder's name on Schedule A hereto; and

        WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition to Merger Sub and Parent entering into the Merger Agreement and incurring the obligations set forth therein, Parent has required that the Stockholder enter into this Agreement and that certain other substantial stockholders of the Company (the "Other Stockholders") enter into substantially similar agreements (the "Other Voting Agreements");

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

        Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

        "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to the Stockholder, "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the avoidance of doubt, however, no officer or director of the Company shall be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as a director or officer of the Company.

        "Alternative Transaction" means (a) any transaction of the type described in clauses (i) through (iv) of the definition of Acquisition Proposal contained in the Merger Agreement other than the transactions contemplated by the Merger Agreement and (b) any other action, agreement or transaction that would result in a breach of any representation, warranty, covenant or other obligation or agreement of the Company contained in the Merger Agreement (or of the Stockholder contained in this Agreement) or that might hinder, delay, impede or frustrate the consummation of the transactions contemplated by the Merger Agreement.

        "Beneficially Owned" or "Beneficial Ownership" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act,

disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

        "Beneficial Owner" with respect to any securities means a Person that has Beneficial Ownership of such securities.

        "Equity Interest" means with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock or other equity interests (including, without limitation, partnership or membership interests in a partnership or limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person) whether outstanding on the date hereof or issued after the date hereof.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity (as defined in the Merger Agreement).

        "Subject Shares" means, with respect the Stockholder, without duplication, (i) Company Shares and Class B Shares Beneficially Owned by the Stockholder on the date hereof as described on Schedule A hereto, (ii) any additional Company Shares or Class B Shares acquired by the Stockholder or over which it acquires Beneficial Ownership after the date hereof and prior to the Effective Time, (iii) any Equity Interests of any Person that the Stockholder is or becomes entitled to receive by reason of being a holder of any of the Subject Shares, and (iv) any Equity Interests or other property into which any of such Subject Shares shall have been or shall be converted or changed, whether by amendment to the certificate of incorporation of the Company, merger, consolidation, reorganization, reclassification, capital change or otherwise.

        "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

ARTICLE II

COVENANTS OF THE STOCKHOLDER

        2.1    Agreement to Vote.

        (a)   The Stockholder agrees that at any meeting of the stockholders of the Company held prior to the Expiration Date (as defined in Section 5.13), however called, and at every adjournment or postponement thereof prior to the Expiration Date, or in connection with any written consent of, or any other action by, the stockholders of the Company given or solicited prior to the Expiration Date, the Stockholder shall vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (a) in favor of approval of adoption of the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and (b) against any Alternative Transaction.

        (b)   Except as set forth on Schedule A hereto, the Stockholder shall not enter into any agreement or understanding with any Person prior to the Expiration Date directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares.

        2.2    Revocation of Proxies; Cooperation.    The Stockholder agrees as follows:

        (a)   The Stockholder hereby represents and warrants that any proxies heretofore given by the Stockholder in respect of the Subject Shares are not irrevocable and the Stockholder, except as set forth on Schedule A hereto, hereby revokes any and all such prior proxies with respect to such Subject

Shares. Prior to the Expiration Date, except as set forth on Schedule A hereto, the Stockholder shall not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.1, deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares.

        (b)   At the Company's expense, the Stockholder will provide information reasonably requested by the Company, Parent or Merger Sub for any regulatory application or filing made or approval sought for, or in connection with, the Merger and the other transactions contemplated by the Merger Agreement.

        (c)   The Stockholder will take all action necessary to (i) in connection with any duly held and called meeting of stockholders of the Company, or any written consent of, or other action by, the stockholders of the Company, prior to the Expiration Date, vote the Subject Shares in accordance with the terms of this Agreement, (ii) assuming the consummation of the Merger in accordance with the terms of the Merger Agreement, permit the Subject Shares to be acquired in the Merger and (iii) prevent creditors in respect of any pledge of such shares from exercising their rights under such pledge in a manner inconsistent with the terms of this Agreement.

        2.3    No Solicitation.    The Stockholder agrees that:

        (a)   The Stockholder shall not, and shall cause its Affiliates and its and their directors, employees, attorneys, accountants, advisors, representatives and agents ("Representatives") not to, directly or indirectly, (i) solicit or initiate or knowingly encourage or take any other action to facilitate the submission of any Acquisition Proposal or any other proposal related to an Alternative Transaction or initiate an Alternative Transaction, (ii) participate or engage in substantive discussions or negotiations with, or disclose or provide any non-public information relating to the Company or its Subsidiaries to, or knowingly facilitate any inquiries by, any Person, that to the actual knowledge of the Stockholder at the relevant time is making any proposal that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal or any Alternative Transaction, (iii) knowingly facilitate the making of any proposal that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal or Alternative Transaction, (iv) approve, endorse, recommend or vote for any Acquisition Proposal or Alternative Transaction, or (v) enter into any agreement or agreement in principle, letter of intent or similar document contemplating or otherwise relating to any Acquisition Proposal or Alternative Transaction.

        (b)   Notwithstanding anything to the contrary contained in this Agreement: (i) the provisions of this Agreement apply solely to the Stockholder when acting in his or its capacity as a stockholder of the Company and not when acting or purporting to act as a representative or an officer or director of the Company (it being understood that the Company has separate and independent obligations to Parent and Merger Sub under Section 7.10 of the Merger Agreement); (ii) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict the Stockholder, any of its Affiliates or any of their respective representatives (A) who is a member of the Board of Directors of the Company from exercising his fiduciary duties to the Company by voting or taking any other action whatsoever in his capacity as a director or (B) who is an officer or employee of the Company from taking any action whatsoever in such capacity; and (iii) no action taken by the Company in compliance with the covenants of the Merger Agreement in respect of any Acquisition Proposal shall serve as the basis of a claim that the Stockholder is in breach of its obligations hereunder notwithstanding the fact that the Stockholder or its representatives have provided advice or assistance to the Company in connection therewith.

        2.4    No Transfer of Subject Shares; Publicity.    The Stockholder agrees that:

        (a)   During the term of this Agreement, the Stockholder shall not (i) except as set forth on Schedule A hereto, subject any of the Subject Shares to, or suffer to exist on any of the Subject Shares, any Encumbrances or (ii) not Transfer or agree to Transfer any of the Subject Shares (other than by operation of the Merger) or grant any proxy or power-of-attorney with respect to any of the Subject shares. The foregoing restrictions will not apply to Transfers to Affiliates of the Stockholder who have executed an instrument, in form and substance reasonably satisfactory to Parent, agreeing to be bound by this Agreement to the same extent as the Stockholder with respect to the Subject Shares to which such Transfer relates; provided, that the Stockholder shall remain liable for any failure by such Affiliate to so perform under this agreement.

        (b)   Unless required by applicable law or in connection with any mandatory regulatory or other filings, neither the Stockholder nor any of its Affiliates or Representatives shall make any press release or public announcement with respect to the business or affairs of the Company, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.

        2.5    No Appraisal.    The Stockholder agrees not to make a written demand for appraisal in respect of the Subject Shares in accordance with Section 262 of the Delaware General Corporation Law in connection with the Merger.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF THE STOCKHOLDER

        The Stockholder represents, warrants and covenants to Merger Sub that:

        3.1    Ownership.    The Stockholder is the Beneficial Owner of the Subject Shares identified on Schedule A hereto and such shares constitute all of the capital stock of the Company Beneficially Owned by the Stockholder. The Stockholder good, valid and marketable title to all of such shares, free and clear of all Encumbrances, liens, claims, options, proxies, voting agreements and security interests and has the sole right to vote and dispose of such Subject Shares and there are no restrictions on rights of disposition or other Encumbrances pertaining to such Subject Shares, in each case except as described on Schedule A. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

        3.2    Authority and Non-Contravention.

        (a)   If the Stockholder is not an individual human being, the Stockholder is duly organized, validly existing and, to the extent applicable under applicable law, in good standing under the Laws of its jurisdiction of organization.

        (b)   Assuming due authorization, execution and delivery of this Agreement by Parent, this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Stockholder has all necessary power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations under this Agreement and no other corporate or similar proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. If the Stockholder is a corporation, limited liability company or partnership, such actions have been duly authorized and approved by all necessary corporate, limited liability company or partnership action, as the case may be, of the Stockholder.

        (c)   The Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or obtain any Permit from any Governmental Entity for any of the transactions contemplated hereby, except as may be required by Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

        (d)   Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby does or will (whether with notice or lapse of time or both) (i) in the event the Stockholder is a corporation, limited liability company or partnership, conflict with, result in any violation of or require any consent under any provision of the governing documents of the Stockholder, (ii) conflict with, result in any violation of, require any consent under or constitute a default by the Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which the Stockholder is a party or by which it or any of the Stockholder's assets (including the Subject Shares) are bound, or violate any Permit of any Governmental Entity, or any Law or order to which such Stockholder, or any of its assets (including the Subject Shares), may be subject, or (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned by the Stockholder (including the Subject Shares).

        3.3    Total Shares.    Except as set forth on Schedule A hereto, the Stockholder, except with respect to stock options disclosed pursuant to the Merger Agreement, is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Company Shares or Class B Shares or any securities convertible into or exchangeable or exercisable for Company Shares or Class B Shares.

        3.4    Reliance.    The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution, delivery and performance of this Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT

        4.1    Authority.    Parent represents, warrants and covenants to the Stockholder that, assuming due authorization, execution and delivery of this Agreement by the Stockholder, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Parent has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

        4.2    No Violation.    Neither the execution and delivery by Parent or Merger Sub of this Agreement or the Merger Agreement nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby does or will (a) violate, conflict with or result in any breach of any provision of the respective certificates of incorporation or bylaws of Parent or Merger Sub; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination, cancellation or amendment or in a right of termination, cancellation or amendment of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation or imposition of any Encumbrance upon any of the properties of Parent or Merger Sub; (c) result in there being declared void, voidable or without further binding effect, any Contract to which Parent or Merger Sub is a party, or by which Parent or Merger Sub or any of their respective properties is bound, except for any such breach, default or right with respect to which requisite waivers or consents have been, or prior to the Effective Time will be, obtained or any of the foregoing matters that would not have a Purchaser Material Adverse Effect; (d) other than the Regulatory Filings, require any Consent of any Governmental Entity, the lack of which would reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated hereby; or (e) violate any laws applicable to Parent or Merger Sub or any of their respective assets or properties, except for violations that would not have a Purchaser Material Adverse Effect.

ARTICLE V

GENERAL PROVISIONS

        5.1    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

        5.2    Notices.    All notices, consents, waivers and other communications under this Agreement shall be in writing (including facsimile or similar writing) and shall be given:

  (a)
  If to Parent, to:

  Leonard Green & Partners, L.P.
  11111 Santa Monica Boulevard
  Suite 2000
  Los Angeles, CA 90025
  Attention: John M. Baumer
                    Tim Flynn
  Facsimile No.: 310-954-0404

  With a copy (which will not constitute notice) to:

  Latham & Watkins LLP
  885 Third Avenue
  New York, NY 10022
  Attention: Howard A. Sobel, Esq.
  Facsimile No.: 212-751-4864

  (b)
  If to a Stockholder, to such Stockholder's address set forth on Schedule A hereto.

or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery when delivered at the address specified in this Section.

        5.3    Further Actions.    Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions, in each instance, as the requesting party may reasonably require to more effectively carry out the intent of the specific provisions of this Agreement.

        5.4    Entire Agreement and Modification.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitutes (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate.

        5.5    Drafting and Representation.    The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

        5.6    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        5.7    No Third-Party Rights.    The Stockholder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Parent. Parent may not assign any of its rights or delegate any of its obligations under this Agreement with respect to the Stockholder without the prior written consent of the Stockholder. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of their respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of the Stockholder and the successors and permitted assigns of Parent. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

        5.8    Enforcement of Agreement.    The Stockholder acknowledges and agrees that Parent could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Stockholder could not be adequately compensated by monetary damages. Accordingly, the Stockholder agrees that, (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at Law, and (b) in addition to any other right or remedy to which Parent may be entitled, at Law or in equity, Parent will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

        5.9    Waiver.    The rights and remedies of the parties to this agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        5.10    Governing Law.    This Agreement will be governed by and construed under the Laws of the State of Delaware applicable to contracts made and to be performed entirely in such State.

        5.11    Consent to Jurisdiction.    Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, County of New Castle or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 5.2 shall be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        5.12    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

        5.13    Termination.    This Agreement shall terminate upon the earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) the termination of the Merger Agreement in accordance with Section 9.1 thereof, (c) any amendment or other modification of the Merger Agreement that, in each case, materially and adversely affects the stockholders of the Company and to which the Stockholder all of the Other Stockholders have not agreed to in writing or (d) written notice by Parent to the Stockholder of the termination of this Agreement (the earliest of the events described in clauses (a), (b), (c) and (d), the "Expiration Date").

        5.14    Expenses.    Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Nothing in this Agreement shall be deemed to limit the obligations of the Company pursuant to Section 10.2 of the Merger Agreement.

        5.15    Headings; Construction.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference herein to a Section, Article, Paragraph, Clause or Schedule refers to a Section, Article, Paragraph or Clause of or a Schedule to this Agreement, unless otherwise stated, and (e) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day (as defined in the Merger Agreement), then the period shall end on the next day which is a Business Day.

        5.16    Other Voting Agreements.    Parent acknowledges and agrees that, if it enters into, amends, waives, terminates or otherwise modifies any Other Voting Agreement with any Other Stockholder on terms and conditions meaningfully more favorable to such Other Stockholder than the terms and conditions contained in this Agreement, Parent shall, as applicable, promptly advise Stockholder of such fact (and the relevant terms and conditions) and shall offer the Stockholder the opportunity to amend, terminate or otherwise modify this Agreement so that it contains substantially identical terms and conditions and, if requested by the Stockholder, Parent shall, as applicable, enter into such an amendment, termination or other modification to this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MERCURY MAN HOLDINGS CORPORATION
By:	/s/ JOHN BAUMER
	Name:	John Baumer
	Title:	Vice President
SILVERADO V CORP. For itself and as General Partner of Fleet Equity Partners VII, L.P.
By:	/s/ HABIB Y. GORGI
	Name:	Habib Y. Gorgi
	Title:	President & Secretary
SILVERADO II CORP. For itself and as General Partner of Silverado II, L.P., as General Partner of Chisholm Partners II, L.P.
By:	/s/ HABIB Y. GORGI
	Name:	Habib Y. Gorgi
	Title:	President
FLEETBOSTON FINANCIAL FOUNDATION
By:	FLEET NATIONAL BANK, TRUSTEE
By:	/s/ HABIB Y. GORGI
	Name:	Habib Y. Gorgi
	Title:	Power of Attorney dated 9/27/03

SCHEDULE A

Stockholder	Company Shares	Class B Shares	Total
FleetBoston Financial Foundation*	272,878	338,470	611,348
Fleet Equity Partners VII, L.P.*	116,948	145,058	262,006
Chisholm Partners II, L.P.*	173,506	215,222	388,728

	563,332	698,750	1,262,082

*
Under that certain agreement dated June 30, 2000, by and among certain entities controlled by Nautic Partners, LLC (formerly Navis Partners), FleetBoston Financial Corporation ("FBC") and certain subsidiaries of FBC which had made prior to the date of such agreement certain investments on behalf of FBC, record and economic ownership of shares of the Company is held by the entities named above, while (i) investment and voting authority of shares of the Company held by Chisholm Partners II, L.P. ("C2LP") resides with Silverado II Corp. ("S2C"), the general partner of Silverado II, L.P., the general partner of C2LP; (ii) investment and voting authority of shares of the Company held by FleetBoston Financial Foundation resides with S2C; and (iii) investment and voting authority of shares of the Company held by Fleet Equity Partners VII, L.P., resides with Silverado V Corp. The Stockholders' rights and obligations under that agreement (and related proxies and powers of attorney given in relation to that agreement) are not affected hereby and the Stockholders will take no action with respect to that agreement to terminate or modify its arrangements with respect to the voting and control arrangements therein.

Schedule A

Proxy—FTD

Special Meeting of Stockholders
3113 Woodcreek Drive
Downers Grove, Illinois 60515

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FTD, INC.

        The undersigned stockholder acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement and hereby appoints Robert L. Norton and Carrie A. Wolfe, and each of them, each with full power of substitution, the proxies and attorneys-in-fact of the undersigned to attend the Special Meeting of Stockholders of FTD, Inc. (the "Company") to be held on February 23, 2004 at 9:00 a.m., local time, at our principal executive offices, located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, and at any adjournments or adjournments thereof, with the same force and affect as the undersigned might or could do if personally present.

        The shares represented hereby will be voted FOR proposal 1 if this proxy card does not contain voting instructions or is not marked AGAINST or ABSTAIN.

***YOU CAN VOTE BY TELEPHONE OR INTERNET! AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK***
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
TO VOTE BY TELEPHONE (within the U.S. and Canada only)		TO VOTE BY INTERNET
•	Call toll free 1-886-266-6795 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE for this call.	•	Go to the following web site: (WWW.COMPUTERSHARE.COM/US/PROXY).
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
If you vote by telephone or the Internet, DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Central Time, on February 22, 2004. THANK YOU FOR VOTING
CONTROL NUMBER

(Continued and To Be Dated and Signed On The Other Side)

Special Meeting Proxy Card

	☐	Mark this box with an X if you have made changes to your name or address details above.

        A.    Proposals                           PLEASE SEE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR the Agreement and Plan of Merger.

	For	Against	Abstain
1—A proposal to adopt the Agreement and Plan of Merger, dated as of October 5, 2003, by and among Mercury Man Holdings Corporation, Nectar Merger Corporation and FTD, Inc., as the merger agreement may be further amended from time to time.	☐	☐	☐

2—As recommended by the Board of Directors, or in the absence of such recommendation in their own discretion, any other matters that are properly brought before the special meeting or any adjournments or postponements of the special meeting.

        B.    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please Keep signatures within the box	Signature 2—Please Keep signatures within the box	Date (mm/dd/yyyy)

QuickLinks

QUESTIONS AND ANSWERS
TABLE OF CONTENTS
SUMMARY TERM SHEET
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SPECIAL FACTORS
FTD, Inc. Financial Projections Summary
FTD, Inc. Effects of Going Private Transaction As of and for the three-month period ended September 30, 2003
THE SPECIAL MEETING
THE MERGER
Sources and Uses of Funds $ in millions (all figures are approximate)
THE MERGER AGREEMENT
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS
OTHER MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES
OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
RECITALS
ARTICLE I THE MERGER
ARTICLE II CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION
ARTICLE III DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION
ARTICLE IV EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND THE COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY
General Corporation Law Of The State Of Delaware
  ANNEX D
VOTING AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II COVENANTS OF THE STOCKHOLDER
ARTICLE III REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF THE STOCKHOLDER
ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT
ARTICLE V GENERAL PROVISIONS
SCHEDULE A
  ANNEX E
VOTING AGREEMENT
SCHEDULE A
  ANNEX F
VOTING AGREEMENT
SCHEDULE A